Exhibit 10.8 THE FIFTH THIRD BANCORP MASTER RETIREMENT PLAN (as amended and restated effective as of January 1, 2015)

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

(as amended and restated effective as of January 1, 2015)

Table of Contents

Articles

1.	Introduction and Purpose

2.	Definitions

3.	Eligibility and Participation

4.	Accrual of Retirement Benefits

5.	Vesting

6.	Participant’s Entitlement to Benefits

7.	Form of Payment to Participant

8.	Pre-Retirement Death Benefits

9.	Limitations on Benefits

10.	Contingent Restrictions on Benefits

11.	Funding

12.	Administration

13.	Amendment and Termination

14.	Top-Heavy Rules

15.	Miscellaneous

ARTICLE 1

INTRODUCTION AND PURPOSE

1.1        Amendment and Restatement.  Fifth Third Bank hereby amends and restates The Fifth Third Bancorp Master Retirement Plan in its entirety, effective as of January 1, 2015, provided however, such other effective dates as are specified in the Plan for other particular provisions, shall be applicable.

1.2        Purposes of the Plan.  The purposes of the Plan are to provide retirement and other benefits for Participants and their respective Beneficiaries. Except as otherwise provided by Sections 11.2 and 13.2, and by law, the assets of the Plan shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan, and it shall be impossible for any part of the assets or income of the Plan to be used for, or diverted to, purposes other than such exclusive purposes.

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ARTICLE 2

DEFINITIONS

As used in the Plan, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

2.1        “Accrued Benefit” means the amount determined under Section 4.2.

2.2        “Actuarial Equivalent” means an alternative benefit or payment which has a one-sum value equivalent to the one-sum value of the benefit or payment which it replaces, computed on the basis of the following actuarial assumptions:

(a)        For purposes of determining the Actuarial Equivalent of an alternative benefit or payment other than a lump sum:

Interest:	7%

Mortality:	1971 Group Annuity Mortality Table as it applies to female lives

(b)        Effective for benefits with a Benefit Commencement Date (or other date as of which benefits under the Plan are to be paid) of January 1, 2008 or later, and subject to (c) below, the Actuarial Equivalent lump sum shall be determined using whichever of the following results in the greater lump sum:

(1)        the Pension Benefit Guaranty Corporation’s lump sum interest rate for private-sector payments as of the first day of the Plan Year which contains the Benefit Commencement Date (or other date as of which benefits under the Plan are to be paid), and the mortality table specified in (a) above.

(2)        (A)        the applicable mortality table prescribed by the Secretary of the Treasury under section 417(e)(3)(B) of the Code. Such table shall be based on the mortality table (described in section 430(h)(3)(A) of the Code without regard to (C) or (D) of such section), modified as appropriate by the Secretary of the Treasury; and

            (B)         the “Applicable Interest Rate” determined for the first calendar month preceding the Plan Year in which the Benefit Commencement Date (or other date as of which benefits under the Plan are to be paid) falls. For this purpose, “Applicable Interest Rate” means the adjusted first, second and third segment rates as referred to and as determined in accordance with section 417(e)(3)(C) and (D) of the Code.

(c)        In the case of a Participant who retires or is retired on or after his attainment of Early Retirement Age, for Benefit Commencement Dates of any January 1, February 1 or March 1, the Actuarial Equivalent lump sum shall be the greatest of the lump sum determined under (b) above or determined using whichever of the following results in the greater lump sum:

(1)        the Pension Benefit Guaranty Corporation’s lump sum interest rate for private-sector payments as of the first day of the Plan Year preceding the Plan Year which contains said January 1, February 1 or March 1, and the mortality table specified in (a) above.

(2)        the “Applicable Interest Rate” as defined in (b)(2)(B) above determined for the first calendar month preceding the Plan Year that immediately precedes the Plan Year in which such January 1, February 1 or March 1 falls (e.g., for a Benefit Commencement Date of January 1, 2002, the Applicable Interest Rate for December 2000) and the mortality table specified in (b)(2)(A) above.

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2.3        “Administrator” or “Plan Administrator” means the Fifth Third Bank Pension, Profit Sharing and Medical Plan Committee. Members of said Committee shall be appointed by and serve at the pleasure of the President and Chief Executive Officer of Fifth Third Bank. A reference to the Plan Administrator includes, where applicable, its delegate.

2.4        “Affiliate” means each of the following for such period of time as is applicable under section 414 of the Code:

 (a)        a corporation which, together with an Employer, is a member of a controlled group of corporations within the meaning of section 414(b) of the Code (as modified by section 415(h) thereof for the purposes of Article 9) and the applicable regulations thereunder;

 (b)        a trade or business (whether or not incorporated) with which an Employer is under common control within the meaning of section 414(c) of the Code (as modified by section 415(h) thereof for the purposes of Article 9) and the applicable regulations thereunder;

 (c)        an organization which, together with an Employer, is a member of an affiliated service group (as defined in section 414(m) of the Code); and

 (d)        any other entity required to be aggregated with an Employer under section 414(o) of the Code.

2.5        “Average Monthly Earnings,” as of any point in time, means the average, on a monthly basis, of a Participant’s Earnings for the highest 5 consecutive Plan Years out of the 10 Plan Years beginning before the current Plan Year. If, as of a particular date, a Participant’s entire period of service is less than 5 consecutive Plan Years out of such period, then the Participant’s Average Monthly Earnings means the average, on a monthly basis, of a Participant’s Earnings for his entire period of service for the Employer.

2.6        “Beneficiary” means the person or persons entitled to receive the distributions, if any, payable under the Plan upon or after a Participant’s death, to such person or persons as such Participant’s Beneficiary. Each Participant may designate a Beneficiary by filing the proper form with the Administrator. A designation shall be effective upon said filing, provided that it is so filed during such Participant’s lifetime. With respect to certain optional forms of benefit under Section 7.3 or an Appendix, a Participant may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary and may change his Beneficiary designation from time to time; provided however, the spousal consent rules of Section 7.2(c)(4) must be satisfied.

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2.7         “Benefit Commencement Date” means the date as of which a benefit commences, as determined under the applicable provision of Article 6 or any applicable Appendix.

2.8         “Board” or “Board of Directors” means the Board of Directors of Fifth Third Bank.

2.9         (a)        “Break in Service” means:

 (1)        before January 1, 1985, one or more consecutive Plan Years during one or more days of the first of which a person is not an Employee and in each of which he does not complete more than 500 Hours of Service; and

 (2)        after December 31, 1984, six or more consecutive Plan Years during one or more days of the first of which a person is not an Employee and in each of which he does not complete more than 500 Hours of Service; provided however, if as of December 31, 1984, service was not required to be taken into account under the provisions of section 410(a) or 411(a) of the Code, then this paragraph (2) shall not cause such service to be taken into account.

              (b)         (1)        Solely for purposes of determining whether a Break in Service has occurred in a computation period, an individual who incurs an absence from work, beginning after December 31, 1984, for maternity or paternity reasons (as defined in (2) below) shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours of Service cannot be determined, 8 Hours of Service per day of such absence, and such Hours of Service shall be credited to the computation period in which the absence begins if such crediting would prevent a Break in Service in that computation period or, in any other case, to the following computation period.

 (2)        For purposes of (1) above, an absence for maternity or paternity reasons means an absence:

 (A)        by reason of the pregnancy of the individual;

 (B)        by reason of the birth of a child of the individual;

 (C)        by reason of the placement of a child with the individual in connection with the adoption of such child by the individual; or

 (D)        for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.10        “Code” means the Internal Revenue Code of 1986, as amended at the particular time applicable. A reference to a section of the Code shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.11        “Earliest Retirement Age” means the earliest date on which a Participant could elect to receive retirement benefits under the Plan.

2.12        “Early Retirement Age” means age 55 and at least 5 Vesting Years.

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2.13        “Earnings” means the Participant’s base pay during the Plan Year, subject to the Earnings Limit; provided that for any Participant whose termination of employment with an Employer is on or after September 1, 1996, Earnings shall include variable compensation, but not overtime.

2.14        (a)      “Earnings Limit” means the following:

 (1)        For any Plan Year beginning on or after January 1, 1989 and before January 1, 1994, a Participant’s Earnings taken into account for such Plan Year shall not exceed $200,000, as adjusted by the Secretary of Treasury under section 415(d) of the Code.

 (2)        For any Plan Year beginning on or after January 1, 1994, a Participant’s Earnings taken into account for such Plan Year shall not exceed $150,000, as adjusted in accordance with section 401(a)(17)(B) of the Code.

              (b)       With respect to a Participant whose Accrued Benefit on or after January 1, 1994 is based upon Earnings for any Plan Year beginning prior to January 1, 1994 that is in excess of the adjusted $150,000 limitation in paragraph (a)(2) above, his Accrued Benefit shall not be less than the greater of:

 (1)        his Accrued Benefit determined as of December 31, 1993;

 (2)        his Accrued Benefit determined by applying the adjusted $150,000 limitation to all Plan Years taken into account for benefit accrual purposes; or

 (3)        the sum of:

 (A)        his Accrued Benefit determined as of December 31, 1993; and

 (B)        his Accrued Benefit determined by applying the adjusted $150,000 limitation only to Plan Years taken into account for benefit accrual purposes beginning on and after January 1, 1994.

  (c)       Effective for Plan Years beginning after December 31, 1996, the family aggregation rules previously in effect for this purpose no longer apply.

  (d)       If a Participant’s Earnings for the entire Plan Year are not taken into account, then the Earnings Limit for such Plan Year shall be multiplied by the fraction of the Plan Year for which his Earnings are taken into account.

  (e)       The Earnings Limit shall be inapplicable to the extent provided in IRS Notice 88-131 (or other IRS pronouncements).

  (f)       EGTRRA Modification.

 (1)       Affected Participants.     This Section 2.14(f) shall apply solely to a Participant who, as of January 1, 2002, is a Grandfathered Employee, as defined in Section 3.3(b) of the Plan (who, therefore, is actively employed as an Employee and has not previously

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received a distribution from the Plan). In no event shall this Section 2.14(f) apply to a Participant whose benefits are determined under the Old Kent Plan Document, as referred to in Appendix XXII of the Old Plan. In no event shall this Section 2.14(f) have any applicability in determining any Predecessor Plan Benefit.

(2)        Increase in Limit.   For Participants to whom this Section 2.14(f) applies, the annual limitation on Earnings taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000.

(3)        Cost-of-Living Adjustment.    The $200,000 limit in (2) above shall be adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.

(4)        Compensation Limit for Prior Determination Periods.    In determining benefit accruals in Plan Years beginning after December 31, 2001 for Participants to whom this Section 2.14(f) applies, the annual limitation in (2) above shall also apply to Plan Years beginning before January 1, 2002.

2.15         “Effective Date” means January 1, 2015.

2.16         “Employee” means an individual who is employed by an Employer and who is considered by the Employer in its sole and absolute discretion to be an Employee for purposes of the Plan. An individual who performs services for the Employer as an independent contractor, leased employee, employee of a temporary agency or in any other capacity other than as an employee of an Employer shall not be considered an Employee for purposes of the Plan. A determination that an individual is an employee of the Employer for other purposes such as employment tax purposes, shall have no bearing whatsoever on the determination of whether the individual is an Employee under the Plan if the Employer does not consider the individual to be its Employee for purposes of the Plan. As provided in an applicable Appendix, certain individuals may be excluded from the term “Employee.”

2.17        “Employer” means Fifth Third Bank and each other subsidiary (direct or indirect) of Fifth Third Bancorp except for any such subsidiary excluded under the terms of the Plan (including an Appendix). An entity shall not be considered an Employer either before or after the time it is a subsidiary (direct or indirect) of Fifth Third Bancorp.

2.18        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended at the particular time applicable. A reference to a section of ERISA shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.19        “Five-Percent Owner” means any person who owns (or is considered as owning within the meaning of sections 318 and 416 of the Code) more than 5 percent of the outstanding stock of an Employer or stock possessing more than 5 percent of the total combined voting power of all stock of an Employer.

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2.20      (a)        “Hour of Service” means each of the following, determined from records of hours worked and hours for which payment is made or due, provided that the same hour shall not be counted more than once:

(1)        each hour for which an individual is paid, or entitled to payment, for work for an Employer, which hours shall be credited to such individual for the computation period or periods in which the duties are performed;

(2)        each hour for which an individual is paid, or entitled to payment, by an Employer on account of a period of time during which no work is performed (irrespective of whether his employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but excluding any payments which solely reimburse him for medical or medically related expenses and excluding any payments made or due under a plan maintained solely for the purposes of complying with applicable worker’s compensation or unemployment compensation or disability insurance laws; provided however, no more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and provided further that Hours of Service under this paragraph shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

(3)        each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer; provided however, that the same Hours of Service shall not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3); and provided further, that Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein and shall be calculated pursuant to the regulations referred to therein; and provided further, that these Hours of Service shall be credited to such individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made;

(4)        each regularly scheduled hour of work for which an employee would have been compensated during Military Service if his employment status immediately prior thereto had continued; and

(5)        each regularly scheduled hour of work for which an employee would have been compensated during a Leave of Absence if his employment status immediately prior thereto had continued; provided that such Hours of Service shall be counted only for purposes of determining whether there has been a Break in Service.

(b)        Anything in the Plan to the contrary notwithstanding, in determining an employee’s service, he shall be entitled to such credit, if any, as is required by federal law.

2.21      “Leave of Absence” means the period of time while an individual is on an Employer approved leave of absence, without being paid by an Employer, up to a maximum of 2 years, provided he returns to the employment of an Employer on or before the end of such leave of absence and provided further that all such leaves shall be granted on a uniform, nondiscriminatory and consistently followed basis for persons in similar circumstances.

2.22      “Military Service” means, with respect to a person employed immediately prior thereto by an Employer, the period of time that he spends in the Armed Forces of the United States, or

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its equivalent recognized pursuant to federal law, provided he returns to the service of an Employer within such period, if any, as is then provided by law for the protection of his reemployment rights, and provided he has not been employed elsewhere before returning to work for an Employer.

2.23        “Normal Retirement Age” means, except as otherwise provided in an applicable Appendix, the date on which a Participant has both reached age 65 and completed 5 Vesting Years; provided however, effective as of January 1, 1988, with respect to Participants with an Hour of Service on or after January 1, 1988, a Participant’s Normal Retirement Age shall in no event be later than the later of the time a Participant attains age 65 or the 5th anniversary of the time the Participant commenced participation in the Plan (or any Predecessor Plan).

2.24        “Normal Retirement Benefit” has the meaning determined under Section 4.1.

2.25        “Normal Retirement Date” means the first day of the month coinciding with or next following a Participant’s attainment of Normal Retirement Age.

2.26        “Old Plan” means The Fifth Third Bancorp Master Retirement Plan as it existed prior to the Effective Date.

2.27        “Participant” means an Employee who has become a Participant as provided under Article 3 and also means a former Employee who is entitled to a benefit under the Plan. As provided in Section 3.1, an Employee whose Employment Commencement Date is after December 31, 1997 shall not become a Participant in the Plan. As provided in an applicable Appendix, certain individuals may become Participants with respect to a Predecessor Plan Benefit.

2.28        “Plan” means The Fifth Third Bancorp Master Retirement Plan as set forth in this document, including all Appendices, and, if amended at any time, then as so amended.

2.29        “Plan Assets” means the assets of the Plan at the particular time applicable.

2.30        “Plan Year” means the calendar year.

2.31        “Postponed Retirement Benefit” has the meaning determined under Section 4.3.

2.32        “Predecessor Plan” means a plan identified as such in an Appendix to this Plan.

2.33        “Predecessor Plan Benefit” means an amount determined under an applicable Appendix and included in a Participant’s Accrued Benefit under Section 4.2.

2.34        “Social Security Covered Compensation” means, as of any particular date, the average (without indexing), determined on a monthly basis, of the Taxable Wage Base for each of the 35 calendar years ending with the year the Participant attains (or will attain) social security retirement age (as defined in section 415(b)(8) of the Code); provided that in determining such average as of a particular Plan Year, it shall be assumed that the Taxable Wage Base in effect at the beginning of that Plan Year will remain the same for all future years. A Participant’s Social Security Covered Compensation for a Plan Year beginning before the 35-year period described

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above is the Taxable Wage Base in effect at the beginning of that Plan Year. A Participant’s Social Security Covered Compensation for a Plan Year beginning after the 35-year period described above is the Participant’s Social Security Covered Compensation for the Plan Year in which the 35-year period ends.

2.35      “Surviving Spouse” means a Participant’s surviving spouse (who, in the case of the Qualified Joint and Survivor Annuity, is the spouse to whom the Participant was married on his Benefit Commencement Date) except to the extent that a former spouse is treated as such, for purposes of the Plan, under a qualified domestic relations order as described in section 414(p) of the Code. Effective beginning June 26, 2013, spouse means the person to whom the Participant is legally married for Federal tax purposes. For purposes of clarity, effective beginning June 26, 2013, a person is legally married for Federal tax purposes if legally married under the laws of the state in which the marriage was entered into, even if such marriage is not recognized under the laws of the state in which the Participant is domiciled.

2.36      “Taxable Wage Base” means the contribution and benefit base under section 230 of the Social Security Act.

2.37      “Trust” means the Fifth Third Retirement Trust as established under a separate trust agreement.

2.38      “Trustee” means the Trustee under the Trust.

2.39      (a)        “Vesting Years” means, subject to (b) below, the sum of the following:

(1)        each Plan Year for which an individual is credited with at least 1000 Hours of Service as an employee of Fifth Third Bank or any Affiliate with respect to Fifth Third Bank;

(2)        each Plan Year, not included in (1) above, for which an individual is credited with at least 1000 Hours of Service for an Employer or an Affiliate, beginning with the Plan Year in which such Employer adopts the Plan; and

(3)        a Participant’s years of service not included in (1) or (2) above but taken into account for vesting purposes under a Predecessor Plan.

              (b)        To the extent included in (a) above, the following years of service shall be disregarded for vesting purposes:

(1)        years prior to a Break in Service if, at the time of incurring such Break in Service, the individual did not have any nonforfeitable right to an Employer-derived benefit and if the Break in Service equals or exceeds his Vesting Years before such Break, provided that such Vesting Years before such Break shall be deemed not to include any of such individual’s Vesting Years not taken into account hereunder by reason of any prior Breaks in Service incurred by him;

(2)        years before January 1, 1971, unless such individual has had at least 3 Vesting Years after December 31, 1970; and

(3)        years before the Effective Date, if such service would have been disregarded under the rules of the Old Plan relating to breaks in service or failure to complete a required period of service within a specified period of time (whether or not such rules are so designated in the Old Plan) as such rules were in effect on the applicable date prior to the Effective Date.

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2.40        “Years of Credited Service” mean a Participant’s Years of Fifth Third Service as an Employee.

2.41        “Years of Fifth Third Service” mean Vesting Years, as an employee of Fifth Third Bank or any Affiliate taken into account under Section 2.39(a)(1) and not disregarded under Section 2.39(b).

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ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1        Eligibility and Participation.  An Employee whose Employment Commencement Date is after December 31, 1997 shall not become a Participant in the Plan. As provided in an applicable Appendix, an individual may become a Participant with respect to a Predecessor Plan Benefit. A person who was a Participant in the Old Plan immediately before the Effective Date shall be a Participant in the Plan on the Effective Date.

3.2        Definitions.   For purposes of this Article 3, the following terms, when capitalized, shall have the following meanings:

(a)         “Employment Commencement Date” means, with respect to an individual, the date on which he first performs an Hour of Eligibility Service.

(b)         “Hour of Eligibility Service” means an hour for which an individual is paid, or entitled to payment, for work for the Employer or an Affiliate.

3.3        Partial Freezing of Plan.

(a)         Partial Freeze.     Notwithstanding any provision of the Plan to the contrary, effective November 15, 1998, no further benefits shall accrue for any Participant who is not a Grandfathered Employee (as defined in (b) below). The Accrued Benefit, Normal Retirement Benefit or Postponed Retirement Benefit, as the case may be, for a Participant who is not a Grandfathered Employee (as defined in (b) below) shall be determined as of November 15, 1998 as if the Participant terminated employment on November 15, 1998, and such benefit shall not increase after November 15, 1998.

(b)         Grandfathered Employee.  “Grandfathered Employee” means a Participant who, as of December 31, 1998, meets all of the following:

(1)        he was an Employee; and

(2)        he was at least 50 years old; and

(3)        he had credit for at least 15 Vesting Years.

A Grandfathered Employee whose employment terminates shall cease to be a Grandfathered Employee at that time and no further benefits shall accrue thereafter for such individual regardless of whether he is reemployed by an Employer.

(c)        Freeze for Highly Compensated Employees.   Notwithstanding any provision of the Plan to the contrary, effective February 29, 2008, no further benefits shall accrue for any Grandfathered Employee (as defined in (b) above) who is a Highly Compensated Employee (as defined in (d) below). The Accrued Benefit, Normal Retirement Benefit or Postponed Retirement Benefit, as the case may be, for a Grandfathered Employee who is a Highly Compensated Employee shall be determined as of February 29, 2008 as if the Participant terminated employment on February 29, 2008, and such benefit shall not increase after February 29, 2008.

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A Grandfathered Employee who is not a Highly Compensated Employee on February 29, 2008, shall not accrue any further benefits if he becomes a Highly Compensated Employee. Such a Participant shall accrue no benefit for the first Plan Year for which he is a Highly Compensated Employee or any subsequent Plan Year. In the case of such a Grandfathered Employee who later becomes a Highly Compensated Employee, the Accrued Benefit, Normal Retirement Benefit or Postponed Retirement Benefit, as the case may be, shall be determined as of the last day of the Plan Year immediately prior to the Plan Year for which he becomes a Highly Compensated Employee as if the Participant terminated employment on that day and such benefit shall not increase after that day.

(d)        (1)   “Highly Compensated Employee” with respect to a Plan Year, means, as determined under section 414(q) of the Code and the Treasury Regulations thereunder, an individual who, at any time during the Plan Year is an Employee, and who:

(A)        during the Plan Year or the preceding twelve month period, was at any time a Five-Percent Owner; or

(B)        received Compensation (as defined in Section 9.2(c)) from the Employer in excess of $115,000 (as adjusted pursuant to section 414(q)(l) of the Code) during the twelve month period preceding the Plan Year, and, if the Employer so elects, was in the group consisting of the top 20 percent of Employees when ranked on the basis of Compensation (as defined in Section 9.2(c)) paid during such preceding twelve month period.

(2)        The determination of Highly Compensated Employees shall be made in accordance with the following:

(A)        For purposes of determining the number of Employees under (1)(B), the Employees described in section 414(q)(5) of the Code shall be disregarded.

(B)        The Employer shall be treated as including any other entities required to be aggregated under section 414 of the Code.

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ARTICLE 4

ACCRUAL OF RETIREMENT BENEFITS

4.1        Normal Retirement Benefit.  A Participant’s “Normal Retirement Benefit” shall be his Accrued Benefit determined as of the earlier of his Normal Retirement Age or the termination of his employment as an Employee but shall not be less than the highest periodic benefit, payable in the same form but adjusted in accordance with applicable Treasury regulations for any Social Security increase, which he would have received if he had retired early under Section 6.2.

4.2        Accrued Benefit.

(a)        Formula.   A Participant’s “Accrued Benefit”, at any particular time, shall be a monthly benefit, commencing at his Normal Retirement Date and payable in the form provided in Section 7.1, equal to:

(1)        his Predecessor Plan Benefit, if any, under any applicable Appendix, plus

(2)        his Retirement Plan Benefit under Section 4.2(b).

(b)        Retirement Plan Benefit.  A Participant’s “Retirement Plan Benefit” shall be equal to:

(1)        30.5% of his Average Monthly Earnings minus 11.1% of his Average Monthly Earnings (up to his Social Security Covered Compensation); times

(2)        l/30th for each Year of Credited Service, not to exceed 30, with which he has been credited, or, if his employment as an Employee terminates prior to age 60, with which he would have been credited if he had remained an Employee until age 60; times

(3)        a fraction, not exceeding 1, the numerator of which is his actual number of Years of Fifth Third Service, not counting any such Years after age 60, and the denominator of which is the number of Years of Fifth Third Service that he would have had if he had remained employed as an Employee until he reached age 60; provided that the fraction shall be 1 for any Employee who is employed as an Employee upon or after attainment of age 60.

(c)        Transitional Rules.

(1)        Pre-1989 Accrued Benefit.     In the case of a Highly Compensated Employee (as defined in the Old Plan without regard to the change in the Code’s definition of such term), a Participant’s Accrued Benefit, Normal Retirement Benefit or Postponed Retirement Benefit, as the case may be, shall in no event be less than it was as of December 31, 1988.

(2)        IRS Notice 88-131.   The Accrued Benefit, Normal Retirement Benefit or Postponed Retirement Benefit, as the case may be, of a Participant other than a Highly Compensated Employee (as defined above) shall in no event be less than it would have been as of May 1, 1991 had the benefit formula in effect prior to January 1, 1989 remained in effect through May 1, 1991.

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4.3        Postponed Retirement Benefit.  If a Participant who has credit for at least one Hour of Service on or after January 1, 1988 retires or is retired after his Normal Retirement Date, then his “Postponed Retirement Benefit” shall be a monthly benefit, commencing at his Benefit Commencement Date and payable in the form provided in Section 7.1, determined under the same formula prescribed under Section 4.2 (including Years of Credited Service after Normal Retirement Date but excluding Years of Credited Service in excess of 30).

4.4        Effect of Cash-Out Distributions.

(a)        Disregard of Service.

(1)        Total Distribution.    If a Participant terminates service and receives a distribution of the present value of his entire nonforfeitable benefit, then, his forfeitable interest shall be forfeited immediately, and in computing the Participant’s Accrued Benefit, his service prior to such distribution shall be disregarded. If the portion of the distribution which is attributable to the present value of his Accrued Benefit is in excess of $1,000 ($5,000 for Benefit Commencement Dates of August 1, 2015 or later), then the preceding sentence shall apply only if the Participant voluntarily elects to receive the distribution.

(2)        Partial Distribution.    If a Participant terminates service and receives a distribution (which he voluntarily elected to receive) of less than the present value of his entire nonforfeitable benefit, then, a portion of his forfeitable interest shall be forfeited immediately and in computing the Participant’s Accrued Benefit, a portion of his service prior to such distribution shall be disregarded; such portion shall be the amount thereof, multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the present value of his total nonforfeitable benefit immediately prior to such distribution.

(b)        Restoration.  The portion of a Participant’s interest which is forfeited and service which is disregarded because of a distribution to him under (a) above shall be restored to his credit upon repayment to the Plan by the Participant of the full amount of such distribution, provided:

(1)        such distribution was less than the present value of his Accrued Benefit;

(2)        he resumes employment covered under the Plan;

(3)        he pays, to the Plan, interest on the full amount of such distribution, computed on the amount of such distribution from the date of such distribution to the date of repayment, compounded annually from the date of distribution, at the rate determined under section 411(c)(2)(C) of the Code as in effect on the date of repayment; and

(4)        effective as of January 1, 1985, such repayment is made not later than:

(A)        the Participant’s incurrence of a Break in Service or

(B)        the end of the five-year period beginning with the Participant’s resumption of employment covered by the Plan.

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(c)        Determination of Present Value.  For purposes of this Section, present value shall be determined as of the date of distribution using the interest rate determined under Section 411(a)(11)(B) of the Code.

(d)        Special Rule.  A Participant who has no vested interest in his Accrued Benefit and who terminates service, shall be treated for purposes of this section as if he had received a distribution of the present value of his entire vested benefit as of the date of his termination of service. Such a Participant who resumes employment with an Employer before he incurs a Break in Service shall be treated as if he had repaid to the Plan the full amount of that distribution as of the date of his resumption of employment.

4.5        No Duplication of Benefits Under the Plan.  Anything contained in the Plan to the contrary notwithstanding, if a Plan benefit is payable with respect to a Participant who has previously received a Plan benefit then such subsequent benefit shall be adjusted to prevent duplication of benefits for the same period of service.

4.6        Effect of Plan Amendments on Computation of Benefits.     Except as otherwise specifically provided, no amendment which relates to the amount of benefits under the Plan and which becomes effective after any termination of a Participant’s status as an Employee shall apply with respect to that part of any benefit under the Plan which is computed with respect to his service prior to such termination.

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ARTICLE 5

VESTING

5.1        Vesting At Normal Retirement Age.  Upon and after a Participant’s attainment of Normal Retirement Age, if he is then in the service of an Employer or an Affiliate, he shall have a nonforfeitable right to his Normal Retirement Benefit, or his Postponed Retirement Benefit, whichever is applicable.

5.2        Vesting in Accrued Benefit Prior to Normal Retirement Age.

(a)        Vesting Schedule.  Except as otherwise provided in the Plan, a Participant who has credit for an Hour of Service on or after the Effective Date shall have a nonforfeitable right to a percentage of his Accrued Benefit on the basis of the number of Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage

Less than 5	0%

5 or more	100%

(b)        Vested Percentage Under the Old Plan.  Notwithstanding (a) above, a Participant shall have a nonforfeitable right to a percentage of his Accrued Benefit that is no less than the vested percentage in his benefit derived from Employer contributions computed under the Old Plan on the date immediately prior to the later of the effective date of this restatement of the Plan or the date on which this restatement of the Plan is adopted.

5.3        Forfeiture on Account of Death.  Anything in the foregoing to the contrary notwithstanding, except as otherwise provided in Articles 7 and 8, a Participant’s benefits shall be forfeited if the Participant dies.

5.4        Vesting Upon Termination or Partial Termination of the Plan. Anything in the foregoing to the contrary notwithstanding, upon the termination or partial termination of the Plan, the rights of all affected Employees to benefits accrued to the date of such termination or partial termination, to the extent funded as of such date, shall be nonforfeitable.

5.5        Limitation on Recourse.  In the event of a complete or partial termination of the Plan, a Participant or beneficiary shall not have any recourse towards satisfaction of his nonforfeitable benefits from other than the Plan Assets or the Pension Benefit Guaranty Corporation.

5.6        Unclaimed Benefits.     Anything in the Plan to the contrary notwithstanding, if a Participant or other person entitled to a benefit (including a benefit being paid or payable under the Old Plan) has not been found within 5 years after such payment becomes due, then such benefit shall be forfeited. However, if such Participant or other person is thereafter located, then such benefit shall be restored retroactively no later than 60 days after the date on which such Participant or other person is located, and shall be in the same amount as was payable at the time such benefit became due without any adjustment for the time between the date such benefit became due and such restoration.

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ARTICLE 6

PARTICIPANT’S ENTITLEMENT TO BENEFITS

6.1        Normal Retirement.

(a)        If a Participant retires on his Normal Retirement Date, then he shall be entitled, as of his Benefit Commencement Date, to his Normal Retirement Benefit; provided, however, if his Benefit Commencement Date is later than his Normal Retirement Date, he shall be entitled, as of his Benefit Commencement Date, to his Normal Retirement Benefit, actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month that his Benefit Commencement Date follows his Normal Retirement Date.

(b)        The “Benefit Commencement Date” of a Participant whose retirement occurs under (a) above shall be his Normal Retirement Date or such later date (which must be the first day of a month) as he shall elect but in no event later than the Latest Commencement Date (as defined in Section 7.4(c)(1)).

6.2        Early Retirement.

(a)        If a Participant retires or is retired on or after his attainment of Early Retirement Age but before his Normal Retirement Date, then, he shall be entitled, as of his Benefit Commencement Date, to his Accrued Benefit determined as of the termination of his employment as an Employee, reduced 1/2 of one percent for each month (if any) by which his Benefit Commencement Date precedes the date on which he reaches age 60; provided however, if his Benefit Commencement Date is later than his Normal Retirement Date, he shall be entitled, as of his Benefit Commencement Date, to his Accrued Benefit, which Accrued Benefit shall be determined as of the termination of his employment as an Employee, actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month by which his Benefit Commencement Date follows his Normal Retirement Date.

(b)        The “Benefit Commencement Date” of a Participant whose retirement occurs under (a) above shall be his Normal Retirement Date or such earlier date (which may be the first day of any month coinciding with or following his retirement) as he shall elect, or such later date (which must be the first day of a month) as he shall elect but in no event later than the Latest Commencement Date (as defined in Section 7.4(c)(1)).

6.3        Postponed Retirement.

(a)        General.   If a Participant’s employment terminates after his Normal Retirement Date, then he shall be entitled as of his Benefit Commencement Date, to his Postponed Retirement Benefit; provided, however, if his Benefit Commencement Date is later than his Postponed Retirement Date (defined in (b) below), he shall be entitled as of his Benefit Commencement Date, to his Postponed Retirement Benefit, increased in accordance with the following:

(1)        if the Participant’s Postponed Retirement Date is not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2, his Postponed Retirement Benefit shall be actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month his Benefit Commencement Date follows his Postponed Retirement Date; or

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(2)        if the Participant’s Postponed Retirement Date is later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2, his Postponed Retirement Benefit shall be increased as follows:

(A)       Benefit Commencement Date in Same Calendar Year.    If the Participant’s Benefit Commencement Date is in the same calendar year as such April 1 (of the calendar year following the calendar year in which he attains age 70-1/2), his Postponed Retirement Benefit shall be increased to an amount equal to:

(I)        his Postponed Retirement Benefit determined as of April 1 of the calendar year following the calendar year in which he attained age 70-1/2, actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month his Benefit Commencement Date follows such April 1; or

(II)      if the Participant is a Grandfathered Employee, the greater of (A)(I) above or his Postponed Retirement Benefit determined as of his Postponed Retirement Date, actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month his Benefit Commencement Date follows such Postponed Retirement Date.

(B)       Benefit Commencement Date for Non-Grandfathered Employee. If the Participant is not a Grandfathered Employee, his Postponed Retirement Benefit shall be increased in the same manner as provided in (A)(1) above.

(C)       Grandfathered Employee’s Benefit Commencement Date in Later Calendar Year.    If the Participant is a Grandfathered Employee and if his Benefit Commencement Date is in a calendar year later than the calendar year in which such April 1 (of the calendar year following the calendar year in which he attains age 70-1/2), falls, then his Postponed Retirement Benefit shall be increased as follows:

(I)        his Postponed Retirement Benefit determined as of such April 1 (of the calendar year following the calendar year in which he attains age 70-1/2) shall be actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) to the end of the Plan Year in which such April 1 falls; and the Participant’s Postponed Retirement Benefit (as of the end of such Plan Year) will be deemed to be the greater of such amount or his Postponed Retirement Benefit (as otherwise determined under the Plan without regard to this subparagraph (I));

(II)      thereafter, such adjusted Postponed Retirement Benefit shall be determined as of the end of each subsequent Plan Year ending before the Plan Year in which such a Participant’s Benefit Commencement Date falls in the same manner as provided in (I) above; and

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(III)      such a Participant’s Postponed Retirement Benefit as of his Benefit Commencement Date shall be whichever of the following results in the greater benefit:

(i)        his Postponed Retirement Benefit determined as of the end of the immediately preceding Plan Year (as determined under (I) and (II) above) actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month his Benefit Commencement Date follows such December 31, or

(ii)       the Postponed Retirement Benefit (as otherwise determined under the Plan without regard to subparagraphs (I) and (II) above) determined as of his Postponed Retirement Date, actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month his Benefit Commencement Date follows such Postponed Retirement Date.

(b)        Benefit Commencement Date. The “Postponed Retirement Date” of a Participant whose termination of employment occurs under (a) above shall, subject to the notification and other requirements of Labor Regulation §2530.203-3, be the first day of the month coinciding with or next following the termination of his section 203(a)(3)(B) service as defined in such Regulation. The “Benefit Commencement Date” of a Participant whose termination of employment occurs under (a) above shall be his Postponed Retirement Date or such later date (which must be the first day of a month) as he shall elect but in no event later than the Latest Commencement Date (as defined in Section 7.4(c)(1)). In no event shall a Participant’s Benefit Commencement Date be later than the required beginning date under Section 7.4(c)(2).

(c)        Adjustment for Continued Accruals.  If a Participant continues as an Employee of an Employer after his Benefit Commencement Date under (b) above, benefits shall continue to accrue nevertheless each Plan Year until he terminates employment, subject to the minimum benefit requirements (if applicable) of Section 14.2, under the same formula prescribed under Section 4.2 (including Years of Credited Service after the Benefit Commencement Date but excluding Years of Credited Service in excess of 30), determined as a monthly benefit payable in the form provided in Section 7.1 commencing upon the close of the Plan Year of the additional accrual. As of the first date benefit payments are due a Participant each Plan Year commencing after his Benefit Commencement Date under (b) above, the Participant’s benefit payments (under the same form in which payments are being made) shall be increased to reflect the excess (if any) of the Actuarial Equivalent of this additional accrual less the Actuarial Equivalent of the lesser of (i) the total Plan benefit payments to the Participant through the end of the immediately preceding Plan Year, or (ii) the total Plan benefit payments to the Participant which would have been made to the Participant through the end of the immediately preceding Plan Year if such payments had been made in the basic form of benefit under Section 7.1; provided however, if as of the Participant’s Benefit Commencement Date under (b) above, the Participant received his benefit as a lump sum, the increase (if any) shall also be paid as a lump sum as soon as administratively feasible after the Plan Year of the additional accrual.

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6.4        Termination of Employment.

(a)        A Participant whose employment has terminated but who is not entitled to a benefit under any of the preceding Sections of this Article 6 shall, unless distribution has been made pursuant to Section 7.4, be entitled, as of his Benefit Commencement Date, to the nonforfeitable part of his Accrued Benefit, which Accrued Benefit shall be determined as of the termination of his employment as an Employee, actuarially reduced in accordance with the actuarial assumptions set forth in Section 2.2 for each month by which his Benefit Commencement Date precedes his Normal Retirement Date; provided however, if his Benefit Commencement Date is later than his Normal Retirement Date, he shall be entitled, as of his Benefit Commencement Date, to the nonforfeitable part of his Accrued Benefit, which Accrued Benefit shall be determined as of the termination of his employment as an Employee, actuarially increased in accordance with the actuarial assumptions set forth in Section 2.2(a) for each month that his Benefit Commencement Date follows his Normal Retirement Date.

(b)        The “Benefit Commencement Date” of a Participant to whom (a) above applies shall be his Normal Retirement Date; provided however, a Participant may elect as his Benefit Commencement Date, the first day of any month, not later than his Latest Commencement Date (as defined in Section 7.4(c)(1)), that follows his termination of employment.

6.5        Effect of Reemployment.  If, in any calendar month subsequent to the commencement of benefit payments, a Participant is reemployed in section 203(a)(3)(B) service, as defined in Labor Regulation 2530.203-3, and if such benefits are not being paid under an insurance or annuity contract which precludes a refund to the Plan of suspended payments, then, subject to the notification and other requirements of such Regulation, payment of Employer-derived benefits in excess of any minimum benefits under Section 14.2 shall be suspended for such month; provided however, if benefits are suspended during a period of reemployment, then the benefit payable upon the subsequent resumption of payments must be actuarially increased to reflect the nonpayment, during such period of reemployment, of any minimum benefits under Section 14.2.

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ARTICLE 7

FORM OF PAYMENT TO PARTICIPANT

7.1        Basic Form of Participant’s Benefit - Single Life Annuity. Subject to the provisions of Section 7.2 regarding the Qualified Joint and Survivor Annuity and subject to the provisions of Section 7.3 regarding optional forms of benefit, the basic form of a Participant’s benefit under the Plan shall be a single life annuity that is payable in equal monthly installments, each in an amount equal to the monthly benefit to which he is entitled under the Plan, commencing as of his Benefit Commencement Date and continuing until the payment of the installment due on the first day of the month in which he dies.

7.2        Qualified Joint and Survivor Annuity.

(a)        Automatic Basic Form.   Unless the waiver provided for in (c) below is effective with respect to a Participant, the form of payment with respect to him under the Plan shall be a Qualified Joint and Survivor Annuity (defined in (b) below) if the lump sum Actuarial Equivalent (determined as of his Benefit Commencement Date) of his nonforfeitable benefit under the Plan exceeds $5,000.

(b)        Qualified Joint and Survivor Annuity.   A “Qualified Joint and Survivor Annuity” is an immediate annuity which is the Actuarial Equivalent of the basic form of benefit under Section 7.1 and which:

(1)        for a married Participant (including a Participant who is subject to an applicable qualified domestic relations order as described in section 414(p) of the Code), provides a lifetime benefit for the Participant and a lifetime survivor benefit for his Surviving Spouse equal to 50 percent, 75 percent or 100 percent, as the Participant may elect, of the benefit payable to the Participant during their joint lives; or

(2)        for a single Participant, provides payments for the life of the Participant only.

(c)        Waiver.

(1)        Election Period.   A Participant may waive the Qualified Joint and Survivor Annuity form of benefit at any time during a 180-day election period ending on his Benefit Commencement Date. Such a waiver must be in writing and must specify the optional form of benefit elected and the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the optional form will be payable.

(2)        Revocation.   A Participant may also revoke any waiver under (1) above during the election period thereunder. There shall be no limitation on the number of such waivers and revocations permitted during such election period.

(3)        Written Explanation.   The Administrator shall provide to each Participant, no less than 30 days and no more than 180 days prior to his Benefit Commencement Date (and consistent with such regulations as the Secretary of the Treasury may prescribe), a written explanation of:

(A)         the terms and conditions of the Qualified Joint and Survivor Annuity,

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(B)       the Participant’s right to make, and the effect of, an election under (1) above to waive the Qualified Joint and Survivor Annuity form of benefit,

(C)       the rights of the Participant’s spouse under (4) below,

(D)       the right to make, and the effect of, a revocation of a waiver under (1) above, and

(E)       the eligibility requirements, material features and relative values of any optional forms of benefit under the Plan.

To the extent permitted by Treasury Regulations or pronouncements of the Internal Revenue Service, the Administrator may permit the Participant to waive the 30-day limit.

(4)        Spousal Consent.        A waiver of the Qualified Joint and Survivor Annuity shall not take effect with respect to a spouse of a Participant unless:

(A)       such spouse consents in writing to such election, and such spouse’s consent:

(i)        acknowledges the effect of such election,

(ii)       acknowledges the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable, which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse),

(iii)      for waivers made in Plan Years beginning after December 31, 1986, acknowledges the specific optional form of benefit elected which may not be changed without spousal consent (except back to the Qualified Joint and Survivor Annuity) (or the consent of the spouse expressly permits changes by the Participant without any requirement of further consent by the spouse), and

(iv)      is witnessed by a Plan representative or a notary public; or

(B)       it is established to the satisfaction of a Plan representative that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

General consents referred to in the parentheticals under (A)(ii) and (iii) above executed after October 21, 1986 must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or Beneficiaries and a specific optional form or forms of benefit and that the spouse voluntarily elects to relinquish the rights so relinquished.

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7.3        Optional Forms of Benefit.     Subject to an effective waiver of the Qualified Joint and Survivor Annuity, a Participant may, by filing the proper form with the Administrator prior to his Benefit Commencement Date, elect to receive his benefit under the Plan in one or a combination of the following forms. For Benefit Commencement Dates prior to August 1, 2015, a Participant with a nonforfeitable benefit with an Actuarial Equivalent lump sum value not exceeding $5,000 may elect one or a combination of the following forms without the need to obtain spousal consent. Such benefit shall be the Actuarial Equivalent of the basic form of benefit under Section 7.1.

(a)        Contingent Annuitant Option.

(1)        Under the contingent annuitant option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date and terminating with the monthly payment due on the first day of the month in which his death occurs.

(2)        Upon such Participant’s death, on or after his Benefit Commencement Date, a contingent benefit shall be payable to the Beneficiary designated by him at the time he elects this option, if such Beneficiary is then living.

(3)        Such contingent benefit shall commence as of the first day of the month next following the calendar month in which the death of such Participant occurs and shall terminate with the monthly payment due on the first day of the month in which the death of his designated Beneficiary occurs.

(4)        The monthly amount of contingent benefit payable to such Participant’s designated Beneficiary shall be equal to 50 percent, 75 percent or 100 percent as the Participant may elect, of the monthly benefit payable under this option to such Participant during the joint lives of him and such designated Beneficiary.

(5)        This option shall not be effective with respect to a Participant, unless within 90 days after his election of such optional form, but not later than the 30th day prior to his Benefit Commencement Date, he furnishes evidence satisfactory to the Administrator of the date of birth of his designated Beneficiary and unless his designated Beneficiary is alive on his Benefit Commencement Date.

(b)        Life-10 Year Certain Option.

(1)        Under the life-10 year certain option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before he has received 120 monthly payments, then such monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals 120 monthly payments.

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(2)        In the event of the death of such Participant and all of his designated Beneficiaries before 120 monthly payments have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

(c)        Life-15 Year Certain Option.

(1)        The life-15 year certain option described in this subsection (c) shall be available with respect to Benefit Commencement Dates of March 1, 2015 or later.

(2)        Under the life-15 year certain option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before he has received 180 monthly payments, then such monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals 180 monthly payments.

(3)        In the event of the death of such Participant and all of his designated Beneficiaries before 180 monthly payments have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

(d)        Lump Sum.     Under the lump sum option, a Participant is entitled to a single payment which is the Actuarial Equivalent of his benefit under the Plan.

7.4        Date of Payment and Cash-Out.

(a)        General.   Subject to the Subsections below, a Participant’s benefit shall commence as of his Benefit Commencement Date determined under Article 6.

(b)        Consent to Early Payment.

(1)        General.     Except as provided in (c) and (d) below, no part of a Participant’s benefit may be paid to him prior to the later of Normal Retirement Age or age 62 unless he consents to the distribution.

(2)        Written Explanation.   The Administrator shall provide to each Participant whose consent is required under (1) above, no less than 30 days and no more than 180 days prior to his Benefit Commencement Date, a written explanation of the material features and relative values of the optional forms of benefit under the Plan, and his right (if any) to defer receipt of the distribution, including the consequences of failing to defer such receipt. A Participant may elect to commence his distribution in less than 30 days from the date he is provided with the explanation (if administratively feasible) provided he is informed of his right to the 30-day period.

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(3)        Time of Consent.    A Participant’s consent to a distribution must not be made before he receives the written explanation under (2) above and must not be made more than 180 days before his Benefit Commencement Date.

(c)        Latest Date of Payment.

(1)        In compliance with section 401(a)(14) of the Code, in the case of a Participant whose employment has terminated, the “Latest Commencement Date” for his benefit under the Plan shall be March 1 of the Plan Year following the later of:

(A)        the Plan Year in which he reaches Normal Retirement Age, or

(B)        the Plan Year in which his service with an Employer and all Affiliates has terminated.

Such Latest Commencement Date shall be the latest Benefit Commencement Date a Participant may elect in accordance with Article 6. If a Participant does not timely elect an earlier Benefit Commencement Date, his benefit shall commence to be paid (without the need for his consent or election) as of such Latest Commencement Date.

(2)        While the Latest Commencement Date is likely to precede the required beginning date under section 401(a)(9) of the Code, in the event it does not, the payment of a Participant’s benefit under the Plan shall begin no later than the April 1 of the calendar year following the later of:

(A)        the calendar year in which the Participant attains age 70-1/2, or

(B)        the calendar year in which the Participant retires; provided however, this subparagraph (B) shall not apply to a Participant who is a Five-Percent Owner.

With respect to a Participant who first becomes a Five-Percent Owner in a Plan Year after the Plan Year ending in the calendar year in which he attains age 70-1/2, the calendar year in which such subsequent Plan Year ends shall be the applicable time for purposes of subparagraph (B).

(3)        the 60th day after the later of the close of the Plan Year in which the Participant:

(A)        reaches Normal Retirement Age or

(B)        terminates his service with an Employer and all Affiliates; or

(4)        the April 1 of the calendar year following the later of:

(A)        the calendar year in which the Participant attains age 70-1/2 or

(B)        the calendar year in which the Participant retires; provided however, this subparagraph (B) shall not apply to a Participant who is a Five-Percent Owner.

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With respect to a Participant who first becomes a Five-Percent Owner in a Plan Year after the Plan Year ending in the calendar year in which he attains age 70-1/2, the calendar year in which such subsequent Plan Year ends shall be the applicable time for purposes of subparagraph (B).

(d)        Cash-Out Distributions.

(1)        Prior to August 1, 2015. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a lump sum, provided that the Actuarial Equivalent of the Participant’s nonforfeitable benefit under the Plan, does not exceed $1,000 and such payment is made before payment otherwise begins. Such lump sum shall be paid as soon as administratively feasible after the Participant terminates employment.

(2)        August 1, 2015 and Later. Effective August 1, 2015, any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a lump sum, provided that the Actuarial Equivalent of the Participant’s nonforfeitable benefit under the Plan, determined as of his Benefit Commencement Date (or other date as of which benefits under the Plan are to commence), does not exceed $5,000 and such payment is made before payment otherwise begins. Such lump sum shall be paid as soon as administratively feasible on or after such Benefit Commencement Date (or other date as of which benefits under the Plan are to commence). In the event of a mandatory distribution greater than $1,000 in accordance with this Section, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.6, then the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator,

(e)        Qualified Domestic Relations Order Procedures. To the extent that a benefit is affected by the determination of whether a domestic relations order is a qualified domestic relations order, nothing in this Section shall require a benefit to be distributed earlier than required under section 414(p) of the Code.

7.5        New Required Minimum Distribution Rules.

(a)        General Rules.

(1)        Effective Date. This Section 7.5 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)        Precedence. The requirements of this Section 7.5 will take precedence over any inconsistent provisions of the Plan.

(3)        Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(4)        TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, other than (3) above, distributions may be made under a designation made before

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January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)        Time and Manner of Distribution.

(1)        Required Beginning Date.   The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as determined under Section 7.4(c)(2).

(2)        Death of Participant Before Distributions Begin.   If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)        If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later;

(B)        If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died;

(C)        If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death;

(D)        If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 7.5(b)(2), other than Section 7.5(b)(2)(A), will apply as if the Surviving Spouse were the Participant.

For purposes of this Section 7.5(b)(2) and Section 7.5(e), distributions are considered to begin on the Participant’s required beginning date (or, if Section 7.5(b)(2)(D) applies, the date distributions are required to begin to the Surviving Spouse under Section 7.5(b)(2)(A)). If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 7.5(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)        Form of Distribution.   Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Section 7.5(c), (d), and (e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

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Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(c)        Determination of Amount to be Distributed Each Year.

(1)        General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(A)        the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(B)        the distribution period will be over a life (or lives) or over a period certain not longer than the period described in (d) or (e);

(C)        once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(D)        payments will either be nonincreasing or increase only as follows:

 (i)        by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

 (ii)       to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in (d) dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code section 414(p);

 (iii)      to provide cash refunds of employee contributions upon the Participant’s death; or

 (iv)      to pay increased benefits that result from a plan amendment.

(2)        Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 7.5(b)(2)(A) or (B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

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(3)        Additional Accruals After First Distribution Calendar Year.     Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)        Requirements For Annuity Distributions that Commence During Participant’s Lifetime.

(1)        Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse.     If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain.

(2)        Period Certain Annuities.      Unless the Participant’s spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s spouse is the Participant’s sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this sub-paragraph (2), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

(e)        Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(1)        Participant Survived by Designated Beneficiary.     If the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 7.5(b)(2)(A) or (B) over the life of the designated Beneficiary or over a period certain not exceeding:

(A)        unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

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(B)        if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

(2)        No Designated Beneficiary.   If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)        Death of Surviving Spouse Before Distributions to Surviving Spouse Begin.    If the Participant dies before the date distribution of his or her interest begins, the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, and the Surviving Spouse dies before distributions to the Surviving Spouse begin, Section 7.5(e) will apply as if the Surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 7.5(b)(2)(A).

(f)        Definitions.

(1)        Designated Beneficiary.     The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under section 401(a)(9) of the Code and section 1.401 (a)(9)-1, Q&A-4, of the Treasury regulations.

(2)        Distribution calendar year.    A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 7.5(b)(2).

(3)        Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4)        Required beginning date. The date by which a Participant’s interest must begin to be distributed, as determined in Section 7.4(c)(2).

7.6        Eligible Rollover Distributions.

(a)        General.   Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 7.6, but subject to exceptions permitted by the Internal Revenue Service, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

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(b)        Definitions.

(1)        Eligible rollover distribution.     An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(A)        any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(B)        any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

(C)        the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)        Eligible Retirement Plan.   An eligible retirement plan means:

(A)        an individual retirement account described in section 408(a) of the Code (including a Roth IRA described in section 408A of the Code effective for distributions after December 31, 2007);

(B)        an individual retirement annuity described in section 408(b) of the Code;

(C)        an annuity plan described in section 403(a) of the Code;

(D)        a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution;

(E)        an annuity contract described in section 403(b) of the Code; and

(F)        an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(3)        Distributee. A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)        Direct Rollover.    A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

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(c)        PPA Changes.

(1)        Effective Date.   This Section 7.6(c) shall apply to distributions made after December 31, 2006.

(2)        Distributions to Inherited Individual Retirement Plan of Nonspouse Beneficiary.   An individual who is a designated Beneficiary of an Employee and who is not the surviving spouse may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an individual retirement plan specified by such Beneficiary in a direct rollover. For purposes of this subsection (c), an individual retirement plan is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code. To the extent a Beneficiary elects to make such a direct rollover, the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of section 408(d)(3)(C) of the Code), and section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to such plan.

(3)        Modification of Definition of Eligible Rollover Distribution. For purposes of the direct rollover provisions of this subsection (c), an eligible rollover distribution is any distribution that satisfies all of the requirements of Section 7.6(b)(1) other than the requirement that the distribution be made to a distributee.

(4)        Certain Trusts Treated as Beneficiaries.   For purposes of this subsection (c), to the extent provided in rules prescribed by the Secretary of Treasury, a trust maintained for the benefit of one or more designated Beneficiaries shall be treated in the same manner as an individual who is a designated Beneficiary of an Employee.

(5)        Interpretation of Provisions.      The direct rollover provisions of this subsection (c) are intended to comply with the requirements of section 402(c)(11) of the Code and shall be construed in accordance with section 402(c)(11) of the Code and any pronouncements of the Internal Revenue Service issued thereunder.

7.7        Small Benefit.     Any provisions of the Plan to the contrary notwithstanding, the Administrator may adopt such procedures as it shall find convenient with respect to the payment of a benefit where the monthly installment thereof is less than $50 and may at its option, direct that such benefit be paid in advance; in quarterly, semi-annual, or annual installments; or, subject to Section 7.4, by a single cash payment.

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ARTICLE 8

PRE-RETIREMENT DEATH BENEFITS

8.1        Preretirement Survivor Annuity.

(a)        General.

(1)        Death After August 22, 1984.   If a Participant dies after August 22, 1984 and before the commencement of benefit payments, if he has a Surviving Spouse, and if he is covered, under (b) below, by the Preretirement Survivor Annuity, then his Surviving Spouse shall be entitled to the Preretirement Survivor Annuity, provided that the Participant and such Surviving Spouse were married throughout the 1-year period ending on the date of the Participant’s death or, if such Surviving Spouse is a former spouse treated as a Surviving Spouse pursuant to a qualified domestic relations order as described in section 414(p) of the Code, that the Participant and such Surviving Spouse were married for at least 1 year.

(2)        Death Before August 23, 1984.    Anything in the Plan to the contrary notwithstanding, the entitlement to and payment of the Preretirement Survivor Annuity with respect to a Participant who dies prior to August 23, 1984, shall continue to be governed by the provisions of the Old Plan applicable to the qualified joint and survivor annuity under section 401(a)(11) of the Code prior to the Retirement Equity Act of 1984.

(b)        Coverage.

(1)        Service on or After August 23, 1984. The Preretirement Survivor Annuity applies to any Participant who:

(A)        has at least 1 Hour of Service or at least 1 hour of paid leave from an Employer (or any other employer for whom service is treated as service for an Employer) on or after August 23, 1984;

(B)        has a nonforfeitable right to any portion of his Accrued Benefit; and

(C)        has a Surviving Spouse who survives to the commencement of the Preretirement Survivor Annuity under (d) below.

(2)        Entitlement Under Provisions of Old Plan.    The Preretirement Survivor Annuity applies to any Participant:

(A)        to whom (1) above does not apply;

(B)        on whose behalf benefits were accrued on or after the first day of the first Plan Year beginning on or after January 1, 1976; and

(C)        who separated from service on or after becoming entitled to the qualified joint and survivor annuity under the applicable provisions of the Old Plan and the Code prior to the Retirement Equity Act of 1984.

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(3)        Election for Certain Separated Participants.    The Preretirement Survivor Annuity applies to any Participant:

(A)        to whom neither (1) nor (2) above applies;

(B)        who has at least 1 Hour of Service in the first Plan Year beginning on or after January 1, 1976;

(C)        who separated from service with at least 10 Vesting Years and had a nonforfeitable right to all or part of his Accrued Benefit;

(D)        who is alive on August 23, 1984;

(E)        whose Benefit Commencement Date has not occurred as of August 23, 1984; and

(F)        who elects the coverage of such Annuity during the period beginning on August 23, 1984 and ending on the earlier of his Benefit Commencement Date or the date of his death.

(c)        Definition of Preretirement Survivor Annuity.      The Preretirement Survivor Annuity is a survivor annuity for the life of a Participant’s Surviving Spouse:

(1)        under which the payments are equal to the survivor annuity which would have been paid under the Qualified Joint and Survivor Annuity with a survivor annuity equal to 50 percent (or such greater percentage as would have been payable to the Surviving Spouse under the Qualified Joint and Survivor Annuity elected by the Participant under Section 7.2 prior to his Benefit Commencement Date if the Participant dies prior to his Benefit Commencement Date) of the amount of annuity which is payable during their joint lives if:

(A)       in the case of a Participant who dies after attaining his Earliest Retirement Age, such Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death; or

(B)       in the case of a Participant who dies on or before attaining his Earliest Retirement Age, such Participant had:

(i)        separated from service on the earlier of his actual separation or the date of his death,

(ii)       survived to his Earliest Retirement Age,

(iii)      begun to receive his benefit under the Plan as an immediate Qualified Joint and Survivor Annuity at his Earliest Retirement Age, and

(iv)      died on the day after the day on which he would have attained his Earliest Retirement Age; and

(2)        under which annuity payments commence as of the later of:

(A)        the Participant’s date of death; or

(B)        the date on which the Participant would have attained his Earliest Retirement Age.

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(d)        Preretirement Survivor Annuity Commencement Date.      The Preretirement Survivor Annuity shall commence as of the latest of:

(1)        the first day of the month coinciding with or next following the Participant’s date of death;

(2)        the date on which the Participant would have attained his Earliest Retirement Age; or

(3)        the first day of any month (not later than the December 31st of the calendar year in which the Participant would have attained age 70-1/2) elected by such Surviving Spouse. If the Preretirement Survivor Annuity commences as of a date other than the applicable date under (c)(2) above, the amount of the benefit shall be actuarially adjusted in accordance with the actuarial assumptions set forth in Section 2.2 to account for the different commencement date.

(e)        Cash-Out Distributions.   Any other provisions of the Plan to the contrary notwithstanding, the lump sum Actuarial Equivalent of the Preretirement Survivor Annuity shall be distributed to the Surviving Spouse, provided that:

(1)        the Actuarial Equivalent (determined as of the date as of which distribution occurs) of such Preretirement Survivor Annuity does not exceed $5,000 (or at the time of any prior distribution for distributions prior to October 17, 2000, did not exceed $5,000) and such payment is made before payment otherwise begins; or

(2)        the Surviving Spouse elects in writing to receive the lump sum distribution, such election acknowledges its effect, and the election is witnessed by a Plan representative or a notary public.

Such lump sum shall be paid as of the date the Preretirement Survivor Annuity would otherwise commence under (d) above.

8.2        No Other Death Benefit. Except as provided in Article 7 and Article 8, no other benefits shall be paid as a result of the death of a Participant.

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ARTICLE 9

LIMITATIONS ON BENEFITS

9.1        Effective Date of Amendment for Final 415 Regulations.

(a)        General.    The provisions of this Article 9, as amended to reflect the Final 415 Regulations published by the Department of Treasury on April 5, 2007, are generally effective as of January 1, 2008.

(b)        Grandfather Rule.    Notwithstanding anything to the contrary contained in this Article 9, benefits accrued or payable under the Old Plan as of December 31, 2008 under the provisions of the Old Plan as adopted and in effect before April 5, 2007, may continue to be administered in accordance with the applicable provisions of the Plan as then in effect even if those benefits no longer comply with the requirements of such Final 415 Regulations or this Article 9.

9.2        Definitions. For purposes of this Article 9, the following terms shall have the following meanings:

(a)        “Annual Addition” means, with respect to all Defined Contribution Plans in which a Participant participates or has participated, the sum, for the Limitation Year, of:

(1)        all employer contributions (other than amounts restored in accordance with section 411(a)(3)(D) or 411(a)(7)(C) of the Code) allocated to his account;

(2)        all forfeitures allocated to his account;

(3)        (A)           for Limitation Years beginning before January 1, 1987, the lesser of:

    (i)        one-half of his own contributions (other than rollover contributions, repayments of loans or of amounts described in section 411(a)(7)(B) of the Code in accordance with the provisions of section 411(a)(7)(C) of the Code, repayments of amounts described in section 411(a)(3)(D) of the Code, direct transfers between qualified plans, and, for Limitation Years after December 31, 1981, deductible employee contributions within the meaning of section 72(o)(5) of the Code) or

    (ii)       the amount of his own such contributions in excess of 6 percent of his Compensation for the Limitation Year;

            (B)            for Limitation Years beginning after December 31, 1986, 100% of his own such contributions for the Limitation Year.

(4)        amounts allocated, in years beginning after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer or an Affiliate; and

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(5)        amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer or an Affiliate.

A Participant’s Annual Addition shall include such other amounts as the Commissioner of Internal Revenue properly determines. An Annual Addition shall be deemed credited to a Participant’s account with respect to an applicable Limitation Year if it is allocated to his account under the terms of such plan as of any date within such applicable Limitation Year; provided however, such amount must be actually contributed within the time limit prescribed by applicable Treasury Regulations.

(b)        “Annual Benefit” means, with respect to a Participant, his annual benefit under the Plan and, subject to the applicable Treasury regulations, any other Defined Benefit Plans in which he participates or has participated, but not including any benefits not directly related to retirement benefits or any benefits attributable to employee contributions, rollover contributions, or (to the extent provided by applicable Treasury regulations) amounts transferred directly from another plan. Any benefit under any multiemployer plan (as defined in section 414(f) of the Code) shall be included only to the extent of the excess of such benefit over the benefit computed as if the Participant had no covered service with the Employer or any Affiliate.

(c)        “Compensation” means the total wages as defined in section 3401 of the Code and all other payments of compensation by the Employer (in the course of its trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Effective for Limitation Years beginning after December 31, 1997, the term includes any elective deferrals (as defined in section 402(g)(3) of the Code) and any amount which is contributed or deferred at the election of the Employee and which is not includible in the Employee’s gross income by reason of section 125 or 457 of the Code. Effective for Limitation Years beginning after December 31, 2000, the term also includes elective amounts that are not includible in the gross income of the Employee by reason of section 132(f)(4) of the Code. Section 415 Compensation actually paid or made available to a Participant within a Limitation Year (including, at the election of the Employer, amounts earned but not paid in a Limitation Year because of the timing of pay periods and pay days if these amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees and no amount is included in more than one Limitation Year) shall be used.

Except as follows, in order to be taken into account for a Limitation Year, Compensation must be paid or treated as paid to an Employee prior to the Employee’s severance from employment with the Employer. Compensation described below does not fail to constitute Compensation merely because it is paid after the Employee’s severance from employment with the Employer provided it is paid by the later of 2 1⁄2 months after the severance or the end of the Limitation Year that includes the date of the severance. Compensation is subject to this rule if (A) it is regular

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compensation for services during the Employee’s regular work hours or for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (B) the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.

In addition, Compensation shall include:

(1)        Payments after severance from employment for the following, provided (i) the amounts are paid by the later of 2 1⁄2 months after severance from employment or the end of the Limitation Year that includes the date of severance, and (ii) those amounts would have been included in the definition of Compensation if they were paid prior to the Employee’s severance from employment with the Employer: unused accrued bona fide sick pay, vacation, or other leave if the Employee would have been able to use the leave if employment had continued or payments of nonqualified deferred compensation that are includible in gross income and that would have been paid to the Employee at the same time had his employment continued.

(2)        Post-severance pay to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is defined in section 414(u)(1) of the Code) to the extent those payments do not exceed the amounts the individual would have received had he continued to perform services for the Employer rather than entering qualified military service.

(3)        Post-severance pay to a Participant who is permanently and totally disabled, to the extent provided in applicable Treasury Regulations.

For any Limitation Year, only the first $265,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) of Compensation shall be taken into account.

(d)        “Defined Benefit Plan” means a plan (whether or not terminated) of the Employer or an Affiliate that is not a Defined Contribution Plan and that either qualifies under section 401 of the Code or meets the requirements of section 404(a)(2) of the Code.

(e)        “Defined Benefit Plan Fraction,” with respect to a Participant, means, subject to section 2004(d)(2) of ERISA, a fraction:

(1)        the numerator of which is the sum, for all Defined Benefit Plans in which he participates or has participated, of his Projected Annual Benefit (as determined under section 415(b)(2) of the Code as of the close of the Limitation Year), and

(2)        the denominator of which is the lesser of:

(A)        1.25 times the dollar limitation, under section 415(b)(1)(A) of the Code, in effect for the Limitation Year, or

(B)        1.4 times the Participant’s average Compensation for his highest three consecutive Limitation Years.

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Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(f)        (1)        “Defined Contribution Plan” means each of the following (whether or not terminated) maintained by the Employer or an Affiliate:

(A)        a plan that is qualified under section 401 of the Code and that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account;

(B)        a Participant’s contributions to a Defined Benefit Plan;

(C)        contributions by the Employer or an Affiliate to a simplified employee pension (as defined in section 408(k) of the Code);

(D)        amounts allocated, in years beginning after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a Defined Benefit Plan; and

(E)        a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer or an Affiliate, with respect to amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code.

(2)        With respect to any Participant who is in control of the Employer within the meaning of section 414(b) or (c) of the Code, as modified by section 415(h) of the Code, the term “Defined Contribution Plan” includes an annuity contract described in section 403(b) of the Code and, with respect to Limitation Years before January 1, 1982, an individual retirement plan (as described in section 7701(a)(37) of the Code).

(g)        “Defined Contribution Plan Fraction,” with respect to a Participant, means, subject to the transition rules under section 415(e) of the Code and subject to the special rules provided by Treasury Regulations for special situations (including situations in which past records are not available), a fraction:

(1)        the numerator of which is the sum of the Annual Addition to the Participant’s account for the current Limitation Year and all prior Limitation Years and

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(2)        the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and each prior Limitation Year of the Participant’s service:

(A)        1.25 times the dollar limitation in effect under section 415(c)(1)(A) (without regard to paragraph (6) thereof) of the Code for such Limitation Year, or

(B)        1.4 times the amount which may be taken into account for such Limitation Year under section 415(c)(1)(B) of the Code.

If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0 times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Additions for any Limitation Year shall not be recomputed to treat nondeductible employee contributions as Annual Additions.

(h)        “Limitation Year” means the Plan Year or any other 12-consecutive-month period adopted pursuant to written resolution.

(i)        “Projected Annual Benefit” means, in the case of a Defined Benefit Plan, the Annual Benefit to which a Participant would be entitled upon the assumptions that:

(1)        he will continue employment until reaching normal retirement age as determined under the terms of the plan (or current age, if that is later);

(2)        his Compensation for the Limitation Year under consideration will remain the same until the date he attains the age described in (1) above; and

(3)        all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

9.3        Limitation on Benefits.

(a)        General.    Anything in the Plan to the contrary notwithstanding, a Participant’s Annual Benefit shall not, at any time within any Limitation Year to which section 415 of the Code applies, exceed the lesser of (1) $210,000 or (2) 100 percent of his average Compensation for the three consecutive Limitation Years for which he had the greatest aggregate Compensation. Benefit increases resulting from the increase to the dollar limitation shall be provided solely to those Participants with at least one Hour of Service on or after January 1, 2002.

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In the case of a Participant who has had a severance from employment with an Employer that maintains the Plan and who is subsequently rehired by the Employer, the period of the Participant’s high-3 years of service is calculated by excluding all years for which the Participant performs no service for and receives no Compensation from the Employer maintaining the plan (referred to as the break period), and by treating the year of service immediately prior to and the year of service immediately after the break period as if such years of service were consecutive.

If, after having a severance from employment with the Employer, an Employee is rehired by the Employer, the Employee’s Compensation limit under the above is the greater of - -

(1)        100 percent of the Participant’s average Compensation for the period of the Participant’s three consecutive Limitation Years for which he had the greatest aggregate Compensation, as determined prior to the Employee’s severance from employment; or

(2)        100 percent of the Participant’s average Compensation for the period of the Participant’s high-3 years of service, with the period of the participant’s high-3 years of service determined pursuant to the immediately preceding provision and Treasury regulation section 1.415(b)-1(a)(5)(iii).

(b)        Participation in More Than One Defined Benefit Plan.      If a Participant participates, or has participated, in more than one Defined Benefit Plan, then any required reduction in his Annual Benefit shall be effected by reducing the most recently accrued benefit (other than a benefit under a multiemployer plan as defined in section 414(f) of the Code); and if such benefits accrued simultaneously under more than one plan, any such reduction shall be applied to each such benefit in proportion to the amount of such benefit (determined without regard to the limitations under section 415 of the Code).

(c)        Cost-of-Living Adjustment.   The dollar limitation set forth in (a)(1) above and, in the case of a Participant who separated from service, both the dollar limitation in (a)(1) and the amount taken into account under (a)(2) shall be adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury. Any such adjustment shall apply with respect to Limitation Years ending with or within the calendar year for which such adjustment is effective. No such adjustment shall be made to the dollar limitation in (a)(1) with respect to any Limitation Year beginning before January 1, 1988.

(d)        Actuarial Adjustments.

(1)        Adjustment for Form of Payment.   If a Participant’s benefit is in any form other than a straight life annuity, then, for purposes of (a) above, such benefit shall be adjusted to an actuarially equivalent straight life annuity in accordance with rules determined by the Commissioner of Internal Revenue; provided however, the value of a qualified joint and survivor annuity (as defined in section 417 of the Code) shall not be taken into account to the extent that such value exceeds the sum of the value of a straight life annuity beginning on the same date and the value of any post-retirement death benefits which would be payable even if the annuity were not in the form of a joint and survivor annuity.

(2)        Adjustment to Dollar Limitation for Benefits Beginning Before Age 62.   If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable

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to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (f) below, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined based on the actuarial assumptions described in (4)(B) below.

(3)        Adjustment to Dollar Limitation For Benefits Beginning After Age 65.   If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (f) below, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined based on the actuarial assumptions described in (4)(B) below.

(4)        Actuarial Assumptions.

(A)        Adjustments for Form of Payment. Except as otherwise provided in applicable Treasury Regulations, effective for Limitation Years beginning after December 31, 1999, for purposes of adjusting any benefits under (1) above, the interest rate assumption used shall depend on the particular benefit form. In the case of a benefit form, such as a straight life annuity, not referred to in section 415(b)(2)(E)(ii) of the Code, the interest rate assumption shall be 5 percent.

In the case of a single sum and other forms referred to in section 415(b)(2)(E)(ii) of the Code, the interest rate assumption shall be the greater of (i) 5.5 percent, or (ii) the rate that provides a benefit of not more than 105 percent of the benefit that would be provided if the “applicable interest rate” as defined in section 417(e)(3) of the Code were the interest rate assumption. However, for Plan Years beginning in 2004 or 2005, the interest rate assumption shall be 5.5 percent.

The mortality table to be used shall be the applicable mortality table within the meaning of section 417(e)(3) of the Code.

In accordance with applicable Treasury regulations, automatic cost-of-living increases to a form of benefit that is not subject to section 417(e)(3) of the Code are not taken into account in determining the actuarially equivalent benefit.

(B)        Adjustments for Benefits Before or After Age 62.    Except as provided in applicable Treasury Regulations, effective for Limitation Years beginning after December 31, 1999, for purposes of adjusting any limitation under (2) and (3) above, the interest rate assumption shall be 5 percent. To the extent that a forfeiture does not occur upon the Participant’s death, as provided in applicable Treasury regulations, no adjustment is to be made to reflect the probability of the Participant’s death. To the extent a mortality adjustment is required, the mortality table to be used shall be the applicable mortality table described in (A) above.

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(e)        Total Annual Benefits Not In Excess of $10,000.    Anything in (a) above to the contrary notwithstanding, the benefits payable with respect to a Participant under the Plan shall be deemed not to exceed the limitations of this Section 10.3 if:

(1)        the retirement benefits (without adjustment under (d) above) payable with respect to such Participant under the Plan and under all other Defined Benefit Plans do not exceed $10,000 for the Limitation Year or any prior Limitation Year; and

(2)        the Participant has never, at any time, participated in a Defined Contribution Plan to the extent defined in Section 9.2(f)(1)(A).

(f)        Reduction for Less Than 10 Years of Participation or Service.

(1)        Dollar Limitation.  In the case of a Participant who has less than 10 years of participation (determined on a reasonable and consistent basis) with the Employer and any Affiliates, the limitation in (a)(1) above shall be modified by multiplying such limitation by a fraction, the numerator of which is the number of his years of participation (or part thereof) and the denominator of which is 10; provided however, such limitation shall not be reduced to an amount less than 1/10th of such limitation (determined without regard to this paragraph). To the extent provided in Treasury Regulations, this limitation shall be applied separately with respect to each change in the benefit structure of the Plan.

(2)        Compensation and Benefits Limitations.   In the case of a Participant who has less than 10 years of service (determined on a reasonable and consistent basis) with the Employer and any Affiliates, the limitations in (a)(2) and (e) above shall be modified by multiplying each such limitation by a fraction, the numerator of which is the number of his years of service (or part thereof) and the denominator of which is 10; provided however, such limitations shall not be reduced to amounts less than 1/10th of such limitations (determined without regard to this paragraph).

(g)        Pre-Tax Reform Act of 1986 Accrued Benefit.    The limitations under (a) above shall not be less than a Participant’s Accrued Benefit, Normal Retirement Benefit or Postponed Retirement Benefit, as the case may be (expressed as an Annual Benefit), determined under the Plan as of the close of the last Limitation Year beginning before January 1, 1987 but without regard to changes in the Plan and cost of living increases occurring after May 5, 1986.

(h)        Pre-Tax Equity and Fiscal Responsibility Act of 1982 Accrued Benefit.    The limitations under (a) above shall not be less than a Participant’s Accrued Benefit or Normal Retirement Benefit, as the case may be (expressed as an Annual Benefit), determined under the Plan as of the close of the last Limitation Year beginning before January 1, 1983 but without regard to changes in the Plan and cost of living increases occurring after July 1, 1982.

(i)        Special Rules.    The limitations contained in this Section shall be subject to Section 9.4, subject to the transition rule under section 2004(d)(2) of ERISA (applicable to an individual who was an active Participant before October 3, 1973), and subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans.

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(j)        Multiple Annuity Starting Dates.   If a Participant has or will have distributions commencing at more than one annuity starting date, the limitations in this Section 9.3 must be satisfied as of each annuity starting date, taking into account the benefits that have been or will be provided at all of the annuity starting dates in accordance with applicable Treasury regulations.

9.4       Limitation in Case of Defined Benefit Plan and Defined Contribution Plan for the Same Employee.   For Limitation Years beginning before January 1, 2000, in any case in which a Participant has at any time participated in one or more Defined Contributions Plans, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, for any Limitation Year to which section 415 of the Code applies, may not exceed 1.0, subject to the provisions of section 2004(a)(3) of ERISA (applicable to an individual who, on September 2, 1974, was a Participant in both a Defined Benefit Plan and a Defined Contribution Plan), and subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans. If such sum would exceed 1.0, then the rate of benefit accrual under the Plan shall be frozen or reduced (pursuant to Section 9.3(b) in the case of a Participant who participates in more than one Defined Benefit Plan) to the extent necessary to eliminate such excess. Benefit increases resulting from the repeal of section 415(e) of the Code and the corresponding inapplicability of this Section 9.4 will be provided solely to Participants with at least one Hour of Service on or after January 1, 2000.

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ARTICLE 10

CONTINGENT RESTRICTIONS ON BENEFITS

10.1      Post-1991 Restrictions.

(a)        Effective Date.   The provisions of this Section shall be applicable to Plan Years beginning on or after January 1, 1992.

(b)        Restriction on Benefits.     Any other provision of the Plan to the contrary notwithstanding, in the event of Plan termination, the benefit of any highly compensated employee (as defined in section 414(q) of the Code) and any highly compensated former employee (as defined in section 414(q)(9) of the Code) is limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

(c)        Restrictions on Distributions.

 (1)       Applicability.   The restrictions described in (2) below are applicable only if --

(A)        after payment to a Restricted Participant of all Benefits to which he is entitled, the value of Plan Assets does not equal or exceed 110 percent of current liabilities, as defined in section 412(1)(7) of the Code, and

(B)        the value of Benefits of a Restricted Participant is not less than one percent of the value of current liabilities before distribution.

 (2)       Limit on Annual Payments.   The annual payments to a Restricted Participant are restricted to an amount equal to the payments that would be made on behalf of such Restricted Participant under a single life annuity that is the Actuarial Equivalent of the sum of his Accrued Benefit and his other Benefits under the Plan.

 (3)       “Restricted Participant” Defined. For purposes of this Section, “Restricted Participant” means a Participant who is among the 25 highly compensated employees (as defined in section 414(q) of the Code) or highly compensated former employees (as defined in section 414(q)(9) of the Code) with the greatest Earnings in the current or any prior Plan Year.

 (4)       “Benefit” Defined.    For purposes of this Section, “Benefit” includes loans in excess of the amounts set forth in section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living employee or former employee, and any death benefits not provided for by insurance on the Employee’s or former Employee’s life.

(d)        Exception to Restrictions.   The restrictions contained in this Section 10.1 may be exceeded for the purpose of making benefit payments to Restricted Participants who would otherwise be subject to such restrictions, if an agreement has been established, in accordance with this Section 10.1(d), to secure repayment to the Trust of the Restricted Amount upon termination of the Plan to satisfy section 401(a)(4) of the Code.

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(1)        Security for Restricted Participant’s Repayment Obligation.   Prior to the receipt of a distribution, a Restricted Participant must agree to secure or collateralize his repayment of the Restricted Amount by:

(A)        promptly depositing in escrow with a depositary acceptable to the Administrator property having a fair market value equal to at least 125 percent of the Restricted Amount;

(B)        posting a bond, furnished by an insurance company, bonding company or other surety approved by the U.S. Treasury Department as an acceptable surety for federal bonds, equal to at least 100 percent of the Restricted Amount; or

(C)        providing the Administrator with a bank letter of credit in an amount equal to at least 100 percent of the Restricted Amount.

(2)        Withdrawals or Releases.     No provision in the Plan shall prevent a Restricted Participant from withdrawing from any escrow account established under this Section any amounts exceeding 125 percent of the Restricted Amount. A surety or bank may release any liability exceeding 100 percent of the Restricted Amount with respect to any bond posted or letter of credit provided under this Section.

(3)        Other Requirements for Escrow Accounts.     If the market value of the property in an escrow account established under this Section falls below 110 percent of the Restricted Amount, the Restricted Participant is obligated to deposit additional property to bring the value of the property held by the depositary up to 125 percent of the Restricted Amount. Subject to the preceding sentence, no provision in the Plan shall prevent a Restricted Participant from withdrawing any income from the property placed in escrow.

(4)        Certification by Administrator.     If at any time after distribution of a Restricted Amount commences,

(A)        the value of Plan Assets equals or exceeds 110 percent of the value of the Plan’s current liabilities;

(B)        the value of the Restricted Participant’s future payments that could have been distributed to the Restricted Participant, beginning when distribution commenced to the Restricted Participant, had the Restricted Participant received payments as provided under Section 10.1(c)(2), constitutes less than 1 percent of the value of the Plan’s current liabilities; or

(C)        the Plan has terminated and the benefit received by the Restricted Participant is nondiscriminatory, then the Administrator shall certify to the depositary, surety or bank, as applicable, that the Restricted Participant is no longer obligated to repay any amount under the agreement established between the Restricted Participant and the Administrator under this Section.

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(5)        “Restricted Amount” Defined.   For purposes of this Section, “Restricted Amount” means the amount in excess of the amounts distributed to the Restricted Participant (accumulated with reasonable interest) over the amounts that could have been distributed to the Restricted Participant under Section 10.1(c)(2) (accumulated with reasonable interest).

10.2      PPA Restrictions.   Effective for Plan Years beginning on or after January 1, 2008, the restrictions specified in section 436 of the Code shall apply, as provided in Appendix XX to the Plan and section 401(a)(29) of the Code.

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ARTICLE 11

FUNDING

11.1      Employer Contributions.   The Employers shall make contributions to the Plan at such times and in such amounts as the Employers may determine.

11.2      Return of Employer Contributions to the Employer.

(a)        Mistake of Fact.   If a contribution by an Employer to the Plan is made by reason of a mistake of fact, then, subject to (c) below, such contribution may be returned to the Employer within 1 year after the payment of such contribution.

(b)        Deductibility.   Contributions by the Employers to the Plan are conditioned upon the deductibility of such contributions under section 404 of the Code, and if such deduction is disallowed, then, subject to (c) below, such contribution (to the extent disallowed) may be returned to the contributing Employer within 1 year after the disallowance of the deduction.

(c)        Limitation on Return.    The amount which may be returned to the Employers under paragraph (a) or (b) above shall be limited to the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such excess may not be returned to any Employer, but losses attributable thereto must reduce the amount to be so returned.

11.3      Application of Forfeitures.  Prior to the termination of the Plan, all forfeitures of benefits arising from termination of employment with an Employer, death, or any other reason shall not be applied to increase the benefits any Participant would otherwise be entitled to receive under the Plan, but may be anticipated in determining the costs under the Plan and shall be applied to the reduction of the Employer’s contributions to the Plan.

11.4      Funding Policy and Method.

(a)        Establishment.   The Administrator shall establish, for the Plan, a funding policy and method, which shall be consistent with the objectives of the Plan, ERISA and any other applicable legal requirements and which shall take into account the Plan’s short-run and long-run financial needs with respect to liquidity and investment growth, as the same may change from time to time. Such funding policy shall be communicated as soon as practicable to those who are responsible for investment of the Plan Assets.

(b)        Funding Entities.  The Plan Assets shall be held under and the benefits under the Plan shall be funded through the Trust as it may be amended from time to time. The Trust so established and maintained is and shall be a part of the Plan.

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ARTICLE 12

ADMINISTRATION

12.1      Administrator.

(a)        Named Fiduciary.  The Administrator shall be a “Named Fiduciary” for the Plan.

(b)        Responsibilities.   The Administrator shall discharge its responsibilities with respect to the Plan in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of title I of ERISA.

(c)        Powers.  In addition to the powers which are expressly provided in the Plan, the Administrator shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes including, but not limited to the following:

(1)        the power to determine who is a Participant;

(2)        the power to determine benefits and nonforfeitable percentages with respect to Participants’ benefits;

(3)        the power to determine when, to whom, in what amount, and in what form distributions are to be made; and

(4)        such powers as are necessary, appropriate or desirable to enable it to perform its responsibilities, including the power to establish rules, regulations and forms with respect thereto.

Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them.

12.2      Procedures for Delegation.

(a)        Delegations.  The Administrator may delegate to one or more persons or entities certain of its fiduciary responsibilities (other than duties involving the management or control of the Plan Assets) under an arrangement whereby it shall have the opportunity for such periodic review of the delegate’s performance as is appropriate under the circumstances and at such times and in such manner as it may choose for the purpose of its evaluation of continuing such designation and delegation and whereby it can promptly terminate the delegate’s services.

(b)        Advisors.  The Administrator shall have the right to employ one or more persons or entities to render advice with regard to any responsibility it has under the Plan.

(c)        Claims Review Committee.   The Administrator shall create a Claims Review Committee and shall appoint such individuals to serve on that Committee as it deems appropriate from time to time. The Claims Review Committee shall have the duty and power, in its sole, absolute and uncontrolled discretion to administer the initial claims procedure under Section 12.4

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and the claim review procedure under section 12.5. The Claims Review Committee shall have sole, absolute and uncontrolled discretion to decide all claims under the initial claims procedure and under the claim review procedure and its decisions shall be binding on all parties.

(d)        Removal, Resignation, and Vacancies.    A holder of a delegated position of fiduciary responsibility (including an individual member of a group holding such position) may be removed therefrom at any time and without cause by the person or entity making the delegation and may resign at any time upon prior written notice to such person or entity. Vacancies in any such positions created by removal, resignation, death or other cause may be filled by such person or entity or the fiduciary responsibilities for such position may be retained and/or redelegated by such person or entity.

12.3      Miscellaneous Administration Provisions.

(a)        Administrative Expenses.    The Administrator may direct that the reasonable expenses of administering the Plan, including any expenses incident to the functioning of the Administrator and the professional fees of any consultants or advisors with respect to the Plan, be paid from the Plan Assets; provided however, no person who already receives full-time pay from an Employer shall receive any compensation from the Plan, except for reimbursement of expenses properly and actually incurred. The Employer in its sole and absolute discretion may elect to make payment of the reasonable expenses of administering the Plan and may incur such expenses with reimbursement to be made by the Plan.

(b)        Indemnification.   An Employer may indemnify, through insurance or otherwise, some or all of the fiduciaries with respect to the Plan against claims, losses, damages, expenses and liabilities arising from their performance of their responsibilities under the Plan.

(c)        Interpretations.    All interpretations of the Plan and questions concerning its administration and application as determined by the Administrator shall be binding on all persons having an interest under the Plan.

(d)        Qualified Domestic Relations Order Procedures.     The Administrator shall establish reasonable procedures to determine the qualified status, under section 414(p) of the Code, of domestic relations orders and to administer distributions under such qualified orders.

(e)        Effectiveness of Elections, etc.  An election, designation, request or revocation provided for in the Plan shall be made in writing and shall not become effective until it has been properly filed with the Administrator.

(f)        Written Records.  The Administrator shall maintain all such books of account and other records and data as are necessary for the proper performance of its responsibilities under the Plan.

(g)        Administration Consistent with ERISA and the Code.   The Plan is intended to comply with the provisions of ERISA and of the Code, and the Plan shall be interpreted and administered consistently with such provisions and with the applicable regulations and rulings thereunder.

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(h)        Service in More Than One Fiduciary Capacity. Any person or entity may serve in more than one fiduciary capacity for the Plan, including service both as Administrator and as trustee.

12.4      Initial Claims Procedure.

(a)        Claim.

(1)        Filing.  In order to present a complaint regarding the nonpayment of a Plan benefit or a portion thereof (a “Claim”), a Participant or beneficiary under the Plan (a “Claimant”) or his duly authorized representative must file such Claim by mailing or delivering a writing stating such Claim to the department, officer, or employee responsible for employee benefit matters of his Employer. A Claim includes a determination of whether specific employment will be section 203(a)(3)(B) service for purposes of the suspension of benefits.

(2)        Acknowledgment.    Upon such receipt of a Claim, the Claims Review Committee shall furnish to the Claimant a written acknowledgment which shall inform such Claimant of the time limit set forth in (b)(1) below and of the effect, pursuant to (b)(3) below, of failure to decide the Claim within such time limit.

(b)        Initial Decision.

(1)        Time Limit.   The Claims Review Committee shall decide upon a Claim within a reasonable period of time after receipt of such Claim; provided however, that such period shall in no event exceed 90 days, unless special circumstances require an extension of time for processing. If such an extension of time for processing is required, then the Claimant shall, prior to the termination of the initial 90-day period, be furnished a written notice indicating such special circumstances and the date by which the Claims Review Committee expects to render a decision. In no event shall an extension exceed a period of 90 days from the end of the initial period.

(2)        Notice of Denial.   If the Claim is wholly or partially denied, then the Claims Review Committee shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A)       the specific reason or reasons for such denial;

(B)       specific reference to the pertinent Plan provisions on which such denial is based;

(C)       a description of any additional material or information necessary for such Claimant to perfect his Claim and an explanation of why such material or information is necessary; and

(D) appropriate information as to the steps to be taken if such Claimant wishes to submit his Claim for review pursuant to Section 12.5, including notice of the time limits set forth in Section 12.5(b)(2).

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(3)        Deemed Denial for Purposes of Review.   If a Claim is not granted and if, despite the provisions of (1) and (2) above, notice of the denial of a Claim is not furnished within the time limit applicable under (1) above, then the Claimant may deem such Claim denied and may request a review of such deemed denial pursuant to the provisions of Section 12.5.

12.5      Claim Review Procedure.

(a)        Claimant’s Rights.    If a Claim is wholly or partially denied under Section 12.4, then the Claimant or his duly authorized representative shall have the following rights:

(1)        to obtain, subject to (b) below, a full and fair review by the Claims Review Committee;

(2)        to review pertinent documents; and

(3)        to submit issues and comments in writing.

(b)        Request for Review.

(1)        Filing.    To obtain a review pursuant to (a) above, a Claimant entitled to such a review or his duly authorized representative shall, subject to (2) below, mail or deliver a written request for such a review (a “Request for Review”) to the department, officer, or employee responsible for employee benefit matters of his Employer. The filing shall include a complete description of the appeal, including a description of the original claim and any issue or information (e.g., comments, documents, and records) that the Claimant or his duly-appointed representative wants considered.

(2)        Time Limits for Requesting a Review.   A Request for Review must be mailed or delivered within 60 days after receipt by the Claimant of written notice of the denial of the Claim or within such longer period as is reasonable and related to the nature of the benefit which is the subject of the Claim and to other attendant circumstances.

(3)        Information.   At any time during the Claim process, the Claimant may request, and the Administrator or its delegate shall provide within a reasonable time thereafter free of charge, any relevant documents in its possession relating to the Claim.

(4)        Scope of Review.   The review shall take into account all information (e.g., comments, documents, and records) submitted by the Claimant relating to the Claim, without regard to whether such information was submitted or considered in the initial Claim review.

(c)        Decision on Review.

(1)        Time Limit.

(A)       General.    If, pursuant to (b) above, a review is requested, then, except as otherwise provided in (B) below, the Claims Review Committee or its delegate (but only if such delegate has been given the authority to make a final decision on the Claim) shall make a decision promptly and no later than 60 days after receipt of the Request for Review; except that, if special circumstances require an extension of time for processing, then the decision shall be made as soon as possible but not later than 120 days after receipt of the Request for Review. The Claims Review Committee must furnish the Claimant written notice of any extension prior to its commencement.

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(B)       Regularly Scheduled Meetings. Anything to the contrary in (A) above notwithstanding, if the decision on review is to be made by a committee which holds regularly scheduled meetings at least quarterly, then its decision on review shall be made no later than the date of the meeting which immediately follows the receipt of the Request for Review; provided however, if such Request for Review is received within 30 days preceding the date of such meeting, then such decision on review shall be made no later than the date of the second meeting which follows such receipt; and provided further that, if special circumstances require a further extension of time for processing, and if the Claimant is furnished written notice of such extension prior to its commencement, then such decision on review shall be rendered no later than the third meeting which follows such receipt.

(2)        Notice of Decision.   The Claims Review Committee or its delegate shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A)       the specific reason or reasons for the decision on review;

(B)       specific reference to the pertinent Plan provisions on which the decision on review is based;

(C)       a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(D)       a statement that there is no voluntary appeal procedure and the Claimant’s right to bring an action under section 502(a) of ERISA.

(d)        Interpretation.   This Section 12.5 shall be interpreted consistently with section 2560.503-1 of the Department of Labor Regulations. The Administrator may take such additional actions that are not inconsistent with such regulations.

12.6      Statute of Limitations.   No action at law or equity may be brought by a Participant, Beneficiary or person claiming through the Participant or Beneficiary regarding benefits under the Plan unless the Participant, Beneficiary or person claiming through the Participant or Beneficiary first exhausts the procedures set forth in Sections 12.4 and 12.5 and the action at law or equity is commenced no later than one year from the date of decision on review.

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ARTICLE 13

AMENDMENT AND TERMINATION

13.1      Amendment and Termination.

(a)        Right to Amend or Terminate. Fifth Third Bank reserves the right to amend or terminate the Plan, and each other Employer irrevocably delegates such power to Fifth Third Bank; provided any amendment shall be in accordance with the procedures set forth in (b) below. The power to amend and terminate shall include, but not be limited to, the power to merge other plans into this Plan, the power to accept transfers of assets and benefits from other plans, the power to determine the terms of any such merger or transfer, and the power to add, modify or delete an Appendix and to otherwise determine the terms and conditions applicable to any other Employer adopting the Plan.

(b)        (1)        Amendment Procedure. Any amendment of the Plan shall be by action of the Fifth Third Bank Pension, Profit Sharing and Medical Plan Committee or the Chairman of such Committee. If an amendment is being made by said Committee, it must be approved by a majority of the members of the Committee as constituted at the time of adoption of the amendment. Any amendment may be given retroactive effect as determined by said Committee or Chairman. An amendment may be evidenced in such manner as said Committee or Chairman shall determine. If the amendment is approved by said Committee, such evidence may include (but shall not be limited to) a written resolution signed by a majority of the members of the Committee or minutes of a meeting of the Committee reflecting approval by a majority of the members.

(2)        Termination Procedure. Any termination of the Plan shall be by action of the Fifth Third Bank Pension, Profit Sharing and Medical Plan Committee. Any termination must be approved by a majority of the members of said Committee as constituted at the time of adoption of the termination; and any such termination may be given retroactive effect as determined by said Committee. A termination may be evidenced in such manner as said Committee shall determine, and such evidence may include (but shall not be limited to) a written resolution signed by a majority of the members of the Committee or minutes of a meeting of the Committee reflecting approval by a majority of the members.

(c)        Conditions on Amendments and Termination.

(1)        Accrued Benefit.

(A)       General.    No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of reducing a Participant’s Accrued Benefit, except as permitted under the Code, including sections 411(d)(6) and 412(c)(8) of the Code, and/or Treasury Regulations.

(B)       Treatment of Certain Amendments.  For purposes of (A) above, an amendment which has the effect, with respect to benefits attributable to service before the amendment, of -

(i)       eliminating or reducing an early retirement benefit or a retirement-type subsidy or

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(ii)      (except as otherwise provided by Treasury regulations) eliminating an optional form of benefit shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

(2)        Changes in Vesting Schedule. No amendment shall reduce the nonforfeitable percentage of a Participant’s Accrued Benefit (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective).

13.2      Allocation of Plan Assets Upon Termination of the Plan.

(a)        General Provisions.  In the event of the termination of the Plan, the Administrator shall allocate the assets of the Plan (available to provide benefits) among the Participants and beneficiaries of the Plan pursuant to section 4044 of ERISA and the applicable regulations and rulings promulgated thereunder.

(b)        Residual Assets.

(1)        Any residual assets remaining upon termination of the Plan may be distributed to the Employers if -

(A)       all liabilities (fixed and contingent) of the Plan to participants and their beneficiaries have been satisfied, and

(B)       the distribution does not contravene any provision of law.

(2)        Notwithstanding the provisions of paragraph (1), if any assets of the Plan attributable to employee contributions, if any, remain after all liabilities of the Plan to Participants and their beneficiaries have been satisfied, such assets shall be equitably distributed to the employees who made such contributions (or their beneficiaries) in accordance with their rate of contributions.

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ARTICLE 14

TOP-HEAVY RULES

14.1      Definitions. For purposes of this Article 14, the following terms shall have the following meanings:

(a)        “Aggregation Group” means:

(1)        each qualified plan or simplified employee pension of an Employer or an Affiliate in which a Key Employee is a participant,

(2)        each other plan of an Employer or an Affiliate which enables any plan described in (1) above to meet the requirements of section 401(a)(4) or 410 of the Code,

(3)        any other plan or plans which the Administrator elects to include provided that the group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan or plans being taken into account, and

(4)        any other plan which would have been included in the foregoing had it not been terminated.

(b)        “Determination Date,” with respect to any Plan Year for the Plan, means the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of such Plan Year).

(c)        “Determination Period” means, with respect to any Plan Year, the five Plan Years ending on the Determination Date with respect to such Plan Year.

(d)        “Key Employee,” with respect to any Plan Year, means, as determined under section 416(i) of the Code, any person who, at any time during the Determination Period with respect to such Plan Year, is:

(1)        an officer of an Employer or an Affiliate who:

(A)       has Compensation (as defined in Section 9.1) greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code for any such Plan Year, and

(B)       is taken into account under section 416(i) of the Code;

(2)        one of the 10 employees who:

(A)       owns (or is considered as owning within the meaning of sections 318 and 416(i) of the Code) both more than a 1/2 percent ownership interest in value and one of the 10 largest percentage ownership interests in value of an Employer; and

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(B)       has (during the Plan Year of ownership) Compensation (as defined in Section 9.1) from the Employers and any Affiliates of more than the limitation in effect under section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends;

(3)        a Five-Percent Owner; or

(4)        a 1-percent owner (as defined in section 416(i) of the Code) of an Employer having Compensation (as defined in Section 9.1) from the Employers and any Affiliates of more than $150,000.

(e)        “Present Value,” with respect to Accrued Benefits under the Plan, shall be determined as of the most recent Valuation Date which is within a 12-month period ending on the applicable Determination Date and shall be determined on the basis of the actuarial assumptions specified in Section 2.2.

(f)        “Top-Heavy Plan” means the Plan, with respect to any Plan Year after 1983, if the Top-Heavy Ratio exceeds 60 percent.

(g)        “Top-Heavy Ratio” means, for the Plan or an Aggregation Group of which the Plan is a part, a fraction, the numerator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all Key Employees and the denominator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all participants. The Top-Heavy Ratio shall be determined in accordance with section 416 of the Code and the applicable regulations thereunder, including, without limitation, the provisions relating to rollovers and the following provisions:

(1)        The value of accrued benefits under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

(2)        The value of account balances and accrued benefits under plans aggregated with the Plan shall be calculated with reference to the determination dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.

(3)        The value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the applicable determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

(4)        A simplified employee pension shall be treated as a defined contribution plan; provided however, at the election of the Administrator, the Top-Heavy Ratio shall be computed by taking into account aggregate employer contributions in lieu of the aggregate of the accounts of employees.

(5)        Distributions (including distributions under a terminated plan which had it not been terminated would have been included in the Aggregation Group) within the 5-year period ending on a determination date shall be taken into account.

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(6)        Defined contribution account balances shall be adjusted to reflect any contribution not actually made as of a determination date but required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

(7)        Deductible voluntary contributions shall not be included.

(8)        There shall be disregarded the account balances and accrued benefits of a Participant.

(A)        who is not a Key Employee but who was a Key Employee in a prior Plan Year or

(B)        with respect to a plan year beginning after 1984, who has not performed services for any employer maintaining the plan at any time during the 5-year period ending on the determination date.

(9)        Effective for Plan Years beginning after December 31, 1986, the accrued benefit of a Participant other than a Key Employee shall be determined (1) under the method, if any, which uniformly applies for accrual purposes under all defined benefit plans of the Employers, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(h)        “Valuation Date” means the valuation date used for computing Plan costs for minimum funding, regardless of whether a valuation is performed that year.

14.2	Minimum Benefit.

(a)        General.  If the Plan is a Top-Heavy Plan for any Plan Year, then each Participant who is a Participant in such Plan Year, who is not a Key Employee, and who has a Vesting Year for such Plan Year, shall have an Employer-derived Accrued Benefit of not less than the minimum determined under this Section. Such benefit shall not be reduced in subsequent Plan Years.

(b)        Amount.  For purposes of this Section, the minimum benefit, expressed as a single life annuity commencing at Normal Retirement Age, shall be equal to the product of:

(1)        one-twelfth of the Participant’s average Compensation, as defined in Section 9.1(c), for the 5 consecutive Plan Years during which the Participant had the highest aggregate Compensation (disregarding any such Plan Year for which the Participant did not earn a Vesting Year and disregarding any such Plan Year beginning before January 1, 1984 or after the close of the last Plan Year in which the Plan is a Top-Heavy Plan); and

(2)        the lesser of

(A)        2 percent multiplied by his Vesting Years, excluding

(i)        any such Years completed in Plan Years beginning before January 1, 1984, and

(ii)       any such Years with, or within, which ends any Plan Year for which the Plan was not a Top-Heavy Plan; or

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(B)       20 percent.

For these purposes, Compensation shall mean, for any Plan Year beginning on or after January 1, 1994, the first $150,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code), and only the first $200,000 (as adjusted by the Secretary of Treasury under section 415(d) of the Code) for any Plan Year beginning on or after January 1, 1989 and before January 1, 1994, of a Participant’s Compensation.

(c)        Actuarial Adjustment.  If a Participant’s benefit is paid in any form other than a single life annuity commencing at Normal Retirement Age, then the minimum benefit under (b) above shall be adjusted to the Actuarial Equivalent of such an annuity.

(d)        Participant Also Covered Under Defined Contribution Plan.  In lieu of (b) above, a Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year also participates in one or more defined contribution plans which are part of the same Aggregation Group as the Plan, a maximum allocation of five percent (5%) of “Section 415 Compensation” shall be provided under the defined contribution plan or plans. If no defined contribution plan provides the minimum benefits described in this subsection (d), the minimum benefits shall be provided under this Plan.

14.3	Vesting Requirements.

(a)        Top-Heavy Years.  Anything in Article 5 to the contrary notwithstanding, for any Plan Year for which the Plan is a Top-Heavy Plan, a Participant who has at least one Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to a percentage of his Accrued Benefit determined under the following table; provided however, no Participant’s vested percentage (as of the day before the Plan’s becoming a Top-Heavy Plan) shall be reduced.

Vesting Years	Nonforfeitable Percentage

Less than 2	0%

2	20%

3	40%

4	60%

5 or more	100%

(b)        Subsequent Years.  If a Participant is covered under the Plan for a Plan Year in which the Plan is a Top-Heavy Plan and the Plan then ceases to be a Top-Heavy Plan for a subsequent Plan Year, then, for each such subsequent Plan Year, the following provisions shall apply:

(1)        the amount of such Participant’s nonforfeitable Accrued Benefit shall not be less than the amount of his nonforfeitable Accrued Benefit as of the end of the last Plan Year for which the Plan was a Top-Heavy Plan; and

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(2)        if such Participant has credit for at least 3 Vesting Years (5 Vesting Years with respect to Participants who do not have credit for an Hour of Service on or after January 1, 1989) as of the end of the last Plan Year for which the Plan is a Top-Heavy Plan, then the vesting schedule in (a) above shall continue to apply to such Participant.

14.4      Limitations on Benefits.  If a Limitation Year beginning before January 1, 2000 contains any portion of a Plan Year for which the Plan is a Top-Heavy Plan, then, for purposes of the computation of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction under Article 9, “1.0” shall be substituted for “1.25”; provided however, any limitation which results from the application of this sentence may be exceeded so long as there are no Defined Benefit Plan accruals for the individual and no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the individual.

14.5	EGTRRA Modification of Top-Heavy Rules.

(a)        Effective Date.   This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section applies notwithstanding any other provision of the Plan to the contrary.

(b)        Determination of Top-Heavy Status.

(1)        Key Employee.  Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(2)        Determination of Present Values and Amounts.   This Section 14.5(b)(2) shall apply for purposes of determining the present values of Accrued Benefits and the amounts of account balances of Employees as of the determination date.

(A)       Distributions During Year Ending on the Determination Date. The present values of Accrued Benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period”.

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(B)       Employees not Performing Services During Year Ending on the Determination Date.    The Accrued Benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(C)       Minimum Benefits. For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.”

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ARTICLE 15

MISCELLANEOUS

15.1	Construction.

(a)        Article and Section References.   Except as otherwise indicated by the context, all references to Articles or Sections in the Plan refer to Articles or Sections of the Plan. The titles thereto are for convenience of reference only and the Plan shall not be construed by reference thereto.

(b)        Gender and Number.   As used in the Plan, except when otherwise indicated by the context, the genders of pronouns and the singular and plural numbers of terms shall be interchangeable.

15.2      Assignment or Alienation of Benefits.   Except as provided in section 401(a)(13)(C) of the Code, benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process; provided however, effective January 1, 1985, benefits shall be paid in accordance with the applicable requirements of any domestic relations order which is a qualified domestic relations order (as defined in section 206(d) of ERISA or section 414(p) of the Code); and provided further that benefits shall be paid pursuant to any domestic relations order entered before January 1, 1985 if either the Plan is paying benefits pursuant to such order on such date or the Administrator elects to treat such order as a qualified domestic relations order. Except as provided in the foregoing, if any attempt shall be made to reach the beneficial interest of any Participant or beneficiary by legal process not preempted by ERISA, the Administrator may suspend any rights of distribution which any Participant or beneficiary may have, and may direct that such person’s beneficial interest hereunder be paid over or applied for the benefit of such person, or for the benefit of dependents of such person, as the Administrator shall determine.

15.3	Data.

(a)        Obligation to Furnish.   Each person who participates or claims benefits under the Plan shall furnish to the Administrator, any trustee, or any insurance company involved in the funding of the benefits under the Plan, such signatures, documents, evidence, or information as the Administrator, such trustee, or such insurance company shall consider necessary or desirable for the purpose of administering the Plan.

(b)        Mistakes or Misstatements.   In the event of a mistake or a misstatement as to any item of such information, as is furnished pursuant to (a) above, which has an effect on the amount of benefits to be paid under the Plan, or in the event of a mistake or misstatement as to the amount of payments to be made to a person entitled to receive a benefit under the Plan, the Administrator shall cause such amounts to be withheld or accelerated, as shall in its judgment accord to such person the payment to which he is properly entitled under the Plan.

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15.4	Employment Relationship.

(a)        No Enlargement of Rights.    Except as otherwise provided by law or legally enforceable contract, the establishment of the Plan or of any fund or any insurance contract thereunder, any amendment of the Plan, participation in the Plan, or the payment of any benefits under the Plan, shall not be construed as giving any person whomsoever any legal or equitable claims or rights against any Employer, or its officers, directors, or shareholders, as such, or as giving any person the right to be retained in the employment of any Employer.

(b)        Employer’s Rights.    The right of an Employer to discipline or discharge an employee shall not be affected by reason of any of the provisions of the Plan.

15.5      Merger or Transfer of Plan Assets.   In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant in the Plan shall (if the surviving plan terminated immediately after the merger, consolidation, or transfer) be entitled to receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

15.6      Incompetency or Disability.   Each person to whom a distribution is payable under the Plan shall be conclusively presumed to be mentally competent and not under a disability that renders him unable to care for his affairs, until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, indicating that a guardian, conservator, or other party legally vested with the care of the person or the estate of such person has been appointed by a court of competent jurisdiction, and any payment of a distribution due thereafter shall be made to the same, provided that proper proof of his appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator. The Administrator shall not be required to look to the application of any such payment so made.

15.7      Annuity Contracts.   In order to provide the benefit to which any person is entitled under the Plan, the Administrator may distribute an annuity contract pursuant to the terms of which the person’s benefit is to be provided in compliance with the terms of the Plan. Any annuity contract distributed from the Plan must be nontransferable.

15.8      USERRA and HEART Act.   Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Upon the death of any Participant who dies on or after January 1, 2007, while on a leave of absence to perform qualified military service with reemployment rights described in Code section 414(u), the Participant’s Beneficiary shall be entitled to any additional benefits (other than benefit accruals related to the period of qualified military service) that would be provided under the Plan had the Participant resumed employment and then terminated employment on account of death, in accordance with section 401(a)(37) of the Code.

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15.9      Governing Law.    The Plan and all rights and duties under the Plan shall be governed, construed and administered in accordance with the laws of the State of Ohio, except as governed separately by or preempted by federal law.

15.10    Severability.    In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and interpreted as if such illegal or invalid provision had never been a part of it.

IN WITNESS WHEREOF, Fifth Third Bank has caused this Plan as supplemented by Appendices I through XX attached hereto, to be executed this 21 day of January, 2015.

FIFTH THIRD BANK

By:	/s/ Teresa J Tanner

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX I

SERVICE CREDITING FOR CERTAIN PREDECESSOR EMPLOYERS

1.          Predecessor Employers.    The crediting of service under this Appendix shall apply only to those Employees described below.

(a)

GATEWAY LEASING CORPORATION, an Ohio Corporation.      Former employees of Gateway Leasing Corporation (“Gateway”) who became Employees on or before June 7, 1997 in connection with The Fifth Third Leasing Company’s Asset Purchase Agreement with Gateway shall be credited with Vesting Years under Section 2.39 of the Plan, for their service with Gateway.

(b)

GREAT LAKES NATIONAL BANK, OHIO, N.A.      Former employees of Great Lakes National Bank, Ohio, N.A. (“Great Lakes’) who became Employees on or before September 26, 1997 in connection with the Employer’s acquisition of certain assets of Great Lakes shall be credited with Vesting Years under Section 2.39 of the Plan for their service with Great Lakes.

(c)

SUBURBAN BAN CORPORATION, INC. AND SUBURBAN FEDERAL SAVINGS BANK.        Former employees of Suburban Bancorporation, Inc. or Suburban Federal Savings Bank who became Employees in connection with Fifth Third Bancorp’s acquisition of such entities shall be credited with Vesting Years under Section 2.39 of the Plan, for their service with Suburban Bancorporation, Inc. and Suburban Federal Savings Bank.

(d)

STATE SAVINGS COMPANY.    Former employees of State Savings Company or any of its subsidiaries who become Employees in connection with Fifth Third Bancorp’s acquisition of such entities shall be credited with Vesting Years under Section 2.39 of the Plan, for their service with State Savings Company and any of its subsidiaries.

2.          Crediting of Service.    Service with the predecessor employers described in paragraph 1 above shall be credited to such Employees specified in paragraph 1 above under rules comparable to those under Section 2.39 of the Plan for Vesting Years.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX II

THE FIFTH THIRD BANK PENSION PLAN

1.          Predecessor Plan.  The Fifth Third Bank Pension Plan (the “Pension Plan”) was merged into the Plan, effective as of January 1, 1982. The Pension Plan is the Predecessor Plan for purposes of this Appendix.

2.          Predecessor Plan Benefit.

(a)        Applicability.  The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the Pension Plan on December 31, 1981 and whose employment by Fifth Third Bank terminates on or after January 1, 1982.

(b)        Benefit Formula.  A Participant’s Predecessor Plan Benefit for the Pension Plan shall be a monthly benefit equal to the sum of:

(1)        1-1/2% of his Final Average Pay multiplied by his last continuous period of employment (in 12-month periods and completed quarters to a maximum of 35 years) by The Fifth Third Bank prior to January 1, 1955, determined in accordance with reasonable standards and policies adopted by The Fifth Third Bank which standards and policies shall be consistently observed; plus

(2)        $10.00 (actuarially adjusted for payment in a form other than a single life annuity).

(c)        Predecessor Employers.  Employment with each of the following banks shall be treated as employment by The Fifth Third Bank with respect to persons who were employed by any such bank on December 31, 1954:

(1)        The Lincoln National Bank, of Cincinnati, Ohio (which was consolidated into and with The Fifth Third Bank as of the close of business on May 13, 1955);

(2)        The Norwood-Hyde Park Bank and Trust Company (whose assets were purchased, whose liabilities were assumed and whose personnel were employed by The Fifth Third Bank as of the close of business on January 1, 1962); and

(3)        The Citizens Bank of St. Bernard (whose assets were purchased, whose liabilities were assumed and whose personnel were employed by The Fifth Third Bank as of the close of business on September 1, 1963).

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(d)        Norwood-Hyde Park Provisions.

(1)        The amount of the monthly benefit of a Participant, computed under (b) above, shall include and shall not be in addition to the aggregate amount of monthly benefits which may be available to him under any single premium units of paid-up life insurance acquired on such Participant’s life pursuant to the Profit Sharing Retirement Plan of The Norwood-Hyde Park Bank and Trust Company.

(2)        If the service of a Participant does not give him a monthly benefit, computed under (b) above, then the Predecessor Plan Benefit hereunder of such Participant shall be the aggregate amount of monthly benefits which may be available under any single premium units of paid-up life insurance acquired on such Participant’s life pursuant to the Profit Sharing Retirement Plan of The Norwood-Hyde Park Bank and Trust Company.

3.	Special Benefit Provisions.

(a)        Vesting.  Anything in Section 5.2 of the Plan to the contrary notwithstanding, a Participant shall, at all times, have a non-forfeitable right to his Predecessor Plan Benefit under this Appendix.

(b)        Early Retirement Reduction Factor.    Anything in Section 6.2 of the Plan to the contrary notwithstanding, a Participant’s monthly Predecessor Plan Benefit under this Appendix shall be reduced by 4/10th of 1% for each full calendar month by which his Benefit Commencement Date precedes his 60th birthday.

(c)        Disability.

(1)        General.        Subject to (3) below, upon a Participant’s incurrence of a Disability (defined in (2) below) prior to his reaching Normal Retirement Age, if, at the time of such incurrence (his “Disability Retirement Date”), he is an Employee, then, anything in the Plan to the contrary notwithstanding, his Predecessor Plan Benefit under this Appendix shall be payable (without actuarial reduction) commencing as of the first day of the month coinciding with or next following his Disability Retirement Date. Such Benefit shall be payable pursuant to the applicable provisions of Article 7 (without regard to the optional forms of payment under Sections 7.3), and, for such purposes, such first day of the month shall be treated as the Participant’s Benefit Commencement Date.

(2)        Definition of Disability.  “Disability” means, with respect to a Participant, that he has a total and presumably permanent disability, as determined by the Administrator on the basis of such evidence as it determines to be satisfactory.

(3)        Cessation Upon Recovery from Disability.        If the Administrator determines that a Participant who is receiving a benefit pursuant to (1) above, and who has not attained Normal Retirement Age, is no longer suffering from a Disability, then such benefit shall cease. If a Participant’s entitlement to a benefit has ceased by reason of the preceding sentence and if such Participant has not returned to the employment of an Employer, then he shall be entitled to a benefit under Section 6.4 of the Plan, reduced by the Actuarial Equivalent of the aggregate amount of Disability retirement benefit which he previously received.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX III

THE FARMERS BANK OF WEST UNION RETIREMENT PLAN

1.          Predecessor Plan.    Effective January 1, 1982, The Farmers Bank of West Union adopted the terms and provisions of the Plan as a complete restatement of The Farmers Bank of West Union Retirement Plan (the “West Union Plan”). Effective January 1, 1982 (the “Merger Date”), the West Union Plan was merged into the Plan. The West Union Plan, as in effect prior to January 1, 1982, is the Predecessor Plan for purposes of this Appendix.

2.          Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in The West Union Plan on December 31, 1981 and whose employment by The Fifth Third Bank of Southern Ohio (formerly known as The Farmers Bank of West Union) terminates on or after January 1, 1982.

(b)        Amount.    A Participant’s Predecessor Plan Benefit for the West Union Plan shall be equal to his accrued monthly benefit under the West Union Plan as of December 31, 1981.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX IV

THE FAYETTE COUNTY BANK EMPLOYEES RETIREMENT PLAN

1.          Predecessor Plan.  Effective January 1, 1982, The Fayette County Bank adopted the terms and provisions of the Plan as a complete restatement of The Fayette County Bank Employees Retirement Plan (the “Fayette County Plan”). Effective January 1, 1982 (the “Merger Date”), the Fayette County Plan was merged into the Plan. The Fayette County Plan, as in effect prior to January 1, 1982, is the Predecessor Plan for purposes of this Appendix.

2.          Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the Fayette County Plan on December 31, 1981 and whose employment by The Fayette County Bank terminates on or after January 1, 1982.

(b)        Amount.    A Participant’s Predecessor Plan Benefit for the Fayette County Plan shall be the Actuarial Equivalent of a benefit in the form of a life-ten year certain annuity equal to the product of

(1)        his Benefit Service, as determined under the Fayette County Plan as of December 31, 1981, times

(2)        the sum of

(A)       .7 percent of his Final Average Pay (including, for this purpose, all payments which are reportable on his IRS W-2 form) plus

(B)       .8 percent of such Final Average Pay in excess of 1/12 of the amount of annual compensation (rounded to the nearest whole multiple of $600) on which a male Participant’s old age benefit at age 65 would be computed under the Social Security Act in effect on the first day of the calendar year in which his benefit is calculated, had he always earned compensation at least equal to the Social Security taxable wage base during each of his Social Security benefit computation years.

(c)        Minimum.  A Participant’s Predecessor Plan Benefit, in whatever form paid, shall not be less than the actuarial equivalent of his accrued benefit, as of December 31, 1981, under the Fayette County Plan. For purposes of the preceding sentence, such actuarial equivalent shall be determined on the basis of the 1971 Group Annuity Mortality Table (Male), with female ages rated six years, and interest at the rate of 6% per year.

AIV-1

3.	Special Benefit Provisions.

(a)        Vesting Years.    Any Participant who was covered under the Fayette County Plan on December 31, 1981, and who has credit for at least 1,000 Hours of Service in both the 12 month period beginning on August 1, 1981 and the 12 month period beginning on January 1, 1982, shall be credited with 2 Vesting Years.

(b)        Right to Cash Surrender Value.        Anything in the Plan to the contrary notwithstanding, a Participant’s nonforfeitable benefit shall not be less than the Actuarial Equivalent of a monthly benefit, payable at his Normal Retirement Date in the form of a life-ten year certain annuity, equal to 1/12 of 10 percent of his cash surrender value under the Fayette County Plan as of December 31, 1981.

AIV-2

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX V

THE PEOPLES NATIONAL BANK EMPLOYEES PENSION PLAN AND TRUST

1.          Predecessor Plan.    Effective as of November 1, 1983, and with respect to Participants retiring or otherwise separating from service after November 1, 1983, The Peoples’ National Bank of Wapakoneta adopted the terms and provisions of the Plan as a complete restatement of the plan provisions of The Peoples National Bank Employees Pension Plan and Trust (the “Peoples’ National Bank Plan”). Effective November 1, 1983 (the “Merger Date”), the Peoples’ National Bank Plan was merged into the Plan. The Peoples’ National Bank Plan, as in effect prior to November 1, 1983, is the Predecessor Plan for purposes of this Appendix.

2.          Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the Peoples’ National Bank Plan on October 31, 1983 and whose employment by The Peoples’ National Bank of Wapakoneta terminates after November 1, 1983.

(b)        Amount.    A Participant’s Predecessor Plan Benefit for the Peoples’ National Bank Plan shall be equal to the annuity, commencing as of his Normal Retirement Date and payable in the form provided in Section 7.1, which, as a lump sum, is the actuarial equivalent, determined on the basis of 7 percent interest and the 1971 Group Annuity Mortality Table (as it applies for female lives), of the cash value, on October 31, 1983, of the policy or policies then held for him under the Peoples’ National Bank Plan.

3.          Vesting Years.    Any Participant who was covered under the Peoples’ National Bank Plan on October 31, 1983, and who has credit for at least 1,000 Hours of Service in both the 12 month period beginning on the last anniversary, before January 1, 1984, of his date of hire and the 12 month period beginning on January 1, 1984, shall be credited with 2 Vesting Years.

AV-1

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX VI

C & H BANCORP PENSION TRUST

1.          Predecessor Plan.      Effective January 1, 1989, Citizens Heritage Bank, National Association, adopted the terms and provisions of the Plan as a complete restatement of the C & H Bancorp Pension Trust. Effective December 31, 1988 (the “Merger Date”), the C & H Bancorp Pension Trust was merged into the Plan. The C & H Bancorp Pension Trust, as in effect prior to January 1, 1989, is the Predecessor Plan for purposes of this Appendix.

2.          Early Retirement Age.    In the case of any Participant who was a participant in the C & H Bancorp Pension Trust on the Merger Date, Early Retirement Age shall be age 55.

3.          Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the C & H Bancorp Pension Trust on the Merger Date, and whose employment by Citizens Heritage Bank, National Association, terminates on or after January 1, 1989.

(b)        Amount.    A Participant’s Predecessor Plan Benefit for the C & H Bancorp Pension Trust shall be equal to his accrued monthly benefit under that plan as of the Merger Date.

4.          Vesting.    Anything in Section 5.2 of the Plan to the contrary notwithstanding, a Participant who was a participant in the C & H Bancorp Pension Trust on the date of adoption of this Appendix and who has 5 or more Vesting Years (determined as of 60 days after the later of such adoption date or the date such Participant is notified of the vesting schedule in said Section 5.2) shall have a nonforfeitable right to his Accrued Benefit determined pursuant to the vesting schedule in the C & H Bancorp Pension Trust (immediately prior to the merger) at any time that such vesting schedule would provide the Participant with a greater nonforfeitable percentage than the percentage determined under Section 5.2.

5.          Actuarial Equivalent.    Anything in the Plan to the contrary notwithstanding, if a Participant has a Predecessor Plan Benefit under this Appendix, then his accrued monthly benefit under the C & H Bancorp Pension Trust as of the Merger Date, shall be converted to alternate forms of payment in accordance with the actuarial assumptions in effect as of the Merger Date in the C & H Bancorp Pension Trust.

AVI-1

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX VII

FIRST OHIO BANCSHARES, INC. EMPLOYEES’ RETIREMENT PLAN

1.          Predecessor Plan.    Effective December 8, 1989, Fifth Third Bancorp (successor to First Ohio Bancshares, Inc.), The First National Bank of Toledo, The Home Banking Company, Gibsonburg, First Ohio Capital Corporation, First Ohio Life Insurance Company, First Ohio Bancshares Realty, Inc. and First Ohio Investment Services, Inc. adopted the terms and provisions of the Plan as a complete restatement of the First Ohio Bancshares, Inc. Employees’ Retirement Plan. Effective December 7, 1989 (the “Merger Date”), the First Ohio Bancshares, Inc. Employees’ Retirement Plan was merged into the Plan. The First Ohio Bancshares, Inc. Employees’ Retirement Plan is the Predecessor Plan for purposes of this Appendix.

2.          Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the First Ohio Bancshares, Inc. Employees’ Retirement Plan on the Merger Date and whose employment by Fifth Third Bancorp (successor to First Ohio Bancshares, Inc.), The First National Bank of Toledo, The Home Banking Company, Gibsonburg, First Ohio Capital Corporation, First Ohio Life Insurance Company, First Ohio Bancshares Realty, Inc. and First Ohio Investment Services, Inc. terminates after the Merger Date.

(b)        Benefit Formula.    A Participant’s Predecessor Plan Benefit for the First Ohio Bancshares, Inc. Employees’ Retirement Plan, in the case of a Participant who is an Employee on August 31, 1994, shall be equal to the sum of (1) the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the Actuarial Equivalent of his accrued monthly benefit (expressed as a monthly benefit payable during the Participant’s lifetime with 120 monthly payments guaranteed) under that plan as of the Merger Date plus (2) the amount (if any) by which the Participant’s Ongoing First Ohio Benefit as of August 31, 1994 exceeds the Participant’s Total Fifth Third Benefit as of August 31, 1994. Effective as of August 31, 1994, the Predecessor Plan Benefit is frozen and no further Predecessor Plan Benefit shall accrue for any Participant.

(c)        Definitions.    As used in this Appendix, the following terms, when capitalized, shall have the following meanings:

(1)        “Average Monthly Earnings” means, as of any particular date, the average, on a monthly basis, of a Participant’s Earnings for the highest 5 consecutive Plan Years in the preceding 15 Plan Years; provided however, if, as of a particular date, a Participant’s entire period of service for the Employers (including service for an Employer prior to its adoption of the plan) is less than 5 consecutive Plan Years in the preceding 15 Plan Years, then the Participant’s Average Monthly Earnings means the average, on a monthly basis of the Participant’s Earnings during his entire period of service for the Employers (including service for an Employer prior to its adoption of the Plan).

AVII-1

(2)        “Benefit Hours” means, with respect to a Participant, each Hour of Service determined by treating service taken into account under the First Ohio Plan, as if it were service for the Employer.

(3)        “Benefit Years” means, except as provided below, the sum of the following:

(A)        All of a Participant’s “Credited Service” taken into account under the First Ohio Plan as of December 31, 1988, for benefit accrual and payment purposes.

(B)        Each Plan Year beginning after December 31, 1988 (commencing with the Plan Year in which the Participant attains age 21) for which the Participant receives credit for 2,080 or more Benefit Hours; provided however, that if a Participant has less than 2,080 Benefit Hours but at least 1,000 Benefit Hours for a Plan Year, then he shall receive credit for a partial Benefit Year in accordance with the following schedule:

Benefit Hours	Twelfths of a Year of Credit Service

1,820 or More	12/12ths
1,660 to 1,819	11/12ths
1,500 to 1,659	10/12ths
1,340 to 1,499	9/12ths
1,180 to 1,339	8/12ths
1,000 to 1,179	7/12ths
Less than 1,000	None

Notwithstanding the foregoing, a Participant credited with less than 1,000 Hours of Service for the Plan Year in which he retires or terminates service, shall receive credit for a partial Benefit Year in accordance with the following schedule:

Benefit Hours	Twelfths of a Year of Credit Service

860 to 999	6/12ths
700 to 859	5/12ths
540 to 699	4/12ths
380 to 539	3/12ths
220 to 379	2/12ths
75 to 219	1/12th
Less than 75	None

If any of a Participant’s Vesting Years are disregarded by reason of a Break in Service, then his Benefit Years prior to such Break in Service shall also be disregarded.

AVII-2

(4)        “Earnings” means, for a Plan Year:

(A)        For Plan Years ending before January 1, 1989, the “Annual Earnings” taken into account for the corresponding period under the First Ohio Plan for benefit accrual and payment purposes.

(B)        For Plan Years beginning after December 31, 1988, for an individual who is credited with at least 2,080 Benefit Hours for the Plan Year, the total compensation which is required to be reported by the Employer (including such compensation paid by an Employer prior to its adoption of the Plan) for the calendar year for federal income tax purposes on Form W-2 (or any corresponding successor form) excluding discretionary bonuses, pay in lieu of vacation time, moving expenses, extra compensation for special services and amounts received pursuant to a cash election under The Fifth Third Bancorp Master Profit Sharing Plan, but including amounts that would have been included in the foregoing but for a salary reduction election under a qualified cash or deferred arrangement under section 401(k) of the Code.

(C)        For Plan Years beginning after December 31, 1988, for an individual who is credited with less than 2,080 Benefit Hours, the amount determined under (B) above increased by a fraction, the numerator of which is 2,080 and the denominator is the number of Benefit Hours for which the participant receives credit for the Plan Year.

In no event, however, shall a Participant’s Earnings taken into account for a Plan Year exceed $200,000 ($150,000 for any Plan Year beginning on or after January 1, 1994) as adjusted pursuant to section 401(a)(17) of the Code. In applying these limitations to any “5-percent owner” or any “highly compensated employee in the group consisting of the 10 highly compensated employees paid the greatest compensation during the year” (as those terms are used in section 414(q)(6) of the Code), such Participant’s spouse and lineal descendants who have not attained age 19 before the close of the Plan Year shall be aggregated with such Participant and shall be treated as a single Participant.

(5)       (A)        A Participant’s “Offset Amount” at any particular time shall be equal to:

(i)        for a Participant who was a Qualified Participant (as defined below) in 1990, his base pay plus variable compensation (up to a total of $207,326) from the Employers for 1990 x 15.97%; plus

(ii)       for a Participant who was a Qualified Participant (as defined below) in 1991, his base pay plus variable compensation (up to a total of $212,014) from the Employers for 1991 x 14.28%; plus

(iii)      for a Participant who was a Qualified Participant (as defined below) in 1992, his base pay plus variable compensation (up to a total of $199,867) from the Employers for 1992 x 14.27%; plus

AVII-3

(iv)        for a Participant who was a Qualified Participant (as defined below) in 1993, his base pay plus variable compensation (up to a total of $196,721) from the Employers for 1993 x 14.14%.

(B)        A Participant shall be a “Qualified Participant” for a particular year under (A) above if he:

(i)          is in the employment of an Employer on the last day of such Plan Year;

(ii)         died during such Plan Year and prior to the termination of his employment;

(iii)        retired on or after his reaching age 65 during such Plan Year;

(iv)        retired on or after his reaching age 55 during such Plan Year;

(v)         incurred a disability (an incapacity caused by bodily injury or disease which prevents an Employee from performing his regular duties, based upon medical evidence satisfactory to the Administrator) and retired as a result thereof during such Plan Year; or

(vi)        is on leave of absence at the close of such Plan Year, if he received compensation from an Employer during such Plan Year.

(C)        In determining base pay plus variable compensation under (A) above, only the first $200,000 (only $150,000 for any Plan Year beginning on or after January 1, 1994) (as adjusted pursuant to section 401(a)(17) of the Code) of a Participant’s base pay plus variable compensation shall be taken into account. Effective for Plan Years beginning after December 31, 1996, the family aggregation rules previously in effect for this purpose no longer apply.

In determining benefits payable under the Plan, the determination of a Participant’s Offset Amount shall be made as of August 31, 1994.

(6)       A Participant’s “Ongoing First Ohio Benefit” shall be equal to the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Normal Retirement Date (or, in the case of a Participant who has not terminated service as of his Normal Retirement Date, commencing as of his Benefit Commencement Date under Section 6.3 of the Plan) which is the Actuarial Equivalent of a monthly benefit commencing at Normal Retirement Date (or, in the case of a Participant who has not terminated service as of his Normal Retirement Date, commencing as of his Benefit Commencement Date under Section 6.3 of the Plan) and payable during the Participant’s lifetime with 120 monthly payments guaranteed equal to the sum of:

(A)        1.9% of the first $1,000 of his Average Monthly Earnings, plus 2.5% of his Average Monthly Earnings in excess of $1,000, multiplied by his Benefit Years not to exceed 20; plus

(B)        .5% of his Average Monthly Earnings multiplied by his Benefit Years in excess of 20 but not in excess of 35.

AVII-4

(7)        A Participant’s “Total Fifth Third Benefit” shall be equal to the sum of:

(A)        the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the Actuarial Equivalent of his accrued monthly benefit (expressed as a monthly benefit payable during the Participant’s lifetime with 120 monthly payments guaranteed) under the First Ohio Bancshares, Inc. Employees’ Retirement Plan as of the Merger Date; plus

(B)        his Retirement Plan Benefit; plus

(C)        the monthly amount payable under a single life annuity in equal monthly installments over the life of the Participant commencing immediately in the case of Participant who retires upon attainment of his Early Retirement Age or Normal Retirement Age (or, in the case of a Participant who has not terminated service as of his Normal Retirement Date, commencing as of his Benefit Commencement Date under Section 6.3 of the Plan) which is the actuarial equivalent (based on the actuarial assumptions specified in 3 below) of the Participant’s Offset Amount as of August 31, 1994.

(d)        Early Retirement Reduction Factors.  Notwithstanding anything to the contrary contained in the Plan, if a Participant’s benefit commences prior to his Normal Retirement Date, in determining the Participant’s benefit, the amounts specified in (b)(1), (c)(6) and (c)(7)(A) above shall be reduced by 5/9ths of 1% (.55556%) for each month of the first sixty (60) calendar months, plus 5/18ths of 1% (.27778%) for each month of the next sixty (60) calendar months by which such Participant’s Benefit Commencement Date precedes his Normal Retirement Date.

3.	Actuarial Assumptions.

(a)        Offset Amount Conversion.    For purposes of 2(c)(7)(C) above, actuarial equivalence shall be determined on the basis of the 1971 Group Annuity Mortality Table as it applies to female lives and the following interest rates:

(1)        if the Participant’s Offset Amount is not in excess of $25,000, the interest rates which would be used (as of January 1, 1994) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination; or

(2)        if the Participant’s Offset Amount exceeds $25,000, 120% of the interest rates specified in (1) above.

AVII-5

(b)        Cash-Out Distributions.  The amount of any lump sum cash-out under Section 7.4 of the Plan with respect to any benefit attributable to a Participant who was a participant in the First Ohio Bancshares, Inc. Employees’ Retirement Plan as of the Merger Date shall be based on the greater of:

(1)        the Participant’s nonforfeitable Accrued Benefit and the actuarial assumptions specified in (a) above (except that the interest rates used shall be those that are applicable as of the first day of the Plan Year which contains the Benefit Commencement Date or other date as of which benefits under the Plan are to be paid rather than August 31, 1994); and

(2)        the Participant’s nonforfeitable accrued monthly benefit under the First Ohio Bancshares, Inc. Employees’ Retirement Plan as of the Merger Date and the UP-1984 Unisex Mortality Table set back two years and the interest rates specified in (a) above (except that the interest rates used shall be those that are applicable as of the first day of the Plan Year which contains the Benefit Commencement Date or other date as of which benefits under the Plan are to be paid rather than August 31, 1994).

4.	Alternative Forms of Benefit – Before August 1, 2015.

(a)        Preservation of Alternative Form.  Subject to an effective waiver of the Qualified Joint and Survivor Annuity in accordance with the Plan, a Participant who was a participant in the First Ohio Bancshares, Inc. Employees’ Retirement Plan as of the Merger Date, may elect to receive so much of his benefit under the Plan as does not exceed the amount specified in 2(b)(1) above in a form specified in (b) below, but only if his Benefit Commencement Date is before August 1, 2015.

(b)        Preserved Joint Life-Ten Year Certain Option.

(1)        Under the preserved joint life-ten year certain option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date, then monthly payments shall be continued in an amount equal to 50%, 66- 2/3% or 100% (as elected by the Participant) of the monthly benefit payable to the Participant under this option to his designated Beneficiary payable over such Beneficiary’s remaining lifetime; provided that if the Participant and such Beneficiary die before a total of 120 monthly payments have been made, then the balance of such payments shall be paid, in a lump sum, to the estate of the person upon whose death such amount becomes payable.

AVII-6

(2)        In determining the amount payable to the Participant under (1) above, the monthly benefit attributable to a Participant’s accrued monthly benefit under the First Ohio Bancshares, Inc. Employees’ Retirement Plan as of the Merger Date (expressed as a monthly benefit payable during the Participant’s lifetime with 120 monthly payments guaranteed) shall be multiplied by the following factors:

Joint & Survivor Percentage	Factor

50%	93% plus 1/2% for each year the Beneficiary is older than the Participant to a maximum of 97% or minus 1/2% for each year the Beneficiary is younger than the Participant.

66-2/3%	91 % plus 1/2% for each year the Beneficiary is older than the Participant to a maximum of 96% or minus 1/2% for each year the Beneficiary is younger than the Participant.

100%	87% plus 1% for each year the Beneficiary is older than the Participant to a maximum of 95% or minus 1% for each year the Beneficiary is younger than the Participant.

5.	Alternative Forms of Benefit – After July 1, 2015.

(a)        Preservation of Alternative Form for Participants Age 70 or Older. Subject to an effective waiver of the Qualified Joint and Survivor Annuity in accordance with the Plan, a Participant who was a participant in the First Ohio Bancshares, Inc. Employees’ Retirement Plan as of the Merger Date, and who is age 70 or older as of his Benefit Commencement Date, may elect to receive so much of his benefit under the Plan as does not exceed the amount specified in 2(b)(1) above in the form specified in (b) below.

(b)        Preserved Joint Life-Ten Year Certain Option.

(1)        Under the preserved joint life-ten year certain option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date, then monthly payments shall be continued in an amount equal to 50% of the monthly benefit payable to the Participant under this option to his designated Beneficiary payable over such Beneficiary’s remaining lifetime; provided that if the Participant and such Beneficiary die before a total of 120 monthly payments have been made, then the balance of such payments shall be paid, in a lump sum, to the estate of the person upon whose death such amount becomes payable.

AVII-7

(2)        In determining the amount payable to the Participant under (1) above, the monthly benefit attributable to a Participant’s accrued monthly benefit under the First Ohio Bancshares, Inc. Employees’ Retirement Plan as of the Merger Date (expressed as a monthly benefit payable during the Participant’s lifetime with 120 monthly payments guaranteed) shall be multiplied by the following factors:

Joint & Survivor Percentage	Factor

50%	93% plus 1/2% for each year the Beneficiary is older than the Participant to a maximum of 97% or minus 1/2% for each year the Beneficiary is younger than the Participant.

AVII-8

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX VIII

AMERICAN NATIONAL BANK RETIREMENT PLAN

1.          Predecessor Plan. Effective January 1, 1986, the American National Bank (subsequently renamed The Fifth Third Bank of Campbell County, National Association) adopted the terms and provisions of the Plan as a complete restatement of the American National Bank Retirement Plan (the “American National Plan”). Effective December 31, 1986 (the “Merger Date”), the American National Plan merged into the Plan. The American National Plan, as in effect prior to January 1, 1986, is the Predecessor Plan for purposes of this Appendix.

2.          Normal Retirement Age and Early Retirement Age. In the case of any Participant who was a participant in the American National Plan on the date immediately preceding the adoption of this Appendix:

(a)        Normal Retirement Age shall be age 65; and

(b)        Early Retirement Age shall be age 55.

3.          Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the American National Plan on December 31, 1985 and whose employment by the American National Bank terminates on or after January 1, 1986.

(b)        Amount.

(1)        General.    A Participant’s Predecessor Plan Benefit for the American National Plan shall be equal to the sum of:

(A)        his accrued monthly benefit under the American National Plan as of December 31, 1985; plus

(B)        the excess, if any, of:

(i)        his accrued monthly benefit under the American National Plan for the period from January 1, 1986 through the date of adoption of this Appendix; over

(ii)       his Retirement Plan Benefit.

(2)        Bellevue Participants - Form of Payment.  Anything in Section 7.1 of the Plan to the contrary notwithstanding, in the case of a Participant (hereinafter referred to as a “Former Bellevue Participant”) who was covered under the American National Bank Retirement Income Plan (formerly known as the Bellevue Commercial and Savings Bank Retirement Income Plan) on December 31, 1983, his monthly accrued benefit under (1)(A) above for service

AVIII-1

prior to January 1, 1984 shall be computed in the form of a life-ten year certain annuity and shall be converted to other forms of payment in accordance with the provisions of Section 6 of this Appendix.

4.          Vesting for Bellevue Participants.  The nonforfeitable Accrued Benefit of a Former Bellevue Participant (as defined in Section 3(b)(2) of this Appendix) shall not be less than the nonforfeitable amount of his accrued benefit under such plan as of December 31, 1983, based on the assumption that such plan had continued in existence.

5.          Pre-Retirement Death Benefit - Prior Plan Value.  If a Participant who was covered under the American National Bank Retirement Income Plan (formerly known as the Bellevue Commercial and Savings Bank Retirement Income Plan) prior to May 1, 1980 dies while in the active service of the Employer, then his designated beneficiary shall receive an amount equal to the excess, if any, of:

(a)        his prior plan value (as shown in Appendix C to the American National Plan as amended and restated effective January 1, 1984) together with interest of 8 percent per annum credited to his date of death, over

(b)        the sum of any payments made to his Surviving Spouse.

6.          Actuarial Equivalent.  Anything in the Plan to the contrary notwithstanding, if a Participant has a Predecessor Plan Benefit under this Appendix, then the following provisions shall apply:

(a)        Pre-1986 Benefits.  His accrued monthly benefit under the American National Plan as of December 31, 1985 shall be converted to alternate forms of payment in accordance with Tables A-I through A-S below; provided however, if he is a Former Bellevue Participant (as defined in Section 3(b)(2) of this Appendix), then Tables B-I through B-3 below shall apply (in lieu of Tables A-I through A-3) to his benefits for service prior to January 1, 1984.

(b)        Post-1985 Benefits.  His benefit under the Plan for service after December 31, 1985 shall not be less than an amount determined by applying the actuarial assumptions and factors in Tables A-I through A-S below to the excess of:

(1)        his Accrued Benefit under the Plan as of the date this Appendix is adopted over

(2)        his accrued monthly benefit under the American National Plan as of December 31, 1985.

AVIII-2

TABLE A-1

FACTORS FOR JOINT AND SURVIVOR OPTIONS

Number of Completed Years by which Joint Annuitant is	Qualified Joint & Survivor and 50% Contingent	Contingent Annuitant Option
Younger than Annuitant	Annuitant Option	75%	100%

0	.900	.860	.830
1	.895	.854	.822
2	.890	.848	.814
3	.885	.842	.806
4	.880	.836	.798
5	.875	.830	.790
6	.870	.824	.782
7	.865	.818	.774
8	.860	.812	.766
9	.855	.806	.758
10	.850	.800	.750
11	.845	.794	.742
12	.840	.788	.734
13	.835	.782	.726
14	.830	.776	.718
15	.825	.770	.710
16	.820	.764	.702
17	.815	.758	.694
18	.810	.752	.686
19	.805	.746	.678
20	.800	.740	.670
21	.795	.734	.662
22	.790	.728	.654
23	.785	.722	.646
24	.780	.716	.638
25	.775	.710	.630
26	.770	.704	.622
27	.765	.700	.614
28	.760	.700	.606
29	.755	.700	.600
30 or more	.750	.700	.600

AVIII-3

TABLE A-2

FACTORS FOR JOINT AND SURVIVOR OPTIONS

Number of Completed Years by which Joint Annuitant is	Qualified Joint & Survivor and 50% Contingent	Contingent Annuitant Option
Older than Annuitant	Annuitant Option	75%	100%

0	.900	.860	.830
1	.905	.866	.838
2	.910	.872	.846
3	.915	.878	.854
4	.920	.884	.862
5	.925	.890	.870
6	.930	.896	.878
7	.935	.902	.886
8	.940	.908	.894
9	.945	.914	.902
10	.950	.920	.910
11	.955	.926	.918
12	.960	.932	.926
13	.965	.938	.934
14	.970	.944	.942
15	.975	.950	.950
16	.980	.956	.950
17	.980	.962	.950
18	.980	.968	.950
19	.980	.974	.950
20	.980	.980	.950

AVIII-4

TABLE A-3

FACTOR FOR LIFE-10 YEAR CERTAIN OPTION

Age	Factor
70.870
69.880
68.890
67.900
66.910
65.920
64.925
63.930
62.935
61.940
60.945
59.950
58.955
57.960
56.965
55.970

TABLE A-4

FACTORS TO BE APPLIED TO ACCRUED BENEFIT

TO DETERMINE BENEFIT PAYABLE COMMENCING PRIOR TO AGE 65

NUMBER OF MONTHS

Age at Retirement	0	1	2	3	4	5	6	7	8	9	10	11
55.5000	.5033	.5067	.5100	.5133	.5167	.5200	.5233	.5267	.5300	.5333	.5367
56.5400	.5433	.5467	.5500	.5533	.5567	.5600	.5633	.5667	.5700	.5733	.5767
57.5800	.5833	.5867	.5900	.5933	.5967	.6000	.6033	.6067	.6100	.6133	.6167
58.6200	.6233	.6267	.6300	.6333	.6366	.6400	.6433	.6467	.6500	.6533	.6567
59.6600	.6633	.6667	.6700	.6733	.6767	.6800	.6833	.6867	.6900	.6933	.6967
60.7000	.7050	.7100	.7150	.7200	.7250	.7300	.7350	.7400	.7450	.7500	.7550
61.7600	.7650	.7700	.7750	.7800	.7850	.7900	.7950	.8000	.8050	.8100	.8150
62.8200	.8250	.8300	.8350	.8400	.8450	.8500	.8550	.8600	.8650	.8700	.8750
63.8800	.8850	.8900	.8950	.9000	.9050	.9100	.9150	.9200	.9250	.9300	.9350
64.9400	.9450	.9500	.9550	.9600	.9650	.9700	.9750	.9800	.9850	.9900	.9950

AVIII-5

TABLE A-5

SINGLE SUM

Interest	-	6-1/2%

Mortality	-	PBGC Unisex UP-84 Table.

TABLE B-1

(FORMER BELLEVUE PARTICIPANTS)

FACTORS FOR JOINT AND SURVIVOR OPTIONS

Number of Completed Years	Qualified Joint & Survivor	Contingent Annuitant
by which Joint Annuitant	and 50% Continent Annuitant	Option
is Younger than Annuitant	Option	75%	100%

0	.972	.929	.896
1	.967	.922	.888
2	.961	.916	.879
3	.956	.909	.870
4	.950	.903	.862
5	.945	.896	.853
6	.940	.890	.845
7	.934	.883	.836
8	.929	.877	.827
9	.923	.870	.819
10	.918	.864	.810
11	.913	.858	.801
12	.907	.851	.793
13	.902	.845	.784
14	.896	.838	.775
15	.891	.832	.767
16	.886	.825	.758
17	.880	.819	.750
18	.875	.812	.741
19	.869	.806	.732
20	.864	.799	.724
21	.859	.793	.715
22	.853	.786	.706
23	.848	.780	.698
24	.842	.773	.689
25	.837	.767	.680
26	.832	.760	.672
27	.826	.756	.663
28	.821	.756	.654
29	.815	.756	.648
30 or more	.810	.756	.648

AVIII-6

TABLE B-2

(FORMER BELLEVUE PARTICIPANTS)

FACTORS FOR JOINT AND SURVIVOR OPTIONS

Number of Completed Years by which Joint Annuitant	Qualified Joint & Survivor and 50% Continent	Contingent Annuitant Option
is Older than Annuitant	Annuitant Option	75%	100%

0	.972	.929	.896
1	.977	.935	.905
2	.983	.942	.914
3	.988	.948	.922
4	.994	.955	.931
5	.999	.961	.940
6	1.004	.968	.948
7	1.010	.974	.957
8	1.015	.981	.966
9	1.021	.987	.974
10	1.026	.994	.983
11	1.031	1.000	.991
12	1.037	1.007	1.000
13	1.042	1.013	1.009
14	1.048	1.020	1.017
15	1.053	1.026	1.026
16	1.058	1.032	1.026
17	1.058	1.039	1.026
18	1.058	1.045	1.026
19	1.058	1.052	1.026
20 or more	1.058	1.058	1.026

TABLE B-3

(FORMER BELLEVUE PARTICIPANTS)

FACTORS FOR SINGLE LIFE ANNUITY

Age	Factor
65	1.087
64	1.081
63	1.075
62	1.070
61	1.064
60	1.058
59	1.053
58	1.047
57	1.042
56	1.036
55	1.031

AVIII-7

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX IX

KENTUCKY ENTERPRISE BANK, F.S.B.

EMPLOYEES RETIREMENT PLAN

1.         Predecessor Plan.  The Kentucky Enterprise Bank, F.S.B. Employees Retirement Plan (the “Kentucky Enterprise Plan”) merged into the Plan as of September 30, 1996 (the “Merger Date”). The Kentucky Enterprise Plan, as in effect on the Merger Date, is the Predecessor Plan for purposes of this Appendix.

2.         Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply to those Participants who were participants in the Kentucky Enterprise Plan on the Merger Date.

(b)        Amount.    A Participant’s Predecessor Plan Benefit under this Appendix shall be equal to this accrued monthly benefit as of the Merger Date payable under a single life annuity with equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the actuarial equivalent of his accrued benefit under the Kentucky Enterprise Plan expressed as a monthly benefit payable during the Participant’s lifetime with 60 monthly payments guaranteed.

3.         Retirement Ages.    In the case of any Participant who was a participant in the Kentucky Enterprise Plan as of the Merger Date, the following shall apply:

(a)        Normal Retirement Age shall be age 65; and

(b)        Early Retirement Age shall be age 55.

4.         Actuarial Assumptions.

(a)        General.  The amount of any alternative forms of payment under the Plan for any Participant with a Predecessor Plan Benefit and whose employment with Fifth Third Savings Bank of Northern Kentucky, F.S.B. or The Fifth Third Bank of Northern Kentucky, Inc. terminates after the Merger Date (and the amount of any adjustment for benefit commencement after attainment of age 65) shall be determined based on the greater of:

(i)       the Participant’s nonforfeitable Predecessor Plan Benefit and the actuarial assumptions applicable for this purpose under the Kentucky Enterprise Plan as of the Merger Date, and

(ii)      the Participant’s total nonforfeitable Accrued Benefit under the Plan as of the date the alternative form is being determined and the actuarial assumptions specified in Section 2.2 of the Plan.

AIX-1

(b)        Early Retirement Reduction.    Notwithstanding anything to the contrary contained in the Plan, if the benefit of any Participant with respect to whom this Appendix is applicable commences prior to his Normal Retirement Date, in determining the Participant’s benefit, his Predecessor Plan Benefit under 2(b) above shall be the Actuarial Equivalent of his Predecessor Plan Benefit using the actuarial assumptions applicable for this purpose under the Kentucky Enterprise Plan as of the Merger Date.

5.         Vesting Service and Vesting at age 55.

(a)        Crediting of Service.   As provided in the Plan, whole “Years of Service” with which a Participant was credited for vesting purposes as of March 15, 1996 under the Kentucky Enterprise Plan, shall be credited to the Participant under this Plan. In addition, in determining whether the Participant is credited with a Vesting Year in 1996, he shall be credited with 190 Hours of Service for each whole month (and 45 Hours of Service of reach week in a partial month) for which the Employee would have been credited with one Hour of Service had Kentucky Enterprise Bancorp, Inc. and Kentucky Enterprise Bank, F.S.B. been Affiliates since January 1, 1996.

(b)        Vesting at age 55.    Anything in Section 5.2 of the Plan to the contrary notwithstanding, a Participant with respect to whom this Appendix is applicable and who has three or more Vesting Years (determined as of 60 days after the later of the Merger Date or the date such Participant is notified of the Plan’s Early and Normal Retirement Ages and their effect on vesting) shall have a nonforfeitable right to his Accrued Benefit upon his attainment of age 55 if he is then in the service of an Employer or an Affiliate.

6.         Benefit Commencement Date.  Notwithstanding any other provisions of the Plan, a Participant with respect to whom this Appendix is applicable may elect to have a Benefit Commencement Date which is either the applicable Benefit Commencement Date provided under the terms of the Plan or the applicable date that similar benefits would have commenced under the Predecessor Plan.

7.         Alternative Forms of Benefit – Before August 1, 2015.    Notwithstanding any other provisions of the Plan, a Participant with respect to whom this Appendix is applicable may elect to receive his Predecessor Plan Benefit under the following preserved payment options, but only if his Benefit Commencement Date is before August 1, 2015.

(a)    A Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before a total of 60 monthly payments have been made, then the monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals 60 monthly payments. In the event of the death of such Participant and all of his designated Beneficiaries before the number of monthly payments specified by such Participant have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

AIX-2

(b)        a Participant shall be entitled to payments over a period certain in monthly, quarterly, semi-annual, or annual installments. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and his Beneficiary); and

(c)        a Participant shall be entitled to annuity payments (payable by the Plan or through the purchase of an annuity contract) over a period not extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

8.         Alternative Forms of Benefit – After July 1, 2015.   Notwithstanding any other provisions of the Plan, a Participant with respect to whom this Appendix is applicable may elect to receive his Predecessor Plan Benefit under the following preserved payment options, if the Participant’s Benefit Commencement Date is August 1, 2015 or later:

(a)        Preserved Life-Five Year Certain Option for Participants Age 68 or Older.  A Participant who is age 68 or older as of his Benefit Commencement Date, shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before a total of 60 monthly payments have been made, then the monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals 60 monthly payments. In the event of the death of such Participant and all of his designated Beneficiaries before 60 monthly payments have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

(b)        Preserved Installment Payments.   A Participant may elect to receive level annual installment payments over a period of either 10 years or 15 years. In the event of the Participant’s death before he has received all 10 or 15 annual payments (as the case may be), then such annual payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of annual payments made to such Participant and Beneficiary or Beneficiaries equals 10 or 15 annual payments (as the case may be). In the event of the death of such Participant and all of his designated Beneficiaries before 10 or 15 annual payments (as the case may be) have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

AIX-3

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX X

FIRST BANK & TRUST COMPANY

AMENDED RETIREMENT PLAN

1.         Predecessor Plan.  Effective January 1, 1988, First Bank & Trust Company of Batesville adopted the terms and provisions of the Plan as a complete restatement of the First Bank & Trust Company Amended Retirement Plan (the “First Bank & Trust Plan”). Effective December 31, 1987 (the “Merger Date”), the First Bank & Trust Plan was merged into the Plan. The First Bank & Trust Plan, as in effect prior to January 1, 1988, is the Predecessor Plan for purposes of this Appendix.

2.         Normal Retirement Age.  In the case of any Participant who was a participant in the First Bank & Trust Plan on December 31, 1987, Normal Retirement Age shall be age 65.

3.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the First Bank & Trust Plan on December 31, 1987 and whose employment by First Bank & Trust Company of Batesville terminates on or after January 1, 1988.

(b)        Amount.  A Participant’s Predecessor Plan Benefit for the First Bank & Trust Plan shall be equal to his accrued monthly benefit under that plan as of December 31, 1987.

4.         Actuarial Equivalent.     Anything in the Plan to the contrary notwithstanding, if a Participant has a Predecessor Plan Benefit under this Appendix, then his accrued monthly benefit under the First Bank & Trust Plan as of December 31, 1987 shall be converted to alternate forms of payment in accordance with the actuarial assumptions in effect as of December 31, 1987 in the First Bank & Trust Plan.

5.         Alternative Forms of Benefit – Before August 1, 2015.    A Participant who was a participant in the First Bank & Trust Plan on December 31, 1987 may elect to receive his Predecessor Plan Benefit in the following form but only if his Benefit Commencement Date is before August 1, 2015.

Life-5 Year Certain Option.

Under the life-five year certain option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before he has received 60 monthly payments, then monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals 60 monthly payments.

AX-1

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XI

NEW PALESTINE BANK EMPLOYEES’ PENSION PLAN

1.         Predecessor Plan.  Effective December 31, 1989 (the “Merger Date”), The Fifth Third Bank of Central Indiana Employees’ Pension Plan (formerly known as the New Palestine Bank Employees’ Pension Plan) was merged into the Plan. The Fifth Third Bank of Central Indiana Employees’ Pension Plan is the Predecessor Plan for purposes of this Appendix.

2.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in The Fifth Third Bank of Central Indiana Employees’ Pension Plan on the Merger Date and whose employment by The Fifth Third Bank of Central Indiana terminates after the Merger Date.

(b)        Amount.   A Participant’s Predecessor Plan Benefit for The Fifth Third Bank of Central Indiana Employees’ Pension Plan shall be equal to the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the Actuarial Equivalent of his accrued monthly benefit (expressed as a monthly benefit payable during the Participant’s lifetime with 120 monthly payments guaranteed) under that plan as of the Merger Date.

3.         Actuarial Assumptions.   The amount of any alternative forms of payment under the Plan for any Participant with respect to whom this Appendix is applicable (referred to in 2(a) above) shall be based on the greater of:

(a)        the Participant’s nonforfeitable Predecessor Plan Benefit and the actuarial assumptions specified in the Predecessor Plan effective as of the Merger Date; and

(b)        the Participant’s total nonforfeitable Accrued Benefit under the Plan as of the date the alternative form is being determined and the actuarial assumptions specified in Section 2.2 of the Plan.

4.         Change in Plan Year.   For Participants with respect to whom this Appendix is applicable (referred to in 2(a) above), the Plan Year ending December 31, 1989 shall be treated as including the period through July 31, 1990 for purposes of determining Vesting Years under Section 2.39(a)(2) of the Plan and a Break in Service under Section 2.9 of the Plan.

5.         Vesting at Age 65.  Anything in Section 5.2 of the Plan to the contrary notwithstanding, a Participant who was a participant in the Predecessor Plan on the date of adoption of this Appendix and who has 3 or more Vesting Years (determined as of 60 days after the later of such adoption date or the date such Participant is notified of the Normal Retirement Age under the Plan and its effect on vesting) shall have a nonforfeitable right to his Accrued Benefit upon his attainment of age 65 if he is then in the service of an Employer or an Affiliate.

AXI-1

6.         Preserved Term Certain Options – Before August 1, 2015.  Subject to an effective waiver of the Qualified Joint and Survivor Annuity in accordance with the Plan, a Participant who was a participant in the Predecessor Plan as of the Merger Date, may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit under any of the preserved term certain options but only if his Benefit Commencement Date is before August 1, 2015.

Under these options, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before a total of 60 or 180 (as selected by the Participant) monthly payments have been made, then the monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals the number of monthly payments (60 or 180) selected by the Participant. In the event of the death of such Participant and all of his designated Beneficiaries before the number of monthly payments specified by such Participant have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

7.         Preserved Term Certain Options – After July 1, 2015.   For a Benefit Commencement Date of August 1, 2015 or later, the life and term certain annuity with a guarantee of monthly payments for a 60-month period as described in 6 above, shall not be available. The 180-month term certain period shall be available in accordance with Section 7.3(c) of the Plan.

AXI-2

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XII

FINANCIAL INSTITUTIONS RETIREMENT FUND/CUMBERLAND

1.         Predecessor Plan.   Employees with accrued benefits under the Financial Institutions Retirement Fund with respect to the participation in said multiple-employer plan by The Cumberland Federal Bancorporation, Inc. or The Cumberland Federal Savings Bank (“The Cumberland Plan”), had the choice of electing to have their accrued benefits transferred to the Plan in accordance with the terms of The Cumberland Plan. Upon such transfer, the Plan assumed the accrued benefit under The Cumberland Plan attributable to Employees who elected a transfer and accepted the plan assets transferred from The Cumberland Plan. The Cumberland Plan, as in effect September 1, 1994, is the Predecessor Plan for purposes of this Appendix.

2.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply only to those Participants who had their accrued benefit under The Cumberland Plan transferred to, and assumed by, this Plan.

(b)        Amount.   A Participant’s Predecessor Plan Benefit under this Appendix shall be equal to the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the Actuarial Equivalent of his accrued benefit (expressed as a monthly benefit payable during the Participant’s lifetime with 120 monthly payments guaranteed) as of September 1, 1994 transferred by The Cumberland Plan; provided that said transferred accrued benefit shall be enhanced by applying the benefit formula in effect under The Cumberland Plan as if it had been amended with respect to employees who remained in service on September 1, 1994, by increasing the 2% “annual accrual rate” to 2.35% (which “annual accrual rate” times “High-5 Salary”, times “years and months of Benefit Service” produced the annual normal retirement benefit under The Cumberland Plan).

3.         Actuarial Assumptions.

(a)        General.   The amount of any alternative forms of payment under the Plan for any Participant with respect to whom this Appendix is applicable (referred to in 2(a) above) (and the amount of any adjustment for benefit commencement after attainment of age 65) shall be based on the greater of:

(i)         the Participant’s nonforfeitable Predecessor Plan Benefit and the actuarial assumptions applicable for this purpose under The Cumberland Plan as of September 1, 1994; and

(ii)        the Participant’s total nonforfeitable Accrued Benefit under the Plan as of the date the alternative form is being determined and the actuarial assumptions specified in Section 2.2 of the Plan.

AXII-1

(b)        Early Retirement Reduction Factors.    Notwithstanding anything to the contrary contained in the Plan, if a Participant’s benefit commences prior to his attainment of age 65, in determining the Participant’s benefit, his Predecessor Plan Benefit under 2(b) above shall be reduced by 1/2 of 1% for each month of the first sixty (60) calendar months, plus 1/3 of 1% for each month of the next sixty (60) calendar months by which such Participant’s Benefit Commencement Date precedes his Normal Retirement Date.

4.         Vesting Service and Vesting at Age 65.

(a)        Crediting of Service.  As provided in Section 2.39(a)(3) of the Plan, whole years of “Vesting Service” with which a Participant was credited as of September 1, 1994 under The Cumberland Plan (determined under the elapsed time method), shall be credited to the Participant under this Plan. In addition, in determining whether the Participant is credited with a Vesting Year under Section 2.39(a)(2)), he shall be credited with 190 Hours of Service for each month (from January 1994 through August 1994) for which the Employee would have been credited with one Hour of Service had The Cumberland Federal Bancorporation, Inc. and The Cumberland Federal Savings Bank been Affiliates since January 1, 1994.

(b)        Vesting at Age 65.   Anything in Section 5.2 of the Plan to the contrary notwithstanding, a Participant with respect to whom this Appendix is applicable (referred to in 2(a) above) who has 3 or more Vesting Years (determined as of 60 days after the later of September 1, 1994 or the date such Participant is notified of the Plan’s Normal Retirement Age under the Plan and its effect on vesting) shall have a nonforfeitable right to his Accrued Benefit upon his attainment of age 65 if he is then in the service of an Employer or an Affiliate.

5.         Alternative Forms of Benefit.

A Participant to whom this Appendix applies (referred to in 2(a) above) may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit under the preserved joint life-ten year certain option. Under this option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date, then monthly payments shall be continued in an amount equal to 100% of the monthly benefit payable to the Participant under this option to his designated Beneficiary payable over such Beneficiary’s remaining lifetime; provided that if the Participant and such Beneficiary die before a total of 120 monthly payments have been made, then the present value of the unpaid installments, discounted at the rate of 7% per annum, shall be paid in a lump sum to a Beneficiary designated by the Participant, or, if none, to the estate of the survivor of the Participant and the joint annuitant (presuming the Participant to be the survivor if they die within 24 hours of each other).

AXII-2

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XIII

THE FIFTH THIRD BANK OF NORTHEASTERN OHIO

1.         Predecessor Plan. The Falls Savings Bank, FSB Defined Benefit Pension Plan (the “Falls Plan”) merged into the Plan as of March 8, 1996 (the “Merger Date”). The Falls Plan, as in effect on the Merger Date, is the Predecessor Plan for purposes of this Appendix.

2.         Predecessor Plan Benefit.

(a)        Applicability.    The Predecessor Plan Benefit provided herein shall apply only to those Participants who were participants in the Falls Plan on the Merger Date and whose employment with The Fifth Third Savings Bank of Northern Ohio, F.S.B. or The Fifth Third Bank of Northeastern Ohio terminates after the Merger Date.

(b)        Amount.    A Participant’s Predecessor Plan Benefit under this Appendix shall be equal to his accrued monthly benefit under the Falls Plan as of the Merger Date.

3.         Actuarial Assumptions.

(a)        General.   The amount of any alternative forms of payment under the Plan for any Participant with respect to whom this Appendix is applicable (and the amount of any adjustment for benefit commencement after attainment of age 65) shall be determined based on the sum of:

(i)         the Participant’s nonforfeitable Predecessor Plan Benefit and the actuarial assumptions applicable for this purpose under the Falls Plan as of the Merger Date, and

(ii)        the Participant’s Retirement Plan Benefit under the Plan as of the date the alternative form is being determined and the actuarial assumptions specified in Section 2.2 of the Plan.

(b)        Early Retirement Reduction Factors.   Notwithstanding anything to the contrary contained in the Plan, if the benefit of any Participant with respect to whom this Appendix is applicable commences prior to his Normal Retirement Date, in determining the Participant’s benefit, his Predecessor Plan Benefit under 2(b) above shall be the greater of (1) his Predecessor Plan Benefit reduced by 1/15 for each of the first five (5) years and 1/30 for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Predecessor Plan Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Predecessor Plan Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.

AXIII-1

4.         Vesting.

(a)        Crediting of Service.   As provided in the Plan, whole “Years of Service” with which a Participant was credited for vesting purposes as of December 31, 1994 under the Falls Plan, shall be credited to the Participant under this Plan. In addition, in determining whether the Participant is credited with a Vesting Year in 1995, he shall be credited with Hours of Service for which the Employee would have been credited had The Fifth Third Savings Bank of Northern Ohio, F.S.B. and The Fifth Third Bank of Northeastern Ohio been Affiliates since January 1, 1995.

(b)        Vesting in Predecessor Plan Benefit.   Anything in Section 5.2 of the Plan to the contrary notwithstanding, a Participant with respect to whom this Appendix is applicable shall have a nonforfeitable right in his Predecessor Plan Benefit.

(c)        Vesting in Retirement Plan Benefit.   Anything in Section 5.2 of the Plan to the contrary notwithstanding, a Participant with respect to whom this Appendix is applicable and who has been credited with at least 3 “Years of Service” under the Predecessor Plan shall have a nonforfeitable right in his Retirement Plan Benefit.

5.         Alternative Forms of Benefit – Before August 1, 2015.    Notwithstanding any other provisions of the Plan, a Participant with respect to whom this Appendix is applicable may elect to receive his Predecessor Plan Benefit under the preserved installment payment option described in this Section but only if his Benefit Commencement Date is before August 1, 2015. Under this option, a Participant shall be entitled to payments over a period certain in monthly, quarterly, semi-annual, or annual installments. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and his Beneficiary).

6.         Alternative Forms of Benefit – After July 1, 2015.  Notwithstanding any other provisions of the Plan, a Participant with respect to whom this Appendix is applicable may elect to receive his Predecessor Plan Benefit under the following preserved installment payment option described in this Section if the Participant’s Benefit Commencement Date is August 1, 2015 or later.

Under this option, a Participant may elect to receive level annual installment payments over a period of either 10 years or 15 years. In the event of the Participant’s death before he has received all 10 or 15 annual payments (as the case may be), then such annual payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of annual payments made to such Participant and Beneficiary or Beneficiaries equals 10 or 15 annual payments (as the case may be). In the event of the death of such Participant and all of his designated Beneficiaries before 10 or 15 annual payments (as the case may be) have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

AXIII-2

THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XIV

THE OHIO COMPANY PENSION PLAN

1.         Adoption of Plan and Plan Merger.  The Ohio Company Pension Plan merged into the Plan as of July 31, 1999 (the “Merger Date”). The Ohio Company Pension Plan, as in effect on the Merger Date, is the Predecessor Plan for purposes of this Appendix.

2.         Ohio Company Employees.    For purposes of this Appendix, “Ohio Company Employee” means an individual who, immediately prior to the effective time of the merger of The Ohio Company and Fifth Third Securities, Inc., was employed by The Ohio Company or any of its subsidiaries and who became an Employee as of the effective time of such merger. “Ohio Company Employee” also means an individual who would have met the foregoing criteria except for the fact that he became an Employee prior to June 12, 1998 but in connection with the merger of The Ohio Company and Fifth Third Securities, Inc.

3.         Vesting.    Effective as of June 12, 1998, an Ohio Company Employee shall be credited with Vesting Years under Section 2.39(a)(3) of this Plan for the “Years of Service” with which an Ohio Company Employee was credited for purposes of determining vesting under The Ohio Company Pension Plan as of December 31, 1997. In addition, for purposes of determining whether a Participant is credited with a Vesting Year under Section 2.39(a)(2), he shall be credited with Hours of Service for the “Hours of Service” with which he was credited under The Ohio Company Pension Plan from January 1, 1998 through the effective time of the merger of The Ohio Company and Fifth Third Securities, Inc.

The service so credited shall be taken into account for vesting purposes and for purposes of determining whether a Participant is a Grandfathered Employee under Section 3.3.

4.         Investment Executives’ Commissions as Eligible Earnings.   Notwithstanding any other provision of the Plan, an Ohio Company Employee who, immediately prior to the effective time of the merger of The Ohio Company and Fifth Third Securities, Inc., was employed by The Ohio Company or any of its subsidiaries as an “Investment Executive” (as determined by the Administrator in its sole and absolute discretion) and who became an Employee as of the effective time of such merger, shall have his commissions paid by an Employer after the Adoption Date counted as Earnings under the Plan (subject to the Earnings Limit).

5.         Prior-July 1, 1998 Earnings.     Any provision of the Plan to the contrary notwithstanding, any amounts paid to an Ohio Company Employee prior to July 1, 1998 shall not be considered Earnings under the Plan.

6.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply to all individuals who were “Participants” (as defined in the Predecessor Plan) with a vested accrued benefit as of the Merger Date under the Predecessor Plan. Any such “Participant” shall

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become a Participant in this Plan on the Merger Date if not already a Participant. The Predecessor Plan Benefit provided herein also shall apply to the determination of any Preretirement Survivor Annuity available under Article 8 of the Plan with respect to the benefit of any such Participant and with respect to any “Spouse” (as defined in the Predecessor Plan) entitled to a “Surviving Spouse Pension” (as defined in the Predecessor Plan) on account of the death of a “Participant” (as defined in the Predecessor Plan) prior to the Merger Date.

(b)        Amount.   A Participant’s Predecessor Plan Benefit for the Ohio Company Pension Plan shall be equal to the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the Actuarial Equivalent of his accrued monthly benefit (expressed as a monthly benefit payable during the Participant’s lifetime with 120 monthly payments guaranteed) under that plan as of the Merger Date.

(c)        Vesting.   Notwithstanding Section 5.2 of the Plan, a Participant shall have a nonforfeitable right to his Predecessor Plan Benefit provided herein.

(d)        Benefits in Pay Status.   The amount and form of any distribution being paid under the Predecessor Plan by reason of the occurrence of any event prior to the Merger Date shall continue to be subject to the provisions of the Predecessor Plan immediately prior to the Merger Date.

7.         Early Payment Reduction Factors.

(a)        Reduction.    Notwithstanding anything to the contrary contained in the Plan, if a Participant’s benefit commences prior to his Normal Retirement Date in a life annuity form, in determining the Participant’s benefit, his Predecessor Plan Benefit shall be reduced as follows:

(i)         If the Participant’s Benefit Commencement Date is on or after his “Ohio Company Early Retirement Date,” as defined below, his Predecessor Plan Benefit shall be reduced by 5/9ths of 1% for each month of the first sixty (60) calendar months, plus 5/18ths of 1% for each month of the next sixty (60) calendar months by which such Participant’s Benefit Commencement Date precedes his Normal Retirement Date.

(ii)        If the Participant’s Benefit Commencement Date is before his “Ohio Company Early Retirement Date,” as defined below, his Predecessor Plan Benefit shall be reduced in accordance with the actuarial assumptions set forth in Section 2.2 of the Plan for each month by which his Benefit Commencement Date precedes his Normal Retirement Date.

If a Participant’s Predecessor Plan Benefit is payable in a single sum distribution prior to Normal Retirement Date, his Predecessor Plan Benefit shall be reduced in accordance with the actuarial assumptions set forth in paragraph 8(a) below.

(b)        Ohio Company Early Retirement Date.   For purposes of this Appendix, “Ohio Company Early Retirement Date” means the first day of the month coinciding with or next following a Participant’s attainment of age 55 and completion of 10 Vesting Years.

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8.         Actuarial Assumptions.

(a)        Lump Sum.   Notwithstanding any other provisions of the Plan, for Benefit Commencement Dates (or other date as of which benefits under the Plan are to be paid) of January 1, 2008 or later, the lump sum actuarial equivalent Predecessor Plan Benefit with respect to any Participant (or other payee) to whom this Appendix is applicable, shall be determined using the actuarial assumptions specified in Section 2.2(b)(2) of the Plan.

(b)        Other Alternative Forms.   The amount of any alternative forms of payment under the Plan other than a lump sum distribution for any Participant with respect to whom this Appendix is applicable shall be based on the greater of:

(i)         the Participant’s nonforfeitable Predecessor Plan Benefit and the actuarial assumptions applicable for this purpose under the Predecessor Plan as of the Merger Date; and

(ii)        the Participant’s total nonforfeitable Accrued Benefit under the Plan as of the date the alternative form is being determined and the actuarial assumptions specified in Section 2.2 of the Plan.

9.         Alternative Forms of Benefit.

(a)        Immediate Commencement of Benefits.    The Benefit Commencement Dates otherwise available under the Plan shall also be available with respect to the Predecessor Plan Benefit. A Participant who terminated service prior to the Merger Date and who, under the terms of the Predecessor Plan, was not yet eligible to commence benefit payments, may elect to commence the payment of his Predecessor Plan Benefit as of a Benefit Commencement Date under Section 6.4(b) of the Plan falling after the Merger Date. This shall include the right to take a lump sum distribution as provided in (b) below, subject to the effective waiver of the Qualified Joint and Survivor Annuity in accordance with the Plan, determined using the actuarial assumptions specified in paragraph 8(a) above. Similarly, the Preretirement Survivor Annuity commencement dates available under Section 8.1(d) of the Plan (falling after the Merger Date) shall be available to a “Spouse” (as defined in the Predecessor Plan) entitled to the Preretirement Survivor Annuity on account of the death of a “Participant” (as defined in the Predecessor Plan) prior to the Merger Date. This shall include the right to take a lump sum distribution as provided in (b) below, subject to the effective waiver of the Preretirement Survivor Annuity in accordance with the Plan, determined using the actuarial assumptions specified in paragraph 8(a) above.

(b)        Lump Sum.    Subject to an effective waiver of the Qualified Joint and Survivor Annuity in accordance with the Plan, a Participant may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit as a single sum distribution determined using the actuarial assumptions specified in paragraph 8(a) above. In the event a Participant has a benefit under the Plan consisting in part of a Predecessor Plan Benefit and in part of a Retirement Plan Benefit under Section 4.2(b) of the Plan, and the Participant elects the lump sum payment option, his lump sum benefit shall consist of:

(i)         his Predecessor Plan Benefit converted to a lump sum using the actuarial assumptions specified in paragraph 8(a) above, plus

(ii)        his Retirement Plan Benefit under Section 4.2(b) of the Plan converted to a lump sum using the actuarial assumptions otherwise specified in the Plan for this purpose.

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Similarly, subject to the effective waiver of the Preretirement Survivor Annuity in accordance with the Plan, a Surviving Spouse may elect to receive so much of the Preretirement Survivor Annuity as is attributable to the Predecessor Plan Benefit as a lump sum distribution determined using the actuarial assumptions specified in paragraph 8(a) above and any remaining part of the Preretirement Survivor Annuity shall be converted to a lump sum using the actuarial assumptions otherwise specified in the Plan for this purpose.

(c)        Preserved Fifteen Year Certain Option.

(i)    Subject to the effective waiver of the Qualified Joint and Survivor Annuity in accordance with the terms of the Plan, a Participant may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit under the preserved fifteen year certain option. Under this option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies after his Benefit Commencement Date but before he receives 180 monthly payments, then monthly payments shall be continued in an amount equal to 100% of the monthly benefit payable to the Participant under this option to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals 180.

(ii)    In the event of the death of such Participant and all of his designated Beneficiaries before 180 monthly payments have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XV

THE AMENDED AND RESTATED EMPLOYEES’ PENSION PLAN OF

CITIZENS FEDERAL BANK, F.S.B. AND RELATED COMPANIES

1.         Adoption of Plan.   Effective as of June 26, 1998 (the. “CitFed Closing Date”), Citizens Federal Bank, F.S.B., CitFed Mortgage Corporation of America and CF Property Management, Inc. became Employers under the Plan.

2.         Plan Merger.   The Amended and Restated Employees’ Pension Plan of Citizens Federal Bank, F.S.B. and Related Companies (the “CitFed Pension Plan”) merged into the Plan as of July 31, 2001 (the “Plan Merger Date”). The CitFed Pension Plan, as in effect on the Plan Merger Date, is the Predecessor Plan for purposes of this Appendix.

3.         CitFed Employees.  For purposes hereof, “CitFed Employee” means an individual who, immediately prior to the CitFed Closing Date, was employed by CitFed Bancorp, Inc. or any of its subsidiaries and who became an Employee as of the CitFed Closing Date. “CitFed Employee” also means an individual who would have met the foregoing criteria except for the fact that he became an Employee prior to the CitFed Closing Date but in connection with the acquisition of CitFed Bancorp, Inc. and its subsidiaries by Fifth Third Bancorp.

4.         Vesting.   Effective as of the CitFed Closing Date, a CitFed Employee shall be credited with Vesting Years under Section 2.39(a)(3) of this Plan for the “Years of Service” with which a CitFed Employee was credited for purposes of determining vesting under the CitFed Pension Plan as of August 31, 1997. In addition, for purposes of determining whether a Participant is credited with one or two Vesting Years under Section 2.39(a)(2), he shall be credited with Hours of Service for the “Hours of Service” with which he was credited under the CitFed Pension Plan from September 1, 1997 through the CitFed Closing Date. To appropriately reflect that the CitFed Pension Plan credited a “Year of Service” for vesting purposes generally where a participant was credited with at least 1,000 “Hours of Service” in a September 1 through August 31 plan year and that this Plan uses a calendar Plan Year, a CitFed Employee who has credit for at least 1,000 Hours of Service in both the period September 1, 1997 through August 31, 1998 and the period January 1, 1998 through December 31, 1998, shall be credited with two Vesting Years.

The service so credited shall be taken into account for vesting purposes and for purposes of determining whether a Participant is a Grandfathered Employee under Section 3.3.

5.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply to all individuals who were “Participants” or “Former Participants” (as such terms are defined in the Predecessor Plan) with a vested accrued benefit as of the Plan Merger Date under the Predecessor Plan. Because such individuals will have a Predecessor Plan Benefit upon the plan merger, any such individual shall be considered a Participant in this Plan on the Plan Merger

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Date if not already a Participant. The designation of any such individual as a Participant shall not result in such individual being entitled to ongoing accruals under this Plan. The Predecessor Plan Benefit provided herein also shall apply to the determination of any Preretirement Survivor Annuity available under Article 8 of the Plan with respect to the benefit of any such Participant and with respect to any spouse entitled to a “Pre-Retirement Survivor Annuity” (as defined in the Predecessor Plan) on account of the death of a “Participant” or “Former Participant” (as such terms are defined in the Predecessor Plan) prior to the Plan Merger Date.

(b)        Amount.   A Participant’s Predecessor Plan Benefit for the CitFed Pension Plan shall be equal to the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the Actuarial Equivalent of his Regular CitFed Accrued Benefit (expressed as a monthly benefit payable during the Participant’s lifetime) under that plan as of the Plan Merger Date.

(c)        Vesting.   Notwithstanding Section 5.2 of the Plan, a Participant shall have a nonforfeitable right to his Predecessor Plan Benefit and CitFed Cash Balance Account provided herein.

(d)        Definitions.     As used in this Appendix, the following terms, when capitalized, shall have the following meaning:

(i)       “Regular CitFed Accrued Benefit” means a Participant’s accrued monthly benefit under the CitFed Pension Plan as of the Plan Merger Date, but excluding in all events that part of such benefit attributable to the Participant’s CitFed Cash Balance Account;

(ii)       “CitFed Cash Balance Account” means the Participant’s “Cash Balance Account” under the CitFed Pension Plan as of the Plan Merger Date as further defined and adjusted under paragraph 8 below.

6.         Early Payment Reduction Factors.

(a)        Reduction for Life Annuity Forms.     Notwithstanding anything to the contrary contained in the Plan, if a Participant’s benefit commences prior to his Normal Retirement Date in a life annuity form, in determining the Participant’s benefit, his Predecessor Plan Benefit shall be reduced by the early payment reduction factors applicable for this purpose under the Predecessor Plan as of the Plan Merger Date.

(b)        Reduction for Lump Sum Form.    If the Participant’s Predecessor Plan Benefit is payable in a single sum distribution prior to his Normal Retirement Date, such Predecessor Plan Benefit shall be reduced in accordance with the actuarial assumptions set forth in paragraph 7(a) below.

7.         Actuarial Assumptions.

(a)        Lump Sum.   Notwithstanding any other provisions of the Plan, for Benefit Commencement Dates (or other date as of which benefits under the Plan are to be paid) of January 1, 2008 or later, the lump sum actuarial equivalent of the Predecessor Plan Benefit with respect to any Participant (or other payee) to whom this Appendix is applicable, shall be determined using the following actuarial assumptions:

(i)       Mortality.    The applicable mortality table described in Section 2.2(b)(2)(A) of the Plan.

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(ii)       Interest.    The “Applicable Interest Rate” (as defined in Section 2.2(b)(2)(B) of the Plan) determined as of the second calendar month preceding the Plan Year which contains the Benefit Commencement Date (or other date as of which benefits under the Plan are to commence).

(b)        Other Alternative Forms.  The amount of any alternative forms of payment under the Plan (excluding amounts attributable to a CitFed Cash Balance Account) other than a lump sum distribution for any Participant with respect to whom this Appendix is applicable shall be based on the greater of:

(i)        the Participant’s Predecessor Plan Benefit and the actuarial assumptions applicable for this purpose under the Predecessor Plan as of the Plan Merger Date; and

(ii)       the Participant’s total nonforfeitable Accrued Benefit (excluding amounts attributable to a CitFed Cash Balance Account) under the Plan as of the date the alternative form is being determined and the actuarial assumptions specified in Section 2.2 of the Plan.

8.         CitFed Cash Balance Account.

(a)        Applicability.   The CitFed Cash Balance Account provided herein shall apply to all individuals who were “Cash Balance Participants” (as defined in the Predecessor Plan) with a “Cash Balance Account” under the CitFed Pension Plan as of the Plan Merger Date under the Predecessor Plan. Because such individuals will have a CitFed Cash Balance Account upon the plan merger, any such Cash Balance Participant shall be considered a Participant in this Plan on the Plan Merger Date if not already a Participant. The designation of any such individual as a Participant shall not result in such individual being entitled to ongoing accruals under this Plan. The benefits provided by the CitFed Cash Balance Account are in addition to the benefits otherwise determined under the Plan (including this Appendix) and will be paid in addition to the benefits otherwise available under the Plan (including this Appendix).

(b)        Assumption of Cash Balance Account.   A CitFed Cash Balance Account shall be maintained for each Participant to whom this paragraph applies. The CitFed Cash Balance Account is a hypothetical account used to determine the amount of retirement benefits payable under this paragraph. The Participant shall have no actual individual account, and shall have no claim to any particular assets of the Plan. The balance of a Participant’s CitFed Cash Balance Account (if any) on the Plan Merger Date shall be equal to his Cash Balance Account under the CitFed Pension Plan as of such date.

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(c)        Interest Credits.

(i)        For the period beginning August 1, 2001 and ending August 31, 2001, interest shall be credited to a Participant’s CitFed Cash Balance Account as of August 31, 2001. The interest credit shall be equal to 0.48% (Applicable Interest Rate (as defined in paragraph 7(a)(ii) of Appendix XIX of the Old Plan) for November, 2000 multiplied by 1/12) of the Participant’s CitFed Cash Balance Account as of August 1, 2001.

(ii)       For the period beginning September 1, 2001 and ending December 31, 2001, interest shall be credited to a Participant’s CitFed Cash Balance Account as of December 31, 2001. The interest credit shall be equal to 4/12ths of the Applicable Interest Rate (as defined in paragraph 7(a)(ii) of Appendix XIX of the Old Plan) for either July, 2001 or November, 2000 (whichever rate is lower) as a percentage of the balance of the Participant’s CitFed Cash Balance Account as of September 1, 2001.

(iii)       For the period beginning January 1, 2002 and ending July 31, 2002, interest shall be credited to a Participant’s CitFed Cash Balance Account as of July 31, 2002. The interest credit shall be equal to 7/12ths of the Applicable Interest Rate (as defined in paragraph 7(a)(ii) of Appendix XIX of the Old Plan) for either July, 2001 or November, 2001 (whichever rate is lower) as a percentage of the balance of the Participant’s CitFed Cash Balance Account as of January 1, 2002.

(iv)       For the period beginning August 1, 2002 and ending December 31, 2002, interest shall be credited to a Participant’s CitFed Cash Balance Account as of December 31, 2002. The interest credit shall be equal to 5/12ths of the Applicable Interest Rate (as defined in paragraph 7(a)(ii) of Appendix XIX of the Old Plan) for November, 2001 as a percentage of the balance of the Participant’s CitFed Cash Balance Account as of August 1, 2002.

(v)        For Plan Years beginning on or after January 1, 2003, interest shall be credited to a Participant’s CitFed Cash Balance Account as of the end of each Plan Year. The interest credit shall equal the Applicable Interest Rate (as defined in paragraph 7(a)(ii) of Appendix XIX of the Old Plan) determined as of the second calendar month preceding the Plan Year for which the interest is being credited, as a percentage of the balance of the Participant’s CitFed Cash Balance Account as of the beginning of the Plan Year.

(vi)       Interest shall be credited until the Participant’s (or Surviving Spouse’s) commencement of benefits attributable to his CitFed Cash Balance Account. For the Plan Year (or other period described above) in which the Participant (or Surviving Spouse) commences such distribution of benefits, interest credits shall be allocated to his CitFed Cash Balance Account on a pro rata basis.

(d)        Cash Balance Actuarial Equivalent.  “Cash Balance Actuarial Equivalent” is an alternative benefit or payment which has a one-sum value equivalent to the one-sum value of the benefit or payment which it replaces, computed on the basis of the actuarial assumptions set forth in paragraph 7 above.

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(e)        Accrued Benefit.    Subject to the limits of section 415 of the Code, a Participant’s accrued benefit with respect to his CitFed Cash Balance Account, at any particular time, shall be a monthly benefit, commencing at Normal Retirement Date and payable as a single life annuity, which is the actuarial equivalent of the Participant’s CitFed Cash Balance Account projected to his Normal Retirement Date using the Applicable Interest Rate and mortality table specified in paragraph 7(a) of Appendix XIX of the Old Plan.

(f)        Retirement Benefits.

(i)        Normal Retirement Benefit.   A Participant who retires on or after his Normal Retirement Date shall be entitled to his accrued benefit attributable to his CitFed Cash Balance Account, as defined in (e) above commencing as of the first day of the month following the month in which the Participant retires. The benefit shall be an amount, payable monthly for the life of the Participant that is equal to the Cash Balance Actuarial Equivalent of the balance of the Participant’s CitFed Cash Balance Account as of the end of the month before the annuity payments begin.

(ii)       Termination of Employment.        If a Participant terminates employment before he has attained his Normal Retirement Age, he may elect to commence his retirement benefit as of the first day of any month after the month in which the Participant terminates employment, but in no event later than the date provided in Section 7.4(c) of the Plan. The amount of the retirement benefit shall be an amount, payable monthly for the life of the Participant, that is equal to the Cash Balance Actuarial Equivalent of the Participant’s accrued benefit attributable to his CitFed Cash Balance Account as defined in (e) above at that time. In no event will the retirement benefit be less than the Cash Balance Actuarial Equivalent of the Participant’s CitFed Cash Balance Account as of the end of the month before the annuity payments begin.

(g)        Form of Benefits.

(i)        Benefits attributable to the CitFed Cash Balance Account shall be paid in the form as provided in Sections 7.2 and 7.3 of the Plan and paragraph 9 of this Appendix. The form of benefit shall be the Cash Balance Actuarial Equivalent of the accrued benefit attributable to his CitFed Cash Balance Account as defined in (e) above.

(ii)       If a Participant elects to receive his benefit in the form of one lump sum payment in cash in lieu of an annuity pursuant to Section 7.3(d) of the Plan, subject to the spousal consent requirements of Section 7.2(b) of the Plan, the amount of the lump sum benefit shall be determined by converting the Participant’s accrued benefit attributable to his CitFed Cash Balance Account as defined in (e) above to a Cash Balance Actuarial Equivalent single sum. In no event shall the lump sum payment be less than the Participant’s CitFed Cash Balance Account as of the last day of the month preceding the payment. In no event, however, shall the lump sum benefit exceed the present value of the maximum benefit that is payable under section 415 of the Code, where the present value is calculated using the Cash Balance Actuarial Equivalent.

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(h)        Cash Balance Death Benefit.

(i)        General.   If a Participant dies at any age before commencement of a distribution of the Participant’s benefit attributable to his CitFed Cash Balance Account, then the lump sum benefit that would have been payable under (g) above to the Participant had the Participant separated from service on the date of his death shall be paid to the Participant’s designated Beneficiary as soon as is practicable. Notwithstanding the foregoing, if the Cash Balance Preretirement Survivor Annuity is otherwise applicable (under (ii) below), the Participant’s benefit attributable to his CitFed Cash Balance Account shall be payable to the Participant’s Surviving Spouse in such form unless such form is waived pursuant to (vi) below.

(ii)       Cash Balance Preretirement Survivor Annuity.   If a Participant dies before the commencement of benefit payments attributable to his CitFed Cash Balance Account, if he has a Surviving Spouse, and if he has not waived the Cash Balance Preretirement Survivor Annuity under (vi) below, then his Surviving Spouse shall be entitled to the Cash Balance Preretirement Survivor Annuity, provided that the Participant and such Surviving Spouse were married throughout the 1-year period ending on the date of the Participant’s death or, if such Surviving Spouse is a former spouse treated as a Surviving Spouse pursuant to a qualified domestic relations order as described in section 414(p) of the Code, that the Participant and such Surviving Spouse were married for at least 1 year.

(iii)       Definition of Cash Balance Preretirement Survivor Annuity.   The Cash Balance Preretirement Survivor Annuity is a survivor annuity for the life of a Participant’s Surviving Spouse which is equal to the Cash Balance Actuarial Equivalent of the Participant’s CitFed Cash Balance Account, determined as of the date such annuity commences.

(iv)       Cash Balance Preretirement Survivor Annuity Commencement Date. The Cash Balance Preretirement Survivor Annuity shall commence as of the later of - -

(a)        the first day of the month coinciding with or next following the Participant’s date of death;

(b)        the first day of any month (not later than the December 31st of the calendar year in which the Participant would have attained age 70-1/2) elected by such Surviving Spouse.

(v)        Cash-Out Distributions.   Any other provisions of the Plan to the contrary notwithstanding, the lump sum Cash Balance Actuarial Equivalent of the Cash Balance Preretirement Survivor Annuity shall be distributed to the Surviving Spouse, provided that the Surviving Spouse elects in writing to receive the lump sum distribution, such election acknowledges its effect, and the election is witnessed by a Plan representative or a notary public.

(vi)       Waiver of Cash Balance Preretirement Survivor Annuity.

(a)        General.    A Participant may waive coverage of the Cash Balance Preretirement Survivor Annuity at any time during his election period under (c) below. Such a waiver must be in writing and must specify the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be available.

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(b)        Revocation.   Any waiver under (a) above may be revoked at any time during the Participant’s election period under (c) below. There shall be no limitation on the number of such waivers and revocations permitted during such election period.

(c)        Election Period.    For purposes of (a) and (b) above, the election period shall be the period

(A)        beginning on the earlier of

  (i)        the first day of the Plan Year in which the Participant attains age 35, or

  (ii)        the date of the Participant’s separation from service; provided, however, if the Participant returns to service, then any election made prior to the first day of the Plan Year in which he attains age 35 shall be voided; and

(B)        ending on the Participant’s date of death.

(d)        Written Explanation.

(A)        The Administrator shall provide to each Participant, within the Applicable Period (defined below) and consistent with such regulations as the Secretary of the Treasury may prescribe, a written explanation of:

  (i)        the terms and conditions of the Cash Balance Preretirement Survivor Annuity;

  (ii)        the Participant’s right to make, and the effect of, an election under (a) above to waive the coverage of the Cash Balance Preretirement Survivor Annuity;

  (iii)        the rights of the Participant’s spouse under (e) below;

  (iv)        the right to make, and the effect of, a revocation of a waiver under (b) above; and

  (v)        the eligibility conditions, material features and relative values of any optional forms of benefit under the Plan.

(B)        “Applicable Period” means, with respect to a Participant, whichever of the following periods ends last:

  (i)        the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

  (ii)        the period beginning one year prior to, and ending one year after, the date the individual becomes a Participant.

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In the case of a Participant who separates from service before attaining age 35, the “Applicable Period” means in all events the period beginning one year before the separation from service and ending one year after such separation; provided that if such a Participant returns to service, the provisions of (i) and (ii) above shall again apply.

(e)        Spousal Consent.        A waiver under (a) above shall not be effective with respect to a spouse of a Participant unless:

(A)        such spouse consents in writing to such election, and such spouse’s consent:

  (i)        acknowledges the effect of such election,

  (ii)        acknowledges the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and

  (iii)        is witnessed by a Plan representative or a notary public; or

(B)        it is established to the satisfaction of a Plan representative that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

General consents referred to in the parenthetical of (A)(ii) above must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or Beneficiaries and that the spouse voluntarily elects to relinquish such right.

9.        Preserved Term Certain Options – Before August 1, 2015.    Subject to the effective waiver of the Qualified Joint and Survivor Annuity in accordance with the terms of the Plan, a Participant may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit under any of the preserved term certain options but only if his Benefit Commencement Date is before August 1, 2015. Under these options, a Participant shall be entitled to a life and term certain annuity with a guarantee of monthly payments for a 60, 120, 180 or 240 month period, as the Participant may elect. The term certain period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and his Beneficiary).

10.      Preserved Term Certain Options – After July 1, 2015.      For Benefit Commencement Dates of August 1, 2015 and later, the life and term certain annuity with a guarantee of monthly payments for a 60 or 240 month period, as described in 9 above, shall not be available. The other term certain periods shall be available in accordance with Section 7.3(b) and (c) of the Plan.

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11.      Benefits in Pay Status.  The amount and form of any distribution being paid under the Predecessor Plan by reason of the occurrence of any event prior to the Plan Merger Date shall continue to be subject to the provisions of the Predecessor Plan immediately prior to the Plan Merger Date.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XVI

CNB BANCSHARES, INC. EMPLOYEES’ PENSION PLAN

1.         Plan Merger/Predecessor Plan.   The CNB Bancshares, Inc. Employees’ Pension Plan (the “CNB Pension Plan”) merged into the Plan as of December 31, 2001 (the “Plan Merger Date”). The provisions below are effective from and after the Plan Merger Date. The CNB Pension Plan, as in effect on the Plan Merger Date, is the Predecessor Plan for purposes of this Appendix.

2.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply to all individuals who had a vested accrued benefit under the Predecessor Plan as of the Plan Merger Date. Because such individuals will have a Predecessor Plan Benefit upon the plan merger, any such individual shall be considered a Participant in this Plan on the Plan Merger Date notwithstanding any other provision of the Plan. The designation of any such individual as a Participant shall not result in such individual being entitled to ongoing accruals under this Plan. The Predecessor Plan Benefit provided herein also shall apply to the determination of any Preretirement Survivor Annuity available under Article 8 of the Plan with respect to the benefit of any such Participant and with respect to any spouse entitled to a pre-retirement survivor annuity (as determined under Section 7.2 of the Predecessor Plan) on account of the death of a “participant,” “inactive participant” or “severed participant” (as defined in the Predecessor Plan) prior to the Plan Merger Date.

(b)        Amount.   A Participant’s Predecessor Plan Benefit under this Appendix shall be an equal monthly amount payable under a single life annuity over the life of the Participant commencing at his Benefit Commencement Date and which is equal to the Actuarial Equivalent of his accrued benefit under the Predecessor Plan, expressed as an annual amount (commencing at the Participant’s Normal Retirement Date) payable in monthly installments under a straight life annuity for an unmarried Participant, or under a joint and one-half survivor annuity for a married Participant but actuarially adjusted (using the actuarial assumptions in Paragraph 5(a)(i) below) to reflect the number of full or partial years by which the difference in the ages of the Participant and his Surviving Spouse exceeds five. For purposes of this paragraph, the determination of whether a Participant has a Surviving Spouse is made as of his Benefit Commencement Date.

(c)        Vesting.  Notwithstanding Section 5.2 of the Plan, a Participant shall have a nonforfeitable right to his Predecessor Plan Benefit.

3.         Normal Retirement Age.   Notwithstanding Section 2.23 of the Plan, “Normal Retirement Age” shall be age 65 for Participants who became participants in the Predecessor Plan before the first day of the Predecessor Plan’s plan year beginning after December 31, 1987. For all other Participants with respect to whom this Appendix is applicable, it shall be the later of age 65 or the first day of the Plan Year which includes the fifth anniversary of the date the Participant commenced participation in the Predecessor Plan.

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4.         Benefits at Termination of Employment.     Under the Predecessor Plan, a participant (other than a severed participant) who terminated service prior to Early Retirement Age was not entitled to commence his distribution until attaining his Early Retirement Age. Upon the plan merger, a Participant with a Predecessor Plan Benefit may elect to commence his benefit prior to attainment of Early Retirement Age under Section 6.4; provided, however, in no event may such a Participant have a Benefit Commencement Date under Section 6.4(b) of the Plan before July 1, 2002.

5.         Payment Reduction Factors.  Notwithstanding Sections 6.2 or 6.4 of the Plan, if a Participant’s benefit attributable to a Predecessor Plan Benefit commences prior to his Normal Retirement Date, his benefit (determined as of his termination from employment) shall be reduced in accordance with (a) through (c) below.

(a)        Reduction for Life Annuity Forms.    If a benefit commences in a life annuity form under Article 7 of the Plan, the benefit shall be reduced for early commencement as follows.

(i)        If the Participant has not reached his Early Retirement Age, his benefit shall be reduced by using:

(A)        the UP Mortality Table projected to 1984, adjusted for 50% female content; and

(B)        a 6% annual effective interest rate.

(ii)       If the Participant has reached his Early Retirement Age, his benefit shall be reduced by 5/12% for each month by which the Participant’s Benefit Commencement Date precedes his Normal Retirement Date.

(b)        Reduction for Lump Sum Form.   If a Participant’s benefit is payable in a lump sum under Section 7.3(d) of the Plan, his benefit shall be reduced in accordance with the actuarial assumptions in Paragraph 6(a) below.

(c)        Reduction for Sharedata Benefits.   In addition to any reduction under (a) and (b) above, a Participant’s benefit shall be reduced by the accrued benefit (expressed as a monthly annuity payable for life commencing the first day of the month following the Participant’s Normal Retirement Date) to which a Participant is entitled under The Pension Plan for Employees of National Sharedata Corporation as of December 1, 1982.

6.         Actuarial Assumptions.

(a)        Lump Sum.   Notwithstanding anything to the contrary contained in the Plan, for Benefit Commencement Dates (or other date as of which benefits under the Plan are to be paid) of January 1, 2008 or later, the lump sum actuarial equivalent of the Predecessor Plan Benefit under this Appendix shall be determined using the following actuarial assumptions:

(i)        Mortality.    The applicable mortality table described in Section 2.2(b)(2)(A) of the Plan.

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(ii)        Interest.    The “Applicable Interest Rate” (as defined in Section 2.2(b)(2)(B) of the Plan) determined as of the second calendar month preceding the Plan Year which contains the Benefit Commencement Date (or other date as of which benefits under the Plan are to commence).

(b)        Other Alternative Forms.   The amount of any alternative forms of payment under the Plan (other than a lump sum distribution), including a Qualified Joint and Survivor Annuity, for any Participant with respect to whom this Appendix is applicable shall be based on Participant’s Predecessor Plan Benefit and the actuarial assumptions in Paragraph 5(a)(i) above.

(c)        Postponed Retirement.   For purposes of applying Section 6.3(a) of the Plan to the Predecessor Plan Benefit, the actuarial assumptions in Paragraph 5(a)(i) above shall be used.

7.         Benefits in Pay Status.  The amount and form of any distribution being paid under the Predecessor Plan by reason of the occurrence of any event prior to the Plan Merger Date shall continue to be subject to the provisions of the Predecessor Plan immediately prior to the Plan Merger Date.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XVII

ENTERPRISE FEDERAL SAVINGS BANK/

FINANCIAL INSTITUTIONS RETIREMENT FUND

1.         Predecessor Plan.      On May 14, 1999, Enterprise Federal Savings Bank (“Enterprise”) merged into Fifth Third Bank. Employees (formerly employed by Enterprise) with accrued benefits under the Financial Institutions Retirement Fund with respect to the participation in said multiple-employer plan by Enterprise (the “Enterprise Plan”), had the choice of electing to have their accrued benefits transferred to the Plan in accordance with the terms of the Enterprise Plan. Upon such a transfer, the Plan assumed the accrued benefit under the Enterprise Plan attributable to Employees who elected a transfer and accepted the plan assets transferred from the Enterprise Plan. The Enterprise Plan, as in effect July 1, 2000, is the Predecessor Plan for purposes of this Appendix.

2.         Enterprise Federal Participants.     For purposes of this Appendix, “Enterprise Federal Participant” means an Employee who:

(a)        immediately prior to the merger of Enterprise into Fifth Third Bank was employed by Enterprise Federal Savings Bank or Enterprise Federal Bancorp, Inc.; and

(b)        had his accrued benefit under the Enterprise Plan transferred to, and assumed by, this Plan.

3.         Eligibility, Service and Vesting.

(a)        Eligibility.    Effective as of the date an Enterprise Federal Participant’s accrued benefit is transferred to, and assumed by, this Plan, such Enterprise Federal Participant shall become a Participant in this Plan notwithstanding any other provision to the contrary. Upon becoming a Participant, such Enterprise Federal Participant shall be considered a Grandfathered Employee (as otherwise defined in Section 3.3 of the Plan) retroactive to July 1, 2000 such that benefits may accrue under this Plan for such Enterprise Federal Participant from and after July 1, 2000.

Notwithstanding any provision of the Plan to the contrary, effective December 31, 2003, no further benefits shall accrue for any Enterprise Federal Participant, and the Enterprise Federal Participants shall no longer be considered Grandfathered Employees. The Accrued Benefit, Normal Retirement Benefit or Postponed Retirement Benefit, as the case may be, for an Enterprise Federal Participant, shall be determined as of December 31, 2003 as if the Participant terminated employment on December 31, 2003, and such benefit shall not increase after December 31, 2003.

(b)        Service for Retirement Plan Benefit Purposes.      For purposes of determining an Enterprise Federal Participant’s Retirement Plan Benefit under Section 4.2(b) of the Plan, Hours of Service prior to July 1, 2000 shall not be taken into account in determining such Participant’s Years of Credited Service and Years of Fifth Third Service.

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(c)        Vesting Service.   As provided in Section 2.39(a)(3) of the Plan, whole years of “Vesting Service” with which a Participant was credited as of July 1, 2000 under the Enterprise Plan (determined under the elapsed time method), shall be credited to the Participant under this Plan. For purposes of determining Vesting Years under Section 2.39(a)(1), no Vesting Years for periods prior to January 1, 2000 shall be credited. In determining whether an Enterprise Federal Participant is credited with a Vesting Year for the 2000 Plan Year, he shall be credited with 190 Hours of Service for each month (from January, 2000 through June, 2000) for which the Employee is credited with one Hour of Service and with his actual Hours of Service for the remainder of the Plan Year.

(d)        Vesting at Age 65.   Anything in Section 5.2 of the Plan to the contrary notwithstanding, an Enterprise Federal Participant who has 3 or more Vesting Years (determined as of 60 days after the later of July 1, 2000 or the date such Participant is notified of the Plan’s Normal Retirement Age under the Plan and its effect on vesting) shall have a nonforfeitable right to his Accrued Benefit upon his attainment of age 65 if he is then in the service of an Employer or an Affiliate.

4.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply only to Enterprise Federal Participants (i.e., those who had their accrued benefit under the Enterprise Plan transferred to, and assumed by, this Plan).

(b)        Amount.   A Participant’s Predecessor Plan Benefit under this Appendix shall be equal to the monthly amount payable under a single life annuity payable in equal monthly installments over the life of the Participant commencing at his Benefit Commencement Date which is the Actuarial Equivalent of his accrued benefit transferred by the Enterprise Plan.

5.         Actuarial Assumptions.

(a)        General.   The amount of any alternative forms of payment under the Plan for any Enterprise Federal Participant (and the amount of any adjustment for benefit commencement after attainment of age 65) shall be based on the greater of:

(i)        the Participant’s nonforfeitable Predecessor Plan Benefit and the actuarial assumptions applicable for this purposes under the Enterprise Plan as of July 1, 2000; and

(ii)       the Participant’s total nonforfeitable Accrued Benefit under the Plan as of the date the alternative form is being determined and the actuarial assumptions specified in Section 2.2 of the Plan.

(b)        Early Retirement Reduction Factors.   Notwithstanding anything to the contrary contained in the Plan, if a Participant’s benefit commences prior to his attainment of age 65, in determining the Participant’s benefit, his Predecessor Plan Benefit under 4(b) above shall be reduced by 1/4 of 1% for each month of the first two hundred forty (240) calendar months by which such Participant’s Benefit Commencement Date precedes his Normal Retirement Date. If the Participant’s Benefit Commencement Date is more than two hundred forty (240) months prior to his attainment of age 65, his Predecessor Plan Benefit under 4(b) above shall be reduced based on the actuarial assumptions set forth in Section 2.2 of the Plan.

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6.         Alternative Forms of Benefit.

(a)        Lump Sum at Age 55.  Notwithstanding any other provision of the Plan, a Participant may elect to receive his Predecessor Plan Benefit as a lump sum under Section 7.3(d) only after attainment of age 55 (and only prior to commencement of any benefit payments), unless, as of the Participant’s Benefit Commencement Date, the total payments the Participant would receive in a year (with respect to his entire Accrued Benefit) under the form of benefit specified in Section 7.1, amounts to less than $600. Effective for Benefit Commencement Dates of August 1, 2015 or later, the age 55 restriction shall no longer apply and a Participant may elect a lump sum regardless of his age at his Benefit Commencement Date.

(b)        Preserved Joint Life-Ten Year Certain Option – Before August 1, 2015.  An Enterprise Federal Participant may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit under the preserved joint life-ten year certain option, but only if his Benefit Commencement Date is before August 1, 2015. Under this option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime, provided that if such Participant dies on or after his Benefit Commencement Date, then monthly payments shall be continued in an amount equal to 100% of the monthly benefit payable to the Participant under this option to his designated Beneficiary payable over such Beneficiary’s remaining lifetime; provided that if the Participant and such Beneficiary die before a total of 120 monthly payments have been made, then the present value of the unpaid installments, discounted at the rate of 7% per annum, shall be paid in a lump sum to a Beneficiary designated by the Participant, or, if none, to the estate of the survivor of the Participant and the joint annuitant (presuming the Participant to be the survivor if they die within 24 hours of each other).

(c)        “12 Times” Death Benefit Option – Before August 1, 2015.  An Enterprise Federal Participant may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit under the preserved “12 Times” Death Benefit Option as described herein but only if his Benefit Commencement Date is before August 1, 2015. Under this option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, and continuing until the payment of the installment due on the first day of the month in which he dies. Upon his death, his Beneficiary shall be entitled to a lump sum equal to the excess, if any, of:

(i)        an amount equal to 12 times the Participant’s annual lifetime benefit under this option; over

(ii)       the sum of the actual benefit payments the Participant received during his lifetime.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XVIII

THE OLD KENT RETIREMENT INCOME PLAN

1.         Plan Merger.   Effective December 31, 2001, The Fifth Third Bancorp Master Retirement plan merged with the Old Kent Retirement Income Plan. Notwithstanding the plan merger, prior to January 1, 2009 (the “Restatement Date”), the surviving plan consisted of two separate plan documents, as amended: The Fifth Third Bancorp Master Retirement Plan document, as amended, and as it existed immediately prior to the plan merger (the “Fifth Third Plan Document”) and the Old Kent Retirement Income Plan document, as amended, and as it existed immediately prior to the plan merger (the “Old Kent Plan Document”).

2.         Old Kent Plan Document/Predecessor Plan.  Notwithstanding the plan merger, the Old Kent Plan Document, as amended from time to time, has been controlling with respect to the determination of benefits and rights of an individual who was a “Participant” (or “Spouse” or “Beneficiary”) pursuant to such document immediately prior to the plan merger. Such plan merger (and the Fifth Third Plan Document) did not change an individual’s benefits and rights under the Old Kent Plan Document, and the plan merger did not confer any benefits or rights on any other individual under the Old Kent Plan Document. Notwithstanding any other provisions, an individual who was not a “Participant” pursuant to the provisions of the Old Kent Plan Document as of December 31, 2001, shall never become a Participant thereunder.

Effective as of the Restatement Date, the Old Kent Plan Document, as amended, shall no longer be part of the Master Retirement Plan. Instead, this Plan (including this Appendix) shall be controlling with respect to a Participant’s Predecessor Plan Benefit (as described below) attributable to the Old Kent Retirement Income Plan. The Old Kent Plan Document (as amended), as in effect immediately prior to the Restatement Date, is the Predecessor Plan for purposes of this Appendix.

3.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply to Participants who had an accrued benefit determined under the Predecessor Plan immediately prior to the Restatement Date.

(b)        Amount.   Benefits ceased accruing under the Old Kent Plan Document effective March 10, 2002. A Participant’s Predecessor Plan Benefit under this Appendix shall be an equal monthly amount payable under a single life annuity over the life of the Participant commencing at his Benefit Commencement Date and which is equal to the Actuarial Equivalent of his accrued benefit under the Old Kent Plan Document (expressed as a monthly benefit payable during the Participant’s lifetime with 60 monthly payments guaranteed).

4.         Vesting Years.    For purposes of determining Vesting Years under the Plan, Section 2.39(a) shall be interpreted as follows: a Participant shall be credited with a Vesting Year for each “Year of Vesting Service” he had under the Predecessor Plan as of December 31,

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2008. For periods after December 31, 2008, a Participant shall be credited with Vesting Years as provided in Section 2.39(a)(1) and (2). The foregoing shall be subject to the rules in Section 2.39(b) regarding service that is not counted.

5.         Normal Retirement Age.

(a)        Defined.   Notwithstanding Section 2.23 of the Plan, “Normal Retirement Age” shall mean age 65 for Participants who were Participants under the Predecessor Plan immediately prior to the Restatement Date.

(b)        Working Past Normal Retirement Date.   Notwithstanding Section 6.3 of the Plan, a Participant with a Predecessor Plan Benefit who had attained his Normal Retirement Date before the Restatement Date (January 1, 2009) but who had not terminated employment, shall be entitled as of his Benefit Commencement Date, to that part of the Normal Retirement Benefit which is attributable to his Predecessor Plan Benefit, that he would have been entitled to if he had retired on his Normal Retirement Date, actuarially adjusted based on the actuarial assumptions in Paragraph 7(b) below.

Similarly, for purposes of applying Section 6.3(a) of the Plan to the Predecessor Plan Benefit in the case of a Participant who had not attained Normal Retirement Date by January 1, 2009, the actuarial assumptions in Paragraph 7(b) below shall apply.

6.         Early Payment Reduction Factors.   Notwithstanding Section 6.2 or 6.4 of the Plan, if a Participant’s benefit attributable to his Predecessor Plan Benefit commences prior to his Normal Retirement Date, his Predecessor Plan Benefit shall be reduced in accordance with (a) or (b) below.

(a)        Reduction for Life Annuity Forms.   If a benefit commences in a life annuity form under Paragraph 8 below, the benefit shall be reduced for each additional month that the benefit is payable by the percentage determined below:

Participant’s Age When Benefit Begins	Percentage Reduction

60 to 65	5/9% per month
55 to 60	5/18% per month

If the benefit commences prior to the Participant’s attainment of age 55, then the reduction shall be based on the actuarial assumptions set forth in Paragraph 7(b) below.

(b)        Reduction for Lump Sum Form.   If the Participant’s Predecessor Plan Benefit is payable in a lump sum, his Predecessor Plan Benefits shall be reduced in accordance with the actuarial assumptions in Paragraph 7(a) below.

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7.         Actuarial Assumptions.

(a)        Lump Sum.   Notwithstanding anything to the contrary contained in the Plan, the lump sum Actuarial Equivalent of the Predecessor Plan Benefit under this Appendix shall be determined using the following actuarial assumptions:

(i)        Mortality.    The applicable mortality table described in Section 2.2(b)(2)(A) of the Plan.

(ii)       Interest.   The “Applicable Interest Rate” (as defined in Section 2.2(b)(2)(B) of the Plan) determined for the month that is the fifth month preceding the first day of the calendar quarter that includes the Benefit Commencement Date (or other date as of which benefits under the Plan are to be paid).

These provisions also shall be applicable effective for Benefit Commencement Dates under the Old Kent Plan Document of January 1, 2008 or later.

(b)        Other Alternative Forms.     Notwithstanding anything to the contrary contained in the Plan, the Actuarial Equivalent of any alternative form of benefit under the Plan (other than a lump sum distribution), including a Qualified Joint and Survivor Annuity, for any Participant to whom this Appendix is applicable shall be based on the Participant’s Predecessor Plan Benefit and the following mortality and interest assumptions:

(i)          Mortality.

 1983 Group Annuity Table (Unisex) - Preretirement

 1983 Group Annuity Table (Unisex) - Post-retirement

(ii)         Interest.

 7% Preretirement

 7% Post-retirement

8.         Form of Payment of Predecessor Plan Benefits – Before August 1, 2015.   This Section shall apply for Benefit Commencement Dates before August 1, 2015. For Benefit Commencement Dates of August 1, 2015 or later, Section 9 below shall be controlling.

(a)        Exclusive Forms.   Notwithstanding any other provision of the Plan, the forms of payment described in this Appendix shall be the only available forms of payment available for a Participant’s Predecessor Plan Benefit. The other forms of payment described in Article 7 of the Plan (or elsewhere) shall not be available for the payment of the Predecessor Plan Benefit.

(b)        Basic Form of Predecessor Plan Benefit.   Subject to the provisions of (c) below regarding the Qualified Joint and Survivor Annuity and subject to the provisions of (d) below regarding optional forms of benefit under this Appendix, the basic form of a Participant’s

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Predecessor Plan Benefit shall be an Actuarial Equivalent life annuity with five years certain. A life annuity with five years certain is an annuity that is payable in equal monthly installments, commencing as of the Participant’s Benefit Commencement Date and continuing until the payment of the installment due on the first day of the month in which he dies; provided, however, if the Participant dies before receiving 60 monthly payments, then such payments shall be continued to his Beneficiary until the total number of payments to the Participant and his Beneficiary equals 60.

(c)        Qualified Joint and Survivor Annuity.

(i)         Automatic Basic Form.   Unless the waiver provided for in Section 7.2(c) of the Plan is effective with respect to a Participant, the form of payment of the Predecessor Plan Benefit shall be a Qualified Joint and Survivor Annuity (defined in (ii) below) if the lump sum Actuarial Equivalent (determined as of his Benefit Commencement Date) of his nonforfeitable benefit under the Plan exceeds $5,000.

(ii)        Qualified Joint and Survivor Annuity.    A “Qualified Joint and Survivor Annuity” is an immediate annuity which is the Actuarial Equivalent of the basic form of benefit under (b) above and which:

(A)        for a married Participant (including a Participant who is subject to an applicable qualified domestic relations order as described in section 414(p) of the Code), provides a lifetime benefit for the Participant and a lifetime survivor benefit for his Surviving Spouse equal to 50 percent or 75 percent, as the Participant may elect, of the benefit payable to the Participant during their joint lives; or

(B)        for a single Participant, is the life annuity with five years certain (as described in (b) above).

(iii)       Waiver.  A Participant may waive the Qualified Joint and Survivor Annuity in accordance with Section 7.2(c) of the Plan.

(d)        Optional Forms of Benefit.  Subject to an effective waiver of the Qualified Joint and Survivor Annuity or, in the case of a nonforfeitable benefit with an Actuarial Equivalent lump sum value not exceeding $5,000, a Participant may, by filing the proper forms with the Administrator prior to this Benefit Commencement Date, elect to receive his Predecessor Plan Benefit in one of the following forms; provided, however, if the Participant’s Benefit Commencement Date precedes his attainment of age 55, the lump sum option shall be the only available optional form of benefit. Each optional form of benefit shall be the Actuarial Equivalent of the basic form of benefit under (b) above.

(i)         Single Life Annuity.    Under the single life annuity option, a Participant shall be entitled to a monthly benefit (in equal monthly amounts) commencing as of his Benefit Commencement Date and terminating with the monthly payment due on the first day of the month in which death occurs.

(ii)        OJ&S with 100 Percent Survivor Annuity.   Under this option, a married Participant would be entitled to the Qualified Joint and Survivor Annuity as described in (c)(ii) above except the lifetime survivor benefit for the Surviving Spouse is equal to 100 percent of the benefit payable to the Participant during their joint lives.

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(iii)        Term Certain Life Annuity with Lump Sum.   Under this option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided, however, if such Participant dies on or after his Benefit Commencement Date and before he has received either 120 or 180 monthly payments (as the Participant may elect), then the sum of the remaining monthly payments needed to total the 120 or 180 elected monthly payments, shall be paid in a lump sum to the Participant’s Beneficiary.

(iv)        Lump Sum.   Under the lump sum option, a Participant is entitled to a single payment which is the Actuarial Equivalent of his Predecessor Plan Benefit.

(v)         Term Certain Joint and Survivor Annuity with Lump Sum.   Under this option, a married Participant shall be entitled to a monthly benefit (in equal monthly amounts) commencing as of his Benefit Commencement Date for his lifetime and a lifetime survivor benefit for his Surviving Spouse equal to 100 percent of the monthly benefit payable to the Participant during their joint lives; provided, however, if both the Participant and the Surviving Spouse die (after the Participant’s Benefit Commencement Date) before they have received together a total of either 120 or 180 monthly payments (as the Participant may elect), then the sum of the remaining monthly payments needed to total the 120 or 180 elected monthly payments, shall be paid in a lump sum to the Participant’s Beneficiary.

9.          Forms of Payment of Predecessor Plan Benefits – After July 1, 2015.    This Section 9 shall apply for Benefit Commencement Dates of August 1, 2015 or later. The forms of payment described in Article 7 of the Plan shall apply to a Participant’s Predecessor Plan Benefit. In addition, subject to an effective waiver of the Qualified Joint and Survivor Annuity in accordance with the Plan, a Participant who is age 68 or older as of his Benefit Commencement Date, may elect to receive his Predecessor Plan Benefit under the preserved life-5 year certain option described below. Under this option, a Participant who is age 68 or older as of his Benefit Commencement Date, shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before a total of 60 monthly payments have been made, then the monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals 60 monthly payments. In the event of the death of such Participant and all of his designated Beneficiaries before 60 monthly payments have been made, then the commuted value of the balance of such payments shall be paid, in a lump sum, to the Participant’s Surviving Spouse or, if none, to the estate of the person upon whose death such amount becomes payable.

10.        Preretirement Survivor Annuity.   The Preretirement Survivor Annuity available under Article 8 of the Plan with respect to the Predecessor Plan Benefit shall be as provided in Article 8.

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11.        Benefits in Pay Status.  The amount and form of any distribution being paid under the Predecessor Plan by reason of the occurrence of any event prior to the Restatement Date shall continue to be subject to the provisions of the Predecessor Plan immediately prior to the Restatement Date.

12.        Sale of Fifth Third Insurance Services, Inc.

(a)        Cessation of Active Participation.    Due to the sale of 100% of the outstanding shares of capital stock of Fifth Third Insurance Services, Inc. (“Insurance Sub”) on December 31, 2002, Insurance Sub is no longer a subsidiary of Fifth Third Bancorp, and therefore, is no longer an Employer under the Plan (including the Old Kent Plan Document). As such, after December 31, 2002, employees of Insurance Sub are no longer “Employees” under the Plan (including the Old Kent Plan Document).

(b)        Vesting.      Notwithstanding any other provisions to the contrary, a Participant who was an employee of Insurance Sub on December 31, 2002 and who continued as an employee of Insurance Sub (and not of an Employer) immediately after the sale, shall have a nonforfeitable right to 100% of his Accrued Benefit (including his Accrued Benefit under the Old Kent Plan Document).

(c)        Distributable Event.    In order to make Participants who, on and after December 31, 2002, were employees of Insurance Sub eligible to take distributions under the Plan, such Insurance Sub employees shall be considered to have incurred a termination of employment immediately after December 31, 2002.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XIX

PEOPLES BANK & TRUST COMPANY EMPLOYEES’ PENSION PLAN

1.         Plan Merger/Predecessor Plan.  The Peoples Bank & Trust Company Employees’ Pension Plan (the “Peoples Bank Pension Plan”) merged into the Plan as of December 31, 2005 (the “Plan Merger Date”). The provisions below are effective from and after the Plan Merger Date. The Peoples Bank Pension Plan, as in effect on the Plan Merger Date, is the Predecessor Plan for purposes of this Appendix.

2.         Predecessor Plan Benefit.

(a)        Applicability.   The Predecessor Plan Benefit provided herein shall apply to all individuals who had a vested accrued benefit under the Predecessor Plan as of the Plan Merger Date. Because such individuals will have a Predecessor Plan Benefit upon the plan merger, any such individual shall be considered a Participant in this Plan on the Plan Merger Date notwithstanding any other provision of the Plan. The designation of any such individual as a Participant shall not result in such individual being entitled to ongoing accruals under this Plan. The Predecessor Plan Benefit provided herein also shall apply to the determination of any Preretirement Survivor Annuity available under Article 8 of the Plan with respect to the benefit of any such Participant.

(b)        Amount.   A Participant’s Predecessor Plan Benefit under this Appendix shall be an equal monthly amount payable under a single life annuity over the life of the Participant commencing at his Benefit Commencement Date and which is equal to the Actuarial Equivalent of his accrued benefit under the Predecessor Plan (expressed as a monthly benefit under a straight life annuity) as of the Plan Merger Date.

(c)        Vesting.   Notwithstanding Section 5.2 of the Plan, a Participant shall have a nonforfeitable right to his Predecessor Plan Benefit.

3.         Normal Retirement Age.    Notwithstanding Section 2.23 of the Plan, “Normal Retirement Age” shall be age 65 for Participants who were participants in the Predecessor Plan as of the Plan Merger Date.

4.         Early Retirement Age.   Notwithstanding Section 2.12, “Early Retirement Age” means age 55 and at least 10 Vesting Years for Participants who were participants in the Predecessor Plan as of the Plan Merger Date.

5.         Commencement Date of Benefit.

(a)        Under the Predecessor Plan, a participant who terminated service prior to Normal Retirement Age and prior to Early Retirement Age was not entitled to commence his distribution immediately. This provision shall be preserved prior to July 1, 2012, so that Section 6.4 of the Plan shall not apply with respect to a Participant’s Predecessor Plan Benefit. Instead, a

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Participant who has terminated employment and who is not entitled to commence his Predecessor Plan Benefit under Section 6.1, 6.2 or 6.3, shall be entitled as of his Benefit Commencement Date, to his Predecessor Plan Benefit actuarially reduced in accordance with Paragraph 6 below if his Benefit Commencement Date precedes his Normal Retirement Date. Effective July 1, 2012, the foregoing limitation shall no longer apply and such a Participant may elect an earlier Benefit Commencement Date with respect to his Predecessor Plan Benefit, as provided in (b)(ii) below.

(b)        The “Benefit Commencement Date” of a Participant to whom (a) above applies shall be his Normal Retirement Date except as follows:

(i)        prior to July 1, 2012, if a Participant has credit for at least 10 Vesting Years, then he may elect as his Benefit Commencement Date the first day of any month, not later than his Normal Retirement Date, which coincides with or follows his attainment of age 55; and

(ii)       effective July 1, 2012, a Participant may elect as his Benefit Commencement Date, the first day of any month, not later than his Latest Commencement Date (as defined in Section 7.4(c)(1)), that follows his termination of employment.

6.         Payment Reduction Factors.   Notwithstanding Section 6.2 or 6.4 of the Plan, if a Participant’s benefit attributable to a Predecessor Plan Benefit commences prior to his Normal Retirement Date, his Predecessor Plan Benefit shall be reduced in accordance with (a) or (b) below.

(a)        Reduction for Life Annuity Forms.    If a benefit commences in a life annuity form under Article 7 of the Plan or Paragraph 8 below after the Participant has reached his Early Retirement Age, the benefit shall be reduced for early commencement based on his attained age as of the Benefit Commencement Date and determined under the following table:

Attained Birthday as of Benefit Commencement Date	Early Payment Percentage

65	100%
64	97
63	94
62	91
61	88
60	75
59	70
58	65
57	60
56	55
55	50

If the benefit commences prior to the Participant’s attainment of age 55, then the reduction shall be based on the actuarial assumptions set forth in Paragraph 7(b) below.

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(b)        Reduction for Lump Sum Form.   If a Participant’s benefit is payable in a lump sum under Section 7.3(d) of the Plan, his Predecessor Plan Benefit expressed as an immediate single life annuity shall first be reduced as provided in (a) above, and the lump sum actuarial equivalent of such reduced amount shall be determined in accordance with the actuarial assumptions referred to in Paragraph 7(a) below.

If a greater lump sum would result, and in all events in the case of a cash-out distribution under Section 7.4(d) of the Plan, instead of reducing the Predecessor Plan Benefit, as provided in (a) above, the reduction and determination of the lump sum shall be based on the actuarial assumptions referred to in Paragraph 7(a) below.

7.         Actuarial Assumptions.

(a)        Lump Sum.   The lump sum actuarial equivalent of the Predecessor Plan Benefit under this Appendix (after first being reduced for early commencement under Paragraph 6(b) above, if applicable) shall be determined using the actuarial assumptions set forth in Section 2.2(b)(2) of the Plan or the actuarial assumptions set forth below, whichever results in a greater lump sum:

(i)        Mortality.   For Participants and Beneficiaries, the Unisex Pension 1984 Mortality Table (UP-1984 Table) with ages set back one and one-half (1 1/2) years. This setback is determined by interpolating (straight line) between mortality rates with a one (1) year age setback and mortality rates with a two (2) year age setback. The above mortality assumptions are commonly referred to as a “50-50 male/female mix.”

(ii)        Interest.  The interest rate specified in Section 2.2(b)(1) of the Plan.

(b)        Other Alternative Forms.  The amount of any alternative forms of payment under the Plan (other than a lump sum distribution), including a Qualified Joint and Survivor Annuity, for any Participant with respect to whom this Appendix is applicable shall be based on the Participant’s Predecessor Plan Benefit and the mortality assumptions in Paragraph 7(a)(i) above and an interest rate of six percent (6%) per annum, compounded annually.

8.         Preserved Twenty Year Certain Option – Before August 1, 2015.  Subject to the effective waiver of the Qualified Joint and Survivor Annuity in accordance with the terms of the Plan, a Participant may elect to receive so much of his benefit under the Plan as does not exceed his Predecessor Plan Benefit under the preserved twenty year certain option but only if his Benefit Commencement Date is before August 1, 2015. Under this option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies after his Benefit Commencement Date but before he receives 240 monthly payments, then monthly payments shall be continued in an amount equal to 100% of the monthly benefit payable to the Participant under this option to his designated Beneficiary until the number of monthly pension payments made to the Beneficiary, when added to the number of monthly pension payments made to the Participant, equals 240.

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9.         Benefits in Pay Status. The amount and form of any distribution being paid under the Predecessor Plan by reason of the occurrence of any event prior to the Plan Merger Date shall continue to be subject to the provisions of the Predecessor Plan immediately prior to the Plan Merger Date.

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THE FIFTH THIRD BANCORP

MASTER RETIREMENT PLAN

APPENDIX XX

INTERNAL REVENUE CODE SECTION 436 RESTRICTIONS

Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Plan Sponsor Is In Bankruptcy

1. Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent.  Notwithstanding any other provisions of the plan, if the plan’s adjusted funding target attainment percentage for a plan year is less than 80 percent (or would be less than 80 percent to the extent described in Section 1(b) below) but is not less than 60 percent, then the limitations set forth in this Section 1 apply.

(a) 50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments.  A participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i) 50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii) 100 percent of the PBGC maximum benefit guarantee amount (as defined in § 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this Section 1(a) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant. If an optional form of benefit that is otherwise available under the terms of the plan is not available to a participant or beneficiary as of the annuity starting date because of the application of the requirements of this Section 1(a), the participant or beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in § 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The participant or beneficiary may also elect any other optional form of benefit otherwise available under the plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 1(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the plan.

(b) Plan Amendments Increasing Liability for Benefits.  No amendment to the plan that has the effect of increasing liabilities of the plan by reason of increases in benefits,

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establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a plan year if the adjusted funding target attainment percentage for the plan year is:

(i) Less than 80 percent; or

(ii) 80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section 1(b) does not apply to any amendment to the plan that provides a benefit increase under a plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of participants covered by the amendment.

2. Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent.  Notwithstanding any other provisions of the plan, if the plan’s adjusted funding target attainment percentage for a plan year is less than 60 percent (or would be less than 60 percent to the extent described in Section 2(b) below), then the limitations in this Section 2 apply.

(a) Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted.  A participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 2(a) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant.

(b) Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid.  An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a plan year shall not be paid if the adjusted funding target attainment percentage for the plan year is:

(i) Less than 60 percent; or

(ii) 60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the plan year is 100 percent.

(c) Benefit Accruals Frozen.  Benefit accruals under the plan shall cease as of the applicable section 436 measurement date. In addition, if the plan is required to cease benefit accruals under this Section 2(c), then the plan is not permitted to be amended in a manner that would increase the liabilities of the plan by reason of an increase in benefits or establishment of new benefits.

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3. Limitations Applicable If the Plan Sponsor Is In Bankruptcy.  Notwithstanding any other provisions of the plan, a participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a plan year with an annuity starting date that occurs on or after the date on which the plan’s enrolled actuary certifies that the plan’s adjusted funding target attainment percentage for that plan year is not less than 100 percent. In addition, during such period in which the plan sponsor is a debtor, the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a plan year that is on or after the date on which the plan’s enrolled actuary certifies that the plan’s adjusted funding target attainment percentage for that plan year is not less than 100 percent. The limitation set forth in this Section 3 does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant.

4. Provisions Applicable After Limitations Cease to Apply.

(a) Resumption of Prohibited Payments.  If a limitation on prohibited payments under Section 1(a), Section 2(a), or Section 3 applied to the plan as of a section 436 measurement date, but that limit no longer applies to the plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(b) Resumption of Benefit Accruals.  If a limitation on benefit accruals under Section 2(c) applied to the plan as of a section 436 measurement date, but that limitation no longer applies to the plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the plan. The plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d).

(c) Shutdown and Other Unpredictable Contingent Event Benefits.  If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the plan year is not permitted to be paid after the occurrence of the event because of the limitation of Section 2(b), but is permitted to be paid later in the same plan year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the plan year that meets the requirements of § 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the plan (determined without regard to Section 2(b)). If the unpredictable contingent event benefit does not become payable during the plan year in accordance with the preceding sentence, then the plan is treated as if it does not provide for that benefit.

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(d) Treatment of Plan Amendments That Do Not Take Effect.   If a plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 1(b) or Section 2(c), but is permitted to take effect later in the same plan year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the plan year that meets the requirements of § 1.436-l(g)(5)(ii)(C) of the Treasury Regulations), then the plan amendment must automatically take effect as of the first day of the plan year (or, if later, the original effective date of the amendment). If the plan amendment cannot take effect during the same plan year, then it shall be treated as if it were never adopted, unless the plan amendment provides otherwise.

5. Notice Requirement.   See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in Section 1(a), Section 2, or Section 3.

6. Methods to Avoid or Terminate Benefit Limitations.  See § 436(b)(2), (c)(2), (e)(2), and (f) of the Internal Revenue Code and § 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 1 through 3 for a plan year. In general, the methods a plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 1 through 3 for a plan year include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the plan.

7. Special Rules.

(a) Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(i) In General. Section 436(h) of the Internal Revenue Code and § 1.436- 1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the plan’s enrolled actuary issues a certification of the plan’s adjusted funding target attainment percentage for the plan year and (2) if the plan’s enrolled actuary does not issue a certification of the plan’s adjusted funding target attainment percentage for the plan year before the first day of the 10th month of the plan year (or if the plan’s enrolled actuary issues a range certification for the plan year pursuant to § 1.436-1 (h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the plan by the last day of the plan year). For any period during which a presumption under § 436(h) of the Internal Revenue Code and § 1.436-1(h) of the Treasury Regulations applies to the plan, the limitations under Sections 1 through 3 are applied to the plan as if the adjusted funding target attainment percentage for the plan year were the presumed adjusted funding target attainment percentage determined under the rules of § 436(h) of the Internal Revenue Code and § 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 7(a)(ii) though (iv).

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(ii) Presumption of Continued Underfunding Beginning First Day of Plan Year.  If a limitation under Section 1, 2, or 3 applied to the plan on the last day of the preceding plan year, then, commencing on the first day of the current plan year and continuing until the plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the plan for the current plan year, or, if earlier, the date Section 7(a)(iii) or Section 7(a)(iv) applies to the plan:

(1) The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding plan year; and

(2) The first day of the current plan year is a section 436 measurement date.

(iii) Presumption of Underfunding Beginning First Day of 4th Month.  If the plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the plan year before the first day of the 4th month of the plan year and the plan’s adjusted funding target attainment percentage for the preceding plan year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in § 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current plan year and continuing until the plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the plan for the current plan year, or, if earlier, the date Section 7(a)(iv) applies to the plan:

(1) The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be the plan’s adjusted funding target attainment percentage for the preceding plan year reduced by 10 percentage points; and

(2) The first day of the 4th month of the current plan year is a section 436 measurement date.

(iv) Presumption of Underfunding On and After First Day of 10th Month.  If the plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the plan year before the first day of the 10th month of the plan year (or if the plan’s enrolled actuary has issued a range certification for the plan year pursuant to § 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the plan by the last day of the plan year), then, commencing on the first day of the 10th month of the current plan year and continuing through the end of the plan year:

(1) The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be less than 60 percent; and

(2) The first day of the 10th month of the current plan year is a section 436 measurement date.

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(b) New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(i) First 5 Plan Years.  The limitations in Section 1(b), Section 2(b), and Section 2(c) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of § 436(i) of the Internal Revenue Code and § 1.436-1(a)(3)(i) of the Treasury Regulations.

(ii) Plan Termination.  The limitations on prohibited payments in Section 1(a), Section 2(a), and Section 3 do not apply to prohibited payments that are made to carry out the termination of the plan in accordance with applicable law. Any other limitations under this section of the plan do not cease to apply as a result of termination of the plan.

(iii) Exception to Limitations on Prohibited Payments Under Certain Frozen Plans.  The limitations on prohibited payments set forth in Sections 1(a), 2(a), and 3 do not apply for a plan year if the terms of the plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the plan year, provide for no benefit accruals with respect to any participants. This Section 7(b)(iii) shall cease to apply as of the date any benefits accrue under the plan or the date on which a plan amendment that increases benefits takes effect.

(iv) Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability.  During any period in which none of the presumptions under Section 7(a) apply to the plan and the plan’s enrolled actuary has not yet issued a certification of the plan’s adjusted funding target attainment percentage for the plan year, the limitations under Section 1(b) and Section 2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the plan, calculated in accordance with the rules of § 1.436-1(g)(2)(iii) of the Treasury Regulations.

(c) Special Rules Under PRA 2010.

(i) Payments Under Social Security Leveling Options.  For purposes of determining whether the limitations under Section 1(a) or 2(a) apply to payments under a social security leveling option, within the meaning of § 436(j)(3)(C)(i) of the Internal Revenue Code, the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the “Special Rule for Certain Years” under § 436(j)(3) of the Internal Revenue Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(ii) Limitation on Benefit Accruals.  For purposes of determining whether the accrual limitation under Section 2(c) applies to the plan, the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the “Special Rule for Certain Years” under § 436(j)(3) of the Internal Revenue Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

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(d) Interpretation of Provisions.  The limitations imposed by this section of the plan shall be interpreted and administered in accordance with § 436 of the Internal Revenue Code and § 1.436-1 of the Treasury Regulations.

8. Definitions.  The definitions in the following Treasury Regulations apply for purposes of Sections 1 through 7: § 1.436-1(j)(1) defining adjusted funding target attainment percentage; § 1.436-1(j)(2) defining annuity starting date; § 1.436-1(j)(6) defining prohibited payment; § 1.436-1(j)(8) defining section 436 measurement date; and § 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

9. Effective Date.  The rules in Sections 1 through 8 are effective for plan years beginning after December 31, 2007.

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